UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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M&T BANK CORPORATION
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M&T Bank Corporation

Notice of 2025 Annual Meeting of Shareholders and Proxy Statement

March 4, 2025

Dear Shareholder,

You are cordially invited to attend the 2025 Annual Meeting of Shareholders of M&T Bank Corporation to be held on Tuesday, April 15, 2025, at 11:00 a.m. Eastern Time.

This year’s meeting will be a virtual Annual Meeting conducted by live webcast only. You will be able to attend the meeting online as more fully described in the accompanying notice of the Annual Meeting and proxy statement.

Shareholders will be asked to vote on the following matters at the virtual Annual Meeting:

1.	election of 14 directors for one-year terms and until their successors have been duly elected and qualified;

2.	advisory approval of the 2024 compensation of M&T Bank Corporation’s Named Executive Officers;

3.	ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2025; and

4.	transaction of such other business as may properly come before the meeting and any adjournments thereof.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as promptly as possible via the internet, by telephone or by executing and returning your signed proxy card if one was mailed to you.

We encourage you to carefully review this year’s notice and proxy statement, which contain important information about voting your shares, attending the virtual Annual Meeting and the business to be conducted at the meeting.

Thank you for your continued support of M&T.

Sincerely,

RENÉ F. JONES

Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME

11:00 a.m. Eastern Time on Tuesday, April 15, 2025

PLACE

This year’s Annual Meeting will be held virtually and conducted solely online via webcast. Shareholders as of the record date will be able to attend and participate in the Annual Meeting by visiting the following website: meetnow.global/M42CZQ7. Please see the accompanying proxy statement for important information about attending the virtual Annual Meeting.

ITEMS OF BUSINESS

(1)	Election of 14 directors for one-year terms and until their successors have been duly elected and qualified.
(2)	Advisory approval of the 2024 compensation of M&T Bank Corporation’s Named Executive Officers.
(3)	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T Bank Corporation for the year ending December 31, 2025.
(4)	Transaction of such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE

Shareholders of record of M&T’s common stock at 5:00 p.m. Eastern Time on February 20, 2025, are entitled to receive notice of and to vote at the Annual Meeting.

VOTING

It is important that your shares be represented and voted at the Annual Meeting. Shareholders as of the record date can vote their shares either during the virtual Annual Meeting or by proxy by using one of the following methods: (1) vote over the internet or by telephone using the instructions in the notice or proxy card; or (2) if you received a proxy card in the mail, complete, sign, date and promptly return the proxy card. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as promptly as possible.

Please see the accompanying proxy statement for further information.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 15, 2025

The proxy statement, as well as the message to shareholders and Form 10-K of M&T Bank Corporation that together comprise our 2024 annual report, are available at www.edocumentview.com/MTB.

March 4, 2025

MARIE KING

Corporate Secretary

ATTENDING AND PARTICIPATING IN THE ANNUAL MEETING

Virtual Meeting

We are holding the 2025 Annual Meeting of Shareholders (the “Annual Meeting”) in a virtual meeting format exclusively by webcast. No physical meeting will be held.

As more fully described in the “General Information—Questions and Answers” section of the proxy statement, you are entitled to participate in the Annual Meeting if, as of the close of business on February 20, 2025, you held shares of M&T Bank Corporation common stock registered in your name (a “Registered Holder”), or you held shares through an intermediary, such as a bank or broker, and have a valid legal proxy for the Annual Meeting (a “Beneficial Holder”). Both Registered Holders and Beneficial Holders will be able to attend the Annual Meeting online, ask questions and vote during the meeting by visiting meetnow.global/M42CZQ7 and following the instructions. Please have your control number, which can be found on your proxy card, notice or email previously received, to access the Annual Meeting. While we expect that the vast majority of Beneficial Holders will be able to participate using the control number received with their voting instruction form, there is no guarantee this option will be available for every type of Beneficial Holders’ control numbers, and some Beneficial Holders may instead have to register in advance of the Annual Meeting. Please see the “General Information—Questions and Answers” section of the proxy statement for more information.

Technical Support

We encourage shareholders to visit the meeting website above in advance of the Annual Meeting to familiarize themselves with the online access process. The virtual Annual Meeting platform is fully supported across browsers and devices that are equipped with the most updated version of applicable software and plugins.

Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by M&T through Computershare by calling 1-888-724-2416. Technical support information also is provided on the sign-in page for all shareholders.

Participation and Questions

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Shareholders as of the record date will be able to attend, vote, examine the shareholder list, and submit questions during a portion of the meeting via the online platform. Shareholders may also submit questions in advance of the Annual Meeting by sending them via email to: ir@mtb.com. Please send any questions in advance of the Annual Meeting by 5:00 p.m. Eastern Time on Friday, April 11, 2025.

Questions that comply with the Annual Meeting’s rules of conduct and that are germane to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. If there are questions regarding matters of personal concern to a shareholder or if a question posed is not answered, M&T’s Corporate Development & Investor Relations Department will respond after the Annual Meeting. If we receive substantially similar questions from multiple shareholders, we may group them together. Prior to the Annual Meeting, the meeting website will contain details on other procedures and guidelines relevant to the Annual Meeting, as well as technical support information. Even if you intend to attend the virtual Annual Meeting, to ensure your shares are represented, please vote your shares in advance of the meeting over the internet or by telephone, or complete and return a physical proxy card by mail.

M&T’s Executive Compensation Philosophy and Objectives	39

2024 Say-on-Pay Vote and Shareholder Outreach	40

Components of Executive Compensation	41

2024 Performance Year Pay Mix	42

Roles and Responsibilities	43

Peer Group	44

Process for Determining 2024 NEO Compensation	45

2024 NEO Compensation Elements	48

Individual Performance Assessments	53

Retirement and Other Benefits	63

Sound Compensation and Governance Practices and Policies	64

Tax Matters	66

Compensation and Human Capital Committee Report	67

Executive Compensation	68

2024 Summary Compensation Table	68

CEO Pay Ratio	69

Grants of Plan-Based Awards	70

Outstanding Equity Awards at Fiscal Year-End	71

Options Exercised and Stock Vested	74

Pension Benefits	74

Non-qualified Deferred Compensation	77

Potential Payments Upon Termination or Change in Control	80

2024 Post-Employment Benefits	80

Pay Versus Performance Disclosure	82

Proposal 3 – Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2025	86

Independent Public Accountants	87

Fees to Independent Auditors Table	87

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	88

Report of the Audit Committee	88

Notice Pursuant to Section 726(d) of the New York Business Corporation Law	89

Other Matters	89

General Information – Questions and Answers	90

Appendix A: Reconciliation of GAAP to Non-GAAP Measures	A-1

1

PROXY SUMMARY

M&T Bank Corporation (“M&T,” “we,” “our,” or the “company”) is providing you this proxy statement because its Board of Directors (the “Board”) is soliciting your proxy to vote your shares of M&T common stock at the 2025 Annual Meeting of Shareholders (the “Annual Meeting”), or any adjournment or adjournments thereof. The proxy materials are first being made available to shareholders of M&T on or about March 4, 2025. The Annual Meeting will be held on Tuesday, April 15, 2025.

For information on the details of the voting process, how to attend the virtual Annual Meeting and other important procedures, please see “General Information—Questions and Answers” starting on page 90.

Voting Matters and Board Recommendations

Matter:	Board Voting Recommendation:	For More Information, See:

1. Election of 14 Directors	FOR EACH DIRECTOR NOMINEE	Proposal 1—Election of Directors, page 9.

2. Advisory Approval of 2024 Compensation of Named Executive Officers	FOR	Proposal 2—Advisory, Non-Binding Vote to Approve the 2024 Compensation of M&T Bank Corporation’s Named Executive Officers, page 36.

3. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2025	FOR	Proposal 3—Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2025, page 86.

1

About Our Company

M&T is a financial holding company headquartered in Buffalo, New York, driven to make a positive difference in people’s lives.

M&T’s principal banking subsidiary, M&T Bank, creates unique opportunities for our commercial, business, and retail clients through financial services and personalized customer service across its branch and ATM network. M&T’s network of core, specialty, and institutional banking services, bolstered by Wilmington Trust’s wealth guidance, connect customers and businesses to the capital, people, and ideas that foster success and deepen relationships across the country and beyond.

A Bank for Communities

M&T strives to be a trusted partner to empower aspirations—both big and small—for customers and communities. Whether it is financial advice, strategic advice, or convening key connections, we aim to add value and create unique opportunities for our commercial, business and retail clients.

M&T Highlights (as of December 31, 2024)

•  One of the 15 largest U.S.-based, commercial bank holding companies*

•  National capabilities from our suite of specialty businesses and Wilmington Trust

•  More than 22,000 employees

•  More than 950 branches

•  Contributed over $58.2 million to more than 4,000 nonprofit organizations through charitable foundation grants, community sponsorships and tax credit programs in 2024

•  $208.1 billion in total assets

•  $161.1 billion in total deposits

•  Total shareholders’ equity of $29.0 billion

•  Capital level in top quartile of peer group**: 11.68% Common Equity Tier 1 (CET1) Capital Ratio

•  Net Interest Margin in top quartile of peer group**:

3.58% Net Interest Margin in 2024

*   Based on total assets, excluding certain non-U.S. bank holding companies and non- commercial banks

**  See pages 44-45 of this proxy statement for information on M&T’s peer group

2

Proposal 1—Election of Directors

M&T aims to maintain a highly engaged Board with balanced tenure and substantive expertise that has a diversity of skills and backgrounds necessary to effectively oversee our management team and serve the long-term interests of our company and shareholders.

We are asking our shareholders to elect 14 director nominees at the Annual Meeting to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Each nominee is elected annually by the affirmative vote of the majority of votes cast.

Director Nominees

Name	Age	Board Tenure(1)	Independent	Professional Background	Current Committee Membership(2)

John P. Barnes	69	3 years	✓	Former Chairman and CEO of People’s United Financial, Inc.	R

Carlton J. Charles	66	2 years	✓	Senior Vice President of Treasury and Risk Management, Hearst	N&G, R

Jane Chwick	62	3 years	✓	Former Partner and Co-COO of the Technology Division at Goldman Sachs	A

William F. Cruger, Jr.	66	3 years	✓	Former Vice Chairman of Investment Banking at J.P. Morgan Chase & Co.	C&HC (Chair), A

Gary N. Geisel(3)	76	15 years	✓	Former Chairman and CEO of Provident Bankshares Corporation and Provident Bank	C&HC, E

Leslie V. Godridge	69	4 years	✓	Former Vice Chair and Co-Head of Corporate and Commercial Banking for US Bancorp	R

René F. Jones(4)	60	7 years		Chairman and CEO of M&T and M&T Bank	E

Richard H. Ledgett, Jr.	67	7 years	✓	Former Deputy Director and COO of the National Security Agency	R

Melinda R. Rich	67	16 years	✓	Chairman of Rich Products Corporation	N&G (Chair), E

Robert E. Sadler, Jr.	79	26 years	✓	Former President and CEO of M&T	E (Chair), R (Chair)

Denis J. Salamone	71	9 years	✓	Former Chairman and CEO of Hudson City Bancorp, Inc. and Hudson City Savings Bank	A (Chair)

Rudina Seseri	47	4 years	✓	Founder and Managing Partner of Glasswing Ventures, LLC	C&HC

Kirk W. Walters	69	3 years	✓	Former Senior Executive Vice President of People’s United Financial, Inc.	R

Herbert L. Washington	74	29 years	✓	President of H.L.W. Fast Track, Inc.	A, C&HC

(1)	As of the 2025 Annual Meeting (April 15, 2025).

(2)

The committees of the M&T Board of Directors are as follows: A—Audit Committee; C&HC—Compensation and Human Capital Committee; E—Executive Committee; N&G—Nomination and Governance Committee; R—Risk Committee.

(3)	Mr. Geisel serves as the non-executive Vice Chairman of the Board and as the lead independent director.

(4)	Mr. Jones serves as the Chairman of the Board.

3

Board Composition

In discharging its duties to review director nominees, the Nomination and Governance Committee (the “N&G Committee”) considers the experience, skill set, independence and diversity of backgrounds of nominees in the full context of the current composition, needs, and obligations of the Board. A balanced Board composition, supplemented by a thoughtful approach to director refreshment, is a priority.

The 14 director nominees represent a range of backgrounds, professions, skills, experiences and communities. The N&G Committee believes these complementary skills and experiences produce an effective and highly qualified Board. The N&G Committee also believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different areas of expertise, backgrounds and perspectives. Information on the skills, tenure, independence, and gender and racial diversity of the Board, including a Board Skills Matrix, can be found in the Corporate Governance of M&T Bank Corporation section of this proxy statement.

At the 2025 Annual Meeting, 50% of our 14 director nominees represent gender or racial diversity, including four women and three people of color. The director nominees range in age from 47 to 79, and the average age is approximately 67. Half of the director nominees have served on the Board for five years or less.

Gender and Racial Diversity

50%
50%
Diverse
Not Diverse

Board Independence

1
13
Independent
Non-Independent

See “Proposal 1—Election of Directors” and “Corporate Governance of M&T Bank Corporation” further below for more information on our director nominees as well as Board qualifications, tenure, independence and diversity.

4

Corporate Governance Practices

The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our shareholders. The Board reviews M&T’s Corporate Governance Standards annually. It regularly reviews other governance practices, industry developments and shareholder feedback to promote continued effectiveness. Below are selected highlights of M&T’s corporate governance practices.

Board Composition and Refreshment	Robust Shareholder Rights

✓ Engaged Board with balanced tenure and substantial experience	✓ Bylaws include proxy access right

✓ Strong Board refreshment practices, with half the current director nominees joining the Board in the last five years	✓ All shareholders have the same voting rights

✓ Regular refreshment at the committee level	✓ Bylaws provide shareholders the ability to call a special meeting

✓ Ongoing and formalized director nominee identification and selection process based on needs identified by the Board	✓ No super-majority voting requirements under the Bylaws

✓ Diverse skills represented, including risk management, cybersecurity, leadership, finance, commercial and retail banking, technology, and corporate governance	✓ No poison pill or other anti-takeover devices in effect

Board Accountability and Independence	Board Effectiveness

✓ Audit Committee, Compensation and Human Capital Committee, Nomination and Governance Committee, and Risk Committee comprised entirely of independent directors	✓ Corporate Governance Standards and committee charters reviewed and approved annually

✓ Majority voting standard for director elections	✓ Strong Board leadership in risk oversight and management through Risk Committee and risk governance framework

✓ All directors elected annually	✓ Nomination and Governance Committee oversight of director orientation and continuing education efforts

✓ Conflict of interest policy for directors	✓ Annual Board and committee self-evaluations

✓ Stock ownership guidelines for directors and executives	✓ Independent Board evaluation of CEO performance and compensation through Compensation and Human Capital Committee

✓ Pledging and hedging policies for directors and executives	✓ Lead independent director role and executive sessions of non-management directors held regularly

✓ Directors are subject to over-boarding review	✓ Average attendance of directors at Board and committee meetings held in 2024 approximately 96%

See “Corporate Governance of M&T Bank Corporation” further below in this proxy statement for more information on our corporate governance practices.

5

Proposal 2—Advisory, Non-Binding Vote to Approve the 2024 Compensation of M&T Bank Corporation’s Named Executive Officers

We are asking our shareholders to review and vote, on an advisory basis, on the 2024 compensation of our named executive officers (“NEOs”). As described in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation policies and practices are centered on creating a pay-for- performance culture that drives M&T performance, aligns the interests of our executives with the long-term interests of our shareholders and reduces incentives for unnecessary and excessive risk-taking.

Executive Compensation Program

Our executive compensation program aims to create a culture of pay-for-performance by offering short- and long-term incentive compensation opportunities that reward executives for their individual contributions as well as M&T’s long-term performance.

Compensation Philosophy. Our compensation philosophy is to emphasize long-term equity-based compensation and provide competitive compensation opportunities that will attract and retain executive officers capable of achieving M&T’s performance objectives. Overseen by the Compensation and Human Capital (“C&HC”) Committee, this philosophy allows us to align our compensation with performance by:

•  linking the size of individual equity awards to the NEO’s role, responsibilities and prior and anticipated future contributions, as well as to the performance of M&T;

•  tying a significant portion of each NEO’s ultimate realized compensation to the future value of M&T common stock, in alignment with our shareholders;

•  balancing growth with prudent risk taking, including through the C&HC Committee’s consideration of each NEO’s performance with respect to risk management and the use of performance-based stock unit awards that vest in alignment with levels of performance;

•  creating a culture of stock ownership and retention, including through M&T’s Stock Ownership and Retention Guidelines for Executives, resulting in each NEO having a substantial financial stake tied to the long-term performance of M&T and further ensuring our NEOs’ alignment with shareholders;

•  performing, for each NEO, an annual assessment of the “market price of the seat” and balancing external data with an executive’s experience, role, responsibilities and prior and anticipated future contributions; and

•  assessing short-term performance and awarding variable compensation based on a balanced discretionary assessment of holistic company and individual performance.

The following illustrates some important features of our executive compensation program:

What We Do:	What We Don’t Do:

✓ Strong alignment between pay and performance	Reprice stock options

✓ Discourage excessive risk-taking through program design	Time equity grants (i.e., instead, we only grant long- term incentives on pre-determined dates)

✓ Maintain robust stock ownership and retention guidelines	Tax gross-ups (other than in connection with relocation)

✓ Retain an independent compensation consultant to advise and support the C&HC Committee in its role	Pay dividends on unearned performance units

✓ Maintain a compensation forfeiture policy which subjects incentives to risk adjustments	Grant excessive severance, pension or other benefits

✓ Review share utilization	Enter into employment contracts with our executives

✓ Annual risk assessment of incentive compensation plans	Permit hedging or pledging of M&T securities (except in limited circumstances pursuant to prescribed policy)

✓ Routinely engage with shareholders and investors

✓ Use a peer group to provide perspective on competitive pay levels

6

Total Compensation Pay Mix

Our executive compensation program provides for a mix of base salary, short-term cash incentives and long-term equity-based incentives that vest over time in alignment with our compensation philosophy and the objectives cited above.

The charts below show the 2024 performance year total compensation pay mix of our CEO and the average of our other NEOs. For this purpose, compensation for the “performance year” consists of (i) annual base salary as of the end of 2024, (ii) short-term cash incentive (“STI”) paid in 2025 for 2024 performance, and (iii) the long-term equity-based incentive (“LTI”) award (target value) granted in 2025 for 2024 performance.

Our LTI award is a mix of performance-vested stock units (“PVSUs”), performance-hurdled stock units (“PHSUs”) and non-qualified stock options (“stock options” or “NQSOs”). As shown here, 90% of 2024 performance year target pay is “at risk” for our CEO and, on average, 83% is “at risk” for our other NEOs.

2024 CEO Performance Year Pay

Base Salary
Cash Bonus
LTI
Variable
Fixed
PVSU
32%
NQSO
10%
PHSU
22%
26%
10%

2024 Other NEO Average Pay Mix

Base Salary
Cash Bonus
LTI
Variable
Fixed
35%
17%
PVSU
24%
NQSO
5%
PHSU
19%

As described in more detail in the “Compensation Discussion and Analysis” section of this proxy statement:

•	Annual base salary provides market-competitive, fixed pay reflective of an executive’s role, responsibilities and performance.

•

STI provides a discretionary annual incentive opportunity that is reflective of overall bank and individual performance. STI is awarded based on corporate performance, quantitative and qualitative business unit and individual performance, and progress toward strategic initiatives.

•

PHSUs vest ratably at target each year over three years based on achievement of a pre-established performance hurdle for each year. If the performance hurdle is not met for a given year, the portion of the award scheduled to vest for the corresponding year will be forfeited.

•	PVSUs cliff vest after three years based on achievement of the pre-established performance metrics over the three-year performance period, with final payout values ranging from 0% to 150% of target.

•

Stock options align our NEOs’ interests with those of shareholders by providing value only if M&T’s stock price increases from the date the stock option award is granted. Stock options vest ratably over three years.

See “Proposal 2—Advisory, Non-Binding Vote to Approve the 2024 Compensation of M&T Bank Corporation’s Named Executive Officers” further below in this proxy statement for more information.

7

Proposal 3—Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2025

We are asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025.

The Audit Committee annually evaluates the qualifications, performance and independence of the independent auditor. As a result of this evaluation, on February 18, 2025, the Audit Committee appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2025. The Audit Committee and Board believe the continued retention of PricewaterhouseCoopers LLP is in the best interests of M&T and its shareholders.

See “Proposal 3—Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of M&T Bank Corporation for the Year Ending December 31, 2025” further below in this proxy statement for more information.

8

PROXY STATEMENT

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the N&G Committee, the Board recommends the following 14 persons for election as directors of M&T, to hold office until the 2026 Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

Each nominee’s business experience, including occupation, current public company directorships, and public company directorships held at any time during the past five years are provided. Additionally, the experience, qualifications and skills, including education, of each nominee are listed.

The information with respect to each nominee is as of March 1, 2025. The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to M&T by or on behalf of such nominees, except to the extent certain information is contained in M&T’s records.

Two current directors, Mr. Robert T. Brady and Mr. T. Jefferson Cunningham III, are not nominees and their terms will end at the Annual Meeting. The Board would like to thank Mr. Brady and Mr. Cunningham for their decades of service and valuable contributions to M&T and the Board. Mr. Brady and Mr. Cunningham will continue as directors of M&T’s principal subsidiary, M&T Bank. The size of the Board will be fixed at 14 directors effective as of the Annual Meeting.

The Board believes that the experience, qualifications and skills of each of the director nominees contributes to an effective and well-functioning board providing oversight of M&T’s business and management.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH

OF THE 14 NOMINEES.

9

NOMINEES FOR DIRECTOR

JOHN P. BARNES
Risk Committee Member Director since 2022

Mr. Barnes, age 69, is the former Chairman of the Board and Chief Executive Officer of People’s United Financial, Inc. (“People’s United”). He served as Chief Executive Officer of People’s United from July 2010 until April 2022, when he joined the M&T Board upon the closing of M&T’s acquisition of People’s United. He also previously served as Senior Executive Vice President and Chief Administrative Officer of People’s United following its acquisition of Chittenden Corporation in early 2008. He previously served as an Executive Vice President and in multiple other positions at Chittenden Corporation, including heading the Credit Policy and Administration Division. Mr. Barnes is a member of the Risk Committee of the Board. He is also a director of M&T’s subsidiary, M&T Bank, a member of its Risk Committee and Executive Committee.

Experience, Skills and Qualifications

Mr. Barnes brings extensive banking and finance knowledge, having worked in the financial services industry since 1983, when he joined Chittenden Corporation after five years with the Federal Deposit Insurance Corporation in Boston. He brings exceptional executive and management experience gained through his leadership roles at multiple financial institutions. Mr. Barnes is a graduate of Northeastern University and received a Master of Business Administration from the University of Vermont.

CARLTON J. CHARLES
Nomination and Governance Committee Member Risk Committee Member Director since 2023

Mr. Charles, age 66, is the Senior Vice President of Treasury and Risk Management at Hearst, a leading global, diversified information, services and media company with operations in 40 countries. Prior to joining Hearst, he was Senior Vice President and Chief Operational Risk Officer at Moody’s Corporation. Mr. Charles also serves as the Chair of Level Up Ventures, a venture capital unit within Hearst focused on Black and Latino entrepreneurs. He is a member of the Hearst Board of Directors and is on the Board of Advisors for HearstLab, Hearst’s platform for supporting early-stage, women-led companies. Mr. Charles also serves on the Advisory Board of BUILD, which teaches entrepreneurship to youth in underserved communities. He is a member of the Executive Leadership Council and a governance fellow at the National Association of Corporate Directors. Mr. Charles was previously on the Board of Trustees of St. Thomas Aquinas College and previously served on the Board of the Bronx Preparatory Charter School, where he chaired the Audit Committee. He is a member of the Risk and Nomination and Governance Committees of the Board. He is also a director of M&T’s subsidiary, M&T Bank and a member of its Risk Committee.

Experience, Skills and Qualifications

Mr. Charles brings extensive experience and knowledge in corporate finance, risk management, cybersecurity, retail and consumer operations, and corporate governance. He holds a Bachelor of Science in Quantitative Economics and a Master of Public Policy from the State University of New York at Stony Brook and a Master of Business Administration in Finance from the University of Chicago.

10

JANE CHWICK
Audit Committee Member Director since 2022

Ms. Chwick, age 62, served as a director of People’s United from 2017 until April 2022, when she joined the M&T Board upon the closing of M&T’s acquisition of People’s United. She previously served as a partner at Goldman Sachs where she had a 30-year career in technology, including most recently as the Co-Chief Operating Officer of the Technology Division. As Co-Chief Operating Officer, Ms. Chwick was responsible for financial business planning, setting the technical strategy and management of an 8,000- person organization within the firm. While at Goldman Sachs, she also served as a member of many governance committees, including the firm’s Finance Committee, the firm-wide New Activity Committee and the Technology Risk Committee, and she was Co- Chair of the Technology Division Operating Committee. Ms. Chwick was also the Co- founder and Co-CEO of Trewtec, Inc., providing corporate directors, chief executive officers and chief technology officers with the information to improve their oversight of a company’s technology division. She is a director of Voya Financial (NYSE: VOYA) and MarketAxess Holdings Inc. (NASDAQ: MKTX). At Voya Financial, she is Chair of the Technology, Innovation and Operations Committee, a member of the Risk, Investment and Finance Committee, and a member of the Nomination, Governance and Social Responsibility Committee. At MarketAxess, she is Chair of the Risk Committee and a member of the Nominating and Governance Committee. Ms. Chwick is a member of the Audit Committee of the Board, as well as a member of a subcommittee of the Risk Committee of the Board focused on cybersecurity and technology risk. She is also a director of M&T’s subsidiary, M&T Bank, and a member of its Examining Committee.

Experience, Skills and Qualifications

Ms. Chwick brings extensive technology experience, gained in a global financial services firm, combined with strategic perspective and in-depth knowledge of the financial services industry. She holds an undergraduate degree in Mathematics from Queens College, and a Master of Business Administration with a concentration in quantitative analysis from St. John’s University.

WILLIAM F. CRUGER, JR.
Audit Committee Member Compensation and Human Capital Committee Chair Director since 2022

Mr. Cruger, age 66, served as a director of People’s United from 2014 until April 2022, when he joined the M&T Board upon the closing of M&T’s acquisition of People’s United. Mr. Cruger served as Vice Chairman of Investment Banking at J.P. Morgan Chase & Co., a leading global financial services firm, until August 2013. His responsibilities included senior client relationship management and transaction leadership with a primary focus on financial institutions, among other sectors. He was Managing Director, Financial Institutions Group at J.P. Morgan Chase & Co. from 1996 until 2011 when he was elevated to the position of Vice Chairman. Mr. Cruger also ran the firm’s investment banking practices in Japan from 1991 to 1996, in Latin America from 1989 to 1991, and in Emerging Asia from 1984 to 1988. He is a director of MarketAxess Holdings Inc. (NASDAQ: MKTX), serving as Chair of the Nominating and Governance Committee and a member of the Audit and Finance Committees, and of Virtu Financial, Inc. (NASDAQ: VIRT), serving as Chair of the Audit Committee and a member of the Risk Committee. Mr. Cruger has also previously served as a director of Archipelago, Capital IQ and Credittrade. He is the Chair of the Compensation and Human Captial Committee of the Board and a member of the Audit Committee of the Board. Mr. Cruger is also a director of M&T’s subsidiary, M&T Bank, and a member of its Examining Committee.

Experience, Skills and Qualifications

Mr. Cruger has diverse experience in investment banking at a global financial services firm and extensive knowledge of financial institutions and financial markets. His leadership roles as a director of other financial services firms and his international business experience bring critical skills and strategic insight to the Board. Mr. Cruger holds a Bachelor of Arts from Clark University and a Master of Business Administration from Columbia University.

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GARY N. GEISEL
Vice Chairman of the Board of Directors and Lead Independent Director Compensation and Human Capital Committee Member Executive Committee Member Director since 2009

Mr. Geisel, age 76, serves as Vice Chairman of M&T’s Board of Directors and as its lead independent director. He is the retired former Chairman of the Board and Chief Executive Officer of Provident Bankshares Corporation and Provident Bank. He previously served as Chairman of the Board of Saint Agnes Hospital in Baltimore, Maryland having served on its Finance, Governance, Compensation and Executive Committees. Mr. Geisel is a former director of Goodwill Industries of the Chesapeake and served as its Chairman and on the Executive Committee. He is a former director of Annapolis Life Care, Inc., a continuing-care retirement community operator in Annapolis, Maryland, where he served as a member of its Finance and Audit Committee. Mr. Geisel is also a member of the Budget and Finance Committee of the Baltimore Community Foundation. He is the past Chair of the Finance Committee of Urban Teachers, a non-profit teacher preparation program in Baltimore, Maryland. Mr. Geisel is a member of the Compensation and Human Capital and the Executive Committees of the Board. He is also a director of M&T’s subsidiary, M&T Bank, a member of its Executive Committee, and Chair of its Directors Advisory Council of the Baltimore-Washington Division.

Experience, Skills and Qualifications

Mr. Geisel brings financial acumen with over 35 years of experience in the banking industry as well as exceptional executive leadership. He holds a Bachelor of Science from Edinboro University of Pennsylvania, a Master of Business Administration from Duquesne University and completed banking programs at the Stonier Graduate School of Banking.

LESLIE V. GODRIDGE
Risk Committee Member Director since 2020

Ms. Godridge, age 69, served as Vice Chair and Co-Head of Corporate and Commercial Banking for U.S. Bancorp, member of the Managing Committee and served as director of U.S. Bank, N.A.’s Board of Directors, roles she held from 2016 until her retirement in 2020. She joined U.S. Bancorp in 2007 as Executive Vice President and Head of National Corporate & Special Industries and Global Treasury Management. Previously, Ms. Godridge worked for The Bank of New York for 25 years in a variety of senior managerial roles, culminating as Head of Consumer, Commercial, Private Banking and Asset Management. She has been recognized repeatedly on the American Banker’s list of the Most Powerful Women in Banking. Ms. Godridge is a director of Beasley Broadcast Group, Inc. (NASDAQ: BBGI), serving as the Chair of the Audit Committee. She is also a director and Audit Committee member of National Integrity Life Insurance Co. and of Gerber Life Insurance Company and serves as a Trustee and the Treasurer of the Museum of the City of New York for 18 years. She is now Trustee Emerita. Ms. Godridge is a member of the Risk Committee of the Board as well as the chair of a subcommittee of the Risk Committee focused on commercial credit risks. She is also a director of M&T’s subsidiary, M&T Bank, a member of its Risk Committee and Chair of its Trust and Investment Committee. In addition, Ms. Godridge is an Advisory Member of the Trust and Investment Committees of Wilmington Trust, N.A., a subsidiary of M&T and of Wilmington Trust Company, a subsidiary of M&T Bank.

Experience, Skills and Qualifications

Ms. Godridge brings extensive banking and finance knowledge with nearly 40 years of experience in the banking industry. She also brings exceptional executive and management experience gained through her senior executive positions at financial institutions. Ms. Godridge holds a Bachelor of Arts from Smith College and a Master of Business Administration from New York University Stern School of Business.

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RENÉ F. JONES
Chief Executive Officer and Chairman of the Board Executive Committee Member Director since 2017

Mr. Jones, age 60, has been Chairman of the Board and Chief Executive Officer of M&T and of M&T Bank since December 2017. Mr. Jones served as an Executive Vice President of M&T from 2006 to 2017, served as Chief Financial Officer of M&T and M&T Bank from 2005 to 2016 and as a Vice Chairman of M&T Bank from 2014 to 2017. He is a director of the Federal Reserve Bank of New York and a member of its Audit and Risk Committee and Management and Budget Committee. Mr. Jones also serves as a director and a member of the Audit Committee of ACV Auctions Inc. (NASDAQ: ACVA). He is Chairman of the Bank Policy Institute after previously serving as Vice Chair. Mr. Jones is a steward for the Council for Inclusive Capitalism, a member of the Board of Trustees of Boston College, a member of the UB Council of the State University of New York at Buffalo, and a member of the Pan-Massachusetts Challenge, Inc., a nonprofit that raises money for adult and pediatric cancer treatment and research. Mr. Jones is a member of the Executive Committees of M&T and M&T Bank.

Experience, Skills and Qualifications

Mr. Jones joined M&T Bank in 1992 as an Executive Associate and has 30 years of experience in banking. He has served M&T Bank in numerous executive and managerial positions in the Finance, Wealth and Institutional Services, Human Resources, Consumer Lending, Mortgage, and Treasury Divisions which have provided him with valuable institutional knowledge. Mr. Jones holds a Bachelor of Science in Management Science from Boston College and a Master of Business Administration with concentrations in Finance, Organization and Markets from the University of Rochester Simon School of Business.

RICHARD H. LEDGETT, JR.
Risk Committee Member Director since 2017

Mr. Ledgett, age 67, is a private consultant. He served as Deputy Director and Chief Operating Officer of the National Security Agency (“NSA”), the largest intelligence organization in the U.S., from January 2014 until his retirement in April 2017, and worked for the NSA for 29 years. Mr. Ledgett was Chair of the Board of Trustees of the Institute for Defense Analyses, a member of a cyber advisory board of Beazley PLC, as well as a director of Elbit Systems of America. He has served as an instructor and course developer at the National Cryptologic School within the NSA in Washington, D.C. and as an adjunct faculty member at the National Intelligence University in Washington, D.C. Mr. Ledgett is a member of the Risk Committee of the Board, as well as a chair of a subcommittee of the Risk Committee focused on oversight of cybersecurity and technology risk. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Risk Committee.

Experience, Skills and Qualifications

Mr. Ledgett brings four decades of specialty expertise in the areas of intelligence, cybersecurity and cyber operations. He holds a Bachelor of Science in Psychology from the State University of New York at Albany and a Master of Science in Strategic Intelligence from the Defense Intelligence College.

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MELINDA R. RICH
Nomination and Governance Committee Chair Executive Committee Member Director since 2009

Ms. Rich, age 67, is the Chairman of Rich Holdings Inc, the holding company for international food company Rich Products Corporation, headquartered in Buffalo, New York, and all Rich family business enterprises worldwide. Prior to her appointment as Chairman in August 2022, Ms. Rich had served as Vice Chairman of Rich Products Corporation since 2006. She is Chair of Rich Products Corporation’s Executive Committee and Governance Committee and a member of its Finance and Audit Committee and Compensation and Organization Committee. Ms. Rich is also Chairman of Rich Entertainment Group, which consists of various businesses in the sports, entertainment and restaurant industries. Ms. Rich is a director and member of the Compensation Committee of Weber Inc., a leading manufacturer of outdoor grills and related products, and a director of Grove Entertainment, a production company in New York City. She serves as an Advisor of BDT & MSD Partners in Chicago, Illinois, and as a member of the Cleveland Clinic Board of Directors and Cleveland Clinic Technology Committee in Cleveland, Ohio. Ms. Rich is also a director of several charitable foundations, including Rich Family Foundation, DreamCatcher Foundation, Inc. and Cleveland Rock and Roll, Inc./Rock & Roll Hall of Fame. She is a former director of Wm. Wrigley, Jr. Company. Ms. Rich is a member of the Executive Committee and Chair of the Nomination and Governance Committee of the Board. She is also a director of M&T’s subsidiary, M&T Bank, and a member of its Executive Committee.

Experience, Skills and Qualifications

Ms. Rich brings considerable knowledge of executive compensation matters, leadership roles and service to civic and community organizations. She provides a valuable international perspective on public policy, societal and economic issues. Ms. Rich holds a Bachelor of Arts in Psychology and Business from the University of Colorado. She received an Honorary Doctor of Humane Letters from the Culinary Institute of America, an Honorary Doctor of Law from D’Youville College and an Honorary Doctorate of Humane Letters from Canisius College.

ROBERT E. SADLER, JR.
Executive Committee Chair Risk Committee Chair Director since 1999

Mr. Sadler, age 79, joined M&T Bank in 1983 and held a number of executive positions, including Vice Chairman of the Board from 2007 until his retirement in June 2010. From June 2005 to January 2007, he served as President and Chief Executive Officer of M&T and M&T Bank. Mr. Sadler served as a consultant to M&T from 2010 to April 2017. He served as a director of Gibraltar Industries, Inc. (NASDAQ: ROCK) from 2004 to 2015 and as a director of Security Mutual Life Insurance Company of New York until 2015. Mr. Sadler is Chair of the Executive and Risk Committees of the Board. He is also a director of M&T’s subsidiary, M&T Bank, and Chair of its Executive and Risk Committees. In addition, Mr. Sadler is Chair of M&T Bank’s Directors Advisory Council–Florida Division.

Experience, Skills and Qualifications

Mr. Sadler brings in-depth knowledge of the financial services industry including significant financial experience and valuable corporate governance, risk management and institutional knowledge. He holds a Bachelor of Arts from Washington and Lee University and a Master of Business Administration from Emory University.

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DENIS J. SALAMONE
Audit Committee Chair Director since 2015

Mr. Salamone, age 71, joined the Board upon the closing of M&T’s acquisition of Hudson City Bancorp, Inc. and Hudson City Savings Bank (“Hudson City”) in 2015. He served as Chairman and Chief Executive Officer of Hudson City from September 2014 until November 2015. Mr. Salamone joined Hudson City in 2001 as Senior Executive Vice President and served on its Board of Directors. Between 2002 and 2014, he held several senior executive positions at Hudson City, including President and Chief Operating Officer. Prior to joining Hudson City, Mr. Salamone was an accountant with PricewaterhouseCoopers LLP for 26 years, 16 years as a partner where he served as the Global Financial Services leader for Audit and Business Advisory Services. He is a member of the American Institute of CPAs and a member of the New York State Society of CPAs. Mr. Salamone serves as Chairman of the Board of Trustees for St. Francis College in Brooklyn Heights, New York, as a trustee of the Ridgewood, New Jersey YMCA, and Vice Chair of the Board of Trustees and Chair of the Audit and Risk Committees Valley Health System of Ridgewood, New Jersey. He is the Chair of the Audit Committee of the Board. Mr. Salamone is also a director of M&T’s subsidiary, M&T Bank, the Chair of its Examining Committee and a member of its Executive Committee.

Experience, Skills and Qualifications

Mr. Salamone has more than 40 years of experience in the financial services industry and brings significant accounting skills and knowledge of financial reporting and risk management. He holds a Bachelor of Science in Accounting from St. Francis College.

RUDINA SESERI
Compensation and Human Capital Committee Member Director since 2020

Ms. Seseri, age 47, is the Founder and Managing Partner of Glasswing Ventures, LLC, an early-stage venture capital firm that invests in artificial intelligence and frontier technology companies that provide solutions in the enterprise and cybersecurity markets. Prior to founding Glasswing Ventures in 2015, she was a partner at Fairhaven Capital, a technology venture capital firm, from 2010 to 2015 after serving as an associate since 2007. Ms. Seseri previously served as a Senior Manager in the Corporate Development Group at Microsoft Corporation, where she was responsible for leading acquisitions and investments in companies of strategic importance, and as an investment banker in the Technology Group at Credit Suisse Group AG, leading public market transactions. She was appointed by the Dean of Harvard Business School as an Executive Fellow in 2022, having previously served as Entrepreneur in Residence in the Rock Center at Harvard Business School since 2013. Ms. Seseri serves as a director of MSC Industrial Direct Co., Inc. (NYSE: MSM) and as a member of its Compensation Committee and of its Nominating and Corporate Governance Committee. She also serves on the boards of several private startup companies. Ms. Seseri is a member of the Compensation and Human Capital Committee of the Board. She is also a director of M&T’s subsidiary, M&T Bank, and a member of its Trust and Investment Committee. In addition, she is an advisory member of the Trust and Investment Committees of Wilmington Trust, N.A., a subsidiary of M&T and of Wilmington Trust Company, a subsidiary of M&T Bank.

Experience, Skills and Qualifications

Ms. Seseri brings nearly 20 years of investing and transactional experience, including in building successful technology companies in innovative fields such as artificial intelligence, machine learning, enterprise software, and digital marketing technologies. She has significant knowledge in areas of technology, digital innovation, consumer solutions and strategic planning. Ms. Seseri holds a Bachelor of Arts from Wellesley College and a Master of Business Administration from Harvard Business School.

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KIRK W. WALTERS
Risk Committee Member Director since 2022

Mr. Walters, age 69, previously served as Senior Executive Vice President of Corporate Development and Strategic Planning as well as a director of People’s United. He joined the M&T Board upon the closing of M&T’s acquisition of People’s United in April 2022. In addition, from 2011 to 2014, Mr. Walters served as Chief Financial Officer of People’s United. Prior to joining People’s United, he was a Senior Executive Vice President and a director of Santander Holdings USA, Inc. Previously Mr. Walters held various senior executive positions with Chittenden Corporation from 1996 to 2008; Northeast Federal Corporation (including Chairman, President and Chief Executive Officer) from 1989 to 1995; and CalFed, Inc. from 1984 to 1989. He began his career with Coopers & Lybrand and is a member of the California Society of CPAs. Mr. Walters is also actively involved in several philanthropic activities among which are AngelFlight and ImproveCareNow. Mr. Walters is a member of the Risk Committee of the Board, as well as a subcommittee of the Risk Committee focused on cybersecurity and technology risks and a subcommittee of the Risk Committee focused on commercial credit risks. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Trust and Investment Committee. In addition, he is an advisory member of the Trust and Investment Committees of Wilmington Trust, N.A., a subsidiary of M&T, and of Wilmington Trust Company, a subsidiary of M&T Bank.

Experience, Skills and Qualifications

Mr. Walters brings substantial banking and financial services industry expertise. He has extensive executive and management experience gained through his leadership roles at various financial institutions. Mr. Walters holds a Bachelor of Science in Accounting from the University of Southern California.

HERBERT L. WASHINGTON
Audit Committee Member Compensation and Human Capital Committee Member Director since 1996

Mr. Washington, age 74, is President of H.L.W. Fast Track, Inc., a fast-food restaurant enterprise located in Youngstown, Ohio, which owned and operated McDonald’s franchises in Ohio, Pennsylvania and New York from 1980 to 2022. He is a director of the Youngstown, Ohio Chamber of Commerce and of the Big Ten Athletic Advisory Committee. Mr. Washington was appointed as a director of the Federal Reserve Bank of New York for a three-year term in 1993. He served as Chairman of the Federal Reserve Bank of New York, Buffalo Branch Board from 1992 to 1993. Mr. Washington is a member of the Audit Committee and Compensation and Human Capital Committee of the Board. He is also a director of M&T’s subsidiary, M&T Bank, and a member of its Examining Committee.

Experience, Skills and Qualifications

Mr. Washington brings extensive business acumen, valuable entrepreneurial skills as well as human capital, corporate governance and financial regulation experience. He holds a Bachelor of Arts in Education from Michigan State University.

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CORPORATE GOVERNANCE OF M&T BANK CORPORATION

Corporate Governance Standards

The Board is committed to sound and effective corporate governance that conforms to the highest standards of business ethics and integrity, provides robust oversight of management and promotes the long-term interests of our company and shareholders. The Board annually evaluates its Corporate Governance Standards in light of best practices and regulatory guidance. These standards address director qualifications and responsibilities, board committees, director compensation and independence, director orientation and continuing education, performance evaluations, director commitments and conflicts of interest, among other items. The Corporate Governance Standards are available on M&T’s website at ir.mtb.com/corporate- governance.

Board Composition and Refreshment

Our Corporate Governance Standards provide that the N&G Committee, in discharging its duties to review director nominee qualifications, consider business experiences, skill sets, independence and diversity in the context of Board’s needs and obligations. In light of these standards, the N&G Committee endeavors to identify nominees who possess diverse business experiences, life skills, geographic representation and community involvement.

Board Succession and Continuity Process. The Board, acting through the N&G Committee, reviews and considers new director candidates and existing members as part of its ongoing succession planning process for Board and committee positions. The N&G Committee engages a third-party firm to assist in this process, including with the identification and evaluation of potential future director nominees. Based on contributions and feedback from the N&G Committee, other directors, executive management and the third-party firm, a board framework and analysis of the skills, experiences and attributes that M&T believes would be beneficial to have represented on the Board and its committees have been developed. This process takes into account the current needs of the Board, future director succession planning needs and M&T’s business strategy and industry trends. The analysis of desired skills and attributes is leveraged throughout the process in identifying and evaluating Board candidates. This process is also leveraged to consider committee assignments for new and existing members. The Board, through the N&G Committee, annually assesses its committee structure, leadership and composition.

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Gender and Racial Diversity

50%
50%
Diverse
Not Diverse

Experience, Skills, Diversity and Tenure. M&T values a diversity of experiences, skills, perspectives and backgrounds among its Board members. The following page includes a matrix that shows the diversity of skills and experiences represented by the nominees. Half of the nominees at the Annual Meeting also represent gender or racial diversity, including four women and three people of color. In addition, the Board believes it is desirable to maintain a mix of experienced, longer-tenured directors who possess deep institutional knowledge along with newer directors who have different areas of expertise, backgrounds and perspectives. Half of the director nominees have served on the Board for five years or less.

Board Size. We are asking our shareholders to vote for the election of 14 director nominees. The Board regularly evaluates its size and structure to provide effective oversight and best serve the needs of M&T and the interests of our shareholders and stakeholders. As a financial institution, M&T faces considerable and changing regulatory, risk management and economic demands that require a substantial commitment on the part of our directors. The size of our Board allows for an appropriate number of directors to be designated to each committee with the skills, experience and time to provide proper and effective oversight. The diversity of viewpoints and skills on the Board and each committee also allows for an effective check and balance on proposals from management and directors.

Over-Boarding Policy. The Board also considers the availability of each nominee to fulfill his or her responsibilities as a director. Both the Corporate Governance Standards and the N&G Committee Charter require that the Board, through the N&G Committee, review a director’s ability to continue to serve as a director of M&T if he or she wishes to join another public company board and would serve on three or more other public company boards after accepting the invitation. In the case of a director who is also an executive officer of a public company, the N&G Committee will conduct such review whenever the director wishes to join another public company board, regardless of the number of other boards on which he or she sits. Each year, the N&G Committee receives a report on and reviews the outside board commitments of all director nominees when considering whether to recommend such directors as nominees.

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Board Skills and Experience. The 14 director nominees represent a range of backgrounds, professions, skills, experiences and communities. The Board believes these complementary skills and experiences produce an effective and highly qualified Board. The skills and diversity characteristics below were self-identified by the directors as part of the company’s annual director questionnaire process.

Board Skills and Experience Matrix

SKILLS AND EXPERIENCE

CEO Experience	✓				✓		✓		✓	✓	✓	✓	✓	✓

Commercial Banking	✓			✓	✓	✓	✓			✓			✓

Wealth / Investment Management				✓		✓	✓				✓	✓	✓

Customer Experience / Retail	✓	✓			✓	✓			✓	✓	✓		✓	✓

Technology / Digital Innovation		✓	✓	✓				✓				✓

Cybersecurity		✓	✓					✓				✓

Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Corporate Governance	✓	✓	✓	✓	✓			✓	✓	✓	✓	✓	✓

Bank Regulatory	✓		✓	✓	✓	✓	✓			✓	✓		✓

Finance / Accounting	✓	✓	✓	✓	✓	✓	✓			✓	✓	✓	✓	✓

Human Capital Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

BOARD DEMOGRAPHICS

Gender Diversity			✓ (Female)			✓ (Female)			✓ (Female)			✓ (Female)

Race/Ethnicity Diversity		✓ (Black)					✓ (Black)							✓ (Black)

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Board Independence

Annually, the Board reviews director independence. Based upon the recommendation of the N&G Committee, the Board determined that all of the current members of the Board and nominees at the Annual Meeting, except Mr. Jones, are independent and do not have any material relationships with M&T or its subsidiaries.

The Board applies the standards of the Securities and Exchange Commission (“SEC”), New York Stock Exchange (“NYSE”), and M&T’s Corporate Governance Standards in making independence determinations. The Board considers all relevant facts and circumstances in determining whether a material relationship exists with M&T.

Material relationships that the Board may consider include commercial, banking, consulting, legal, accounting, industrial, charitable and family relationships. As described below, the NYSE listing standards set forth specific relationships that will automatically bar independence.

NYSE “Bright-Line” Independence Tests. Under the NYSE “bright-line” tests, each of the following relationships will automatically bar a director from being independent:

•	A director is employed by M&T or an immediate family member is an executive officer of M&T;

•

A director’s (or immediate family member’s) receipt of more than $120,000 during any twelve month period in direct compensation from M&T (other than director fees and pension or other forms of deferred compensation for prior service not contingent upon continued service, and other than compensation received by an immediate family member who is not an executive officer for service as an employee);

•	A director’s (or immediate family member’s) affiliation or employment with M&T’s internal or external auditors;

•	A director (or immediate family member) who has been an executive officer of another company where any executive officer of M&T serves or served on that company’s compensation committee; or

•

A director employed by (or an immediate family member is an executive officer of) a company that makes payments to, or receives payments from, M&T in an amount in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues.

An employee-director of M&T (or a director with an immediate family member who is an M&T executive officer) cannot be independent until three years after the employment relationship ends. The other bright-line tests will bar independence if they existed at any time during the prior three years. In addition, a director must be affirmatively determined by our Board to have no material relationship with M&T or its subsidiaries to be considered independent.

In making its determination as to the independence of the directors, the Board considered specific transactions, relationships and arrangements with directors and their immediate family members and any such person’s business affiliations. Additionally, the Board considers ordinary course banking and financial services transactions provided by M&T and its subsidiaries in making its determination as to independence. See the section below titled “Transactions with Directors, Executive Officers and Certain Shareholders” for more information.

Board Leadership Structure

Chairman. Mr. Jones was elected as M&T’s Chairman of the Board and appointed Chief Executive Officer in December 2017. Mr. Jones has been an employee of M&T for more than 30

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years and has been a member of executive management for over 19 years. The Board believes that in light of Mr. Jones’ significant broad-based experience with M&T and his leadership tenure with the organization, his service as Chairman continues to be appropriate for the Board as it fosters effective decision making and clear accountability.

Lead Independent Director. The Board adheres to M&T’s Corporate Governance Standards and annually elects a non-executive Vice Chairman of the Board who also serves as the lead independent director. Mr. Geisel has served as the lead independent director since April 2024, succeeding Mr. Brady who had served in the role since 2015. As lead independent director, Mr. Geisel presides over the executive sessions of the non-management directors, provides leadership and input into Board operations and governance decisions and may from time to time represent the Board in meetings with shareholders or other stakeholders.

Executive Sessions of the Non-Management Directors. The non-management directors meet at regularly scheduled executive sessions without management. Mr. Geisel, Vice Chairman of the Board and the lead independent director, presides at these sessions. In the absence of the lead independent director, the non-management directors determine which director will preside at such sessions.

Board Self-Evaluation Process

The N&G Committee oversees an annual self-evaluation of the Board. Prior to the beginning of the Board’s self-evaluation each year, the N&G Committee considers possible enhancements to the process, including changes to the evaluation format and the written questionnaire. The written questionnaire, which is provided to each director, covers a range of topics related to Board effectiveness and performance, including questions on Board composition, culture, committee performance, risk management, oversight of corporate strategy, management accountability, and agenda and meeting effectiveness.

After completion of the written questionnaire, the full Board, led by the Chair of the N&G Committee, reviews the results and holds a self-evaluation discussion. Any points of attention or changes to Board practices are identified, and the Chair of the N&G Committee has the opportunity to meet with the Chief Legal Officer or others as necessary to discuss any such follow-up items. Later in the year, the lead independent director also leads a discussion on Board effectiveness and solicits further feedback during an executive session of the non-management directors. In addition to this formal Board self-evaluation process, directors are encouraged to provide feedback at any point during the year. Board committees also perform their own self-evaluation process as required in their respective charters.

Board Continuing Education and Orientation

The N&G Committee oversees director continuing education and orientation efforts, which are administered by management. Areas of focus for director continuing education and development are identified by the Board and committees through discussion with management as well as in the annual Board self-evaluation. Management will suggest agenda items for Board and committee meetings in order to provide opportunities for continuing education to all directors, and any director may request the inclusion of a particular agenda item in order to facilitate continuing director education. As a result, educational topics are planned throughout the year and presented at meetings of the Board and committees on a regular basis. The presentations are provided by both internal specialists and outside advisors on a range of topics to enhance directors’ knowledge of areas important to their ability to carry out Board and committee responsibilities. M&T also encourages and sponsors director participation in outside learning opportunities, including attendance at conferences and membership in educational associations.

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Newly elected directors participate in the company’s director orientation program. The director orientation program aims to further acquaint newly elected directors with M&T’s business and values. The orientation program includes written information and a series of presentations by members of executive leadership, including heads of business lines and key departments, to better familiarize new directors with M&T’s governance framework, talent and leadership, strategic objectives, risk management practices, regulatory environment, director responsibilities, and other matters.

Board’s Role in Risk Oversight

The Risk Committee assists the Board in its oversight of risk management functions. Management has established the Enterprise Risk Framework (“Risk Framework”) through which M&T identifies, assesses, monitors, controls, communicates, and escalates risk in a manner designed to ensure the Risk Committee is provided the transparency necessary to be effective in its oversight responsibilities.

The Risk Framework, which is reviewed and approved by the Risk Committee and Board at least annually, represents M&T’s overall risk management approach, including the policies, processes, controls, and systems, through which the company seeks to manage risk. It provides a common foundation for all employees and officers as well as directors to understand and communicate the types of risks that M&T faces in pursuit of its business objectives.

M&T’s Risk Framework includes the following critical elements:

•  The Risk Appetite Statement articulates the amount and the types of risks that M&T is willing to take and those risks that M&T seeks to avoid in pursuit of its objectives.

•  The “Three Lines of Defense” Control Structure, which is intended to clarify roles, responsibilities and accountabilities for decision making, risk taking and control across M&T. The Second and Third Lines of Defense provide independent oversight to help ensure thorough and effective identification, assessment, monitoring, and mitigation of risks.

•  The Risk Governance Committees, through a multi-tiered structure, are responsible for overseeing proactive risk identification, developing an aggregated view of risks, and providing a consistent governance methodology across M&T. The Risk Governance Committees are management committees predominately chaired by members of our Independent Risk Management teams, and membership spans employees from all three Lines of Defense. All such committees report up to the Management Risk Committee, which is chaired by the Chief Risk Officer (“CRO”), and serves as the executive level committee responsible for the implementation and oversight of the Risk Framework.

•  Clearly defined roles and responsibilities through the establishment of Risk Management policies and procedures.

•  Risk Reporting, which provides a sustainable mechanism designed to ensure that the Management Risk Committee and the Risk Committee are notified of all material risks and provided an independent assessment of M&T’s activities by the Second Line of Defense.

In 2024, the Risk Committee established two subcommittees focused on oversight of cybersecurity and technology risks and commercial credit risks, respectively. In addition to the Risk Committee, the Audit Committee plays a key role in risk management oversight through the validation and oversight of our internal controls, policies and procedures to help ensure their effectiveness, as described further below in the description of the Audit Committee. Our C&HC Committee also

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provides oversight of risks associated with M&T’s compensation programs, as described in more detail under “Incentive Compensation Governance” in the Compensation Discussion and Analysis section of this proxy statement.

The CRO meets with the Risk Committee at each of its meetings and provides a report at least twice per year to the Audit Committee and at least annually to the C&HC Committee. The Board regularly receives reports from the Chair of the Risk Committee and the CRO. The Board also regularly receives reports from the Chair of the Audit Committee. During 2024, the Risk Committee held 16 meetings, including two joint meetings with the Audit Committee.

Oversight of Sustainability and Related Matters

Board Oversight. The Board is committed to effective oversight of sustainability and related matters. The Board maintains such oversight through its committee structure.

•

N&G Committee: The N&G Committee serves as a resource to the Board on corporate governance, including governance of sustainability matters, and oversees the company’s overall sustainability strategy and policies;

•	Risk Committee: The Risk Committee is responsible for oversight of M&T’s Risk Framework, which includes the oversight of climate risk;

•	C&HC Committee: The C&HC Committee reviews M&T’s human capital and talent management strategies; and

•

Audit Committee: The Audit Committee is responsible for reviewing and discussing with management key sustainability-related disclosures, including internal procedures and controls related to such disclosures.

Management Governance Structure. Board oversight is supported by a management governance structure which includes our Sustainability Committee. The Sustainability Committee oversees M&T’s sustainability program and management framework, including sustainability-related strategies, goals and targets, and disclosures. The Sustainability Committee is comprised of key executive leaders and reports regularly to the N&G Committee. In addition, we have established a Sustainability Working Group comprised of senior leaders from across M&T to provide feedback on and promote enterprise alignment of sustainability initiatives.

Climate risk is integrated into our Risk Framework with oversight from the Risk Committee. The Climate Risk Working Group was established by M&T’s senior-level Operational Risk Committee to aid in the governance and review of oversight of climate risk and is comprised of employees across the company who monitor for climate risks.

M&T provides more information regarding its sustainability program, priorities and progress in its annual Sustainability Report, which can be found on M&T’s Investor Relations website at ir.mtb.com.

Oversight of Executive Succession Planning

The Board, through the C&HC Committee, oversees M&T’s executive management succession planning process, including regular reviews of succession plans for the CEO and other executive officers (including the named executive officers described in this proxy statement). The C&HC Committee’s review of succession plans goes beyond in-line replacement planning, taking into account the evolving needs of the bank, future capabilities required, and management’s preparation of multiple succession options for critical positions.

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The C&HC Committee regularly meets with the CEO, Chief Human Resources Officer, and Chief Talent Officer to review the effectiveness of the bank’s performance management, compensation, and succession planning practices. This increases transparency and governance in areas such as pay-for-performance, pay equity, identification of succession risks, and management’s efforts to mitigate those risks by preparing future leaders to operate the bank. Talent and executive succession planning is also discussed and reviewed with the full Board and the N&G Committee.

Board Committees

Current Board and Committee Membership

(as of March 1, 2025)

Director	Audit	Compensation and Human Capital	Executive	Nomination and Governance	Risk

John P. Barnes(1)					✓

Robert T. Brady			✓	✓

Carlton J. Charles				✓	✓

Jane Chwick	✓

William F. Cruger, Jr.(2)	✓	Chair

T. Jefferson Cunningham III	✓

Gary N. Geisel(3)		✓	✓

Leslie V. Godridge(1), (4)					✓

René F. Jones(5)			✓

Richard H. Ledgett, Jr.(6)					✓

Melinda R. Rich			✓	Chair

Robert E. Sadler, Jr.(1)			Chair		Chair

Denis J. Salamone(2)	Chair

Rudina Seseri		✓

Kirk W. Walters(1)					✓

Herbert L. Washington	✓	✓
(1)	Designated as a “risk management expert” under Regulation YY of the Board of Governors of the Federal Reserve System.
(2)	Determined to be an “audit committee financial expert” under SEC rules.
(3)	Mr. Geisel also serves as the non-executive Vice Chairman of the Board and as lead independent director.
(4)	Ms. Godridge also serves as Chair of a subcommittee of the Risk Committee focused on oversight of commercial credit risks.
(5)	Mr. Jones serves as the Chairman of the Board.
(6)	Mr. Ledgett also serves as Chair of a subcommittee of the Risk Committee focused on cybersecurity and technology risks.

Audit Committee

The Audit Committee has the authority and responsibility to engage and discharge the independent registered public accounting firm, pre-approve all audit and non-audit services to be provided by such firm, review the plan and results of the auditing engagement, review management’s evaluation of the adequacy of M&T’s system of internal controls over financial reporting, direct and supervise investigations into matters within the scope of its duties, and perform the duties set forth in its written charter and such other duties as are required by applicable laws or Securities and Exchange Commission (“SEC”) rules. The Audit Committee also oversees the appointment and compensation of M&T’s Chief Auditor. In addition, the Audit Committee serves as the Examining Committee for M&T Bank and Wilmington Trust, N.A.

The current members of the Audit Committee are Messrs. Cruger, Cunningham, Salamone (Chair) and Washington and Ms. Chwick. Ms. Chwick was appointed to the Audit Committee in April 2024, joining existing members Messrs. Cruger, Cunningham, Salamone and Washington who served throughout 2024. The Audit Committee held 14 meetings in 2024, including two joint meetings with the Risk Committee.

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The Audit Committee is comprised solely of independent directors who the Board has determined have the requisite financial literacy to serve on the Audit Committee. The Board determined that no member of the Audit Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE. In addition, the Board has determined that at least one member of the Audit Committee meets the NYSE standard of having “accounting or related financial management expertise.” The Board, based upon the recommendation of the N&G Committee, after reviewing all relevant facts and circumstances, has determined that Mr. Cruger and Mr. Salamone each is an “audit committee financial expert” under SEC rules.

The Audit Committee is governed by a written charter approved by the Board. The Audit Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Compensation and Human Capital (C&HC) Committee

The C&HC Committee, in accordance with its charter, is responsible for discharging the responsibilities of the Board relating to the compensation of M&T’s executive officers as well as administering M&T’s equity compensation plans and awarding grants thereunder. The C&HC Committee is also responsible for oversight of M&T’s human capital and talent management strategies, including executive management succession planning.

The C&HC Committee recommends to the Board the compensation of directors and reviews and approves the compensation and benefits of executive officers of M&T. The C&HC Committee is also responsible for reviewing with management the Compensation Discussion and Analysis (“CD&A”) and providing a report recommending to the Board whether such CD&A should be included in the proxy statement.

The current members of the C&HC Committee are Messrs. Cruger (Chair), Geisel and Washington and Ms. Seseri. In 2024, Ms. Rich served on the C&HC Committee until April 2024, at which time Mr. Cruger and Ms. Seseri joined the C&HC Committee alongside existing members Messrs. Geisel and Washington who served throughout 2024. The C&HC Committee held seven meetings in 2024, including one joint meeting with the N&G Committee.

The C&HC Committee is comprised solely of independent directors. The Board determined that no member of the C&HC Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE, including for compensation committees.

The C&HC Committee is governed by a written charter approved by the Board. The C&HC Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Executive Committee

The Board has empowered its Executive Committee to act when the Board is not in session, during which time the Executive Committee possesses all of the Board’s powers in the management of the business and affairs of M&T, except as otherwise limited by law. The current members of the Executive Committee are Messrs. Brady, Geisel, Jones and Sadler (Chair) and Ms. Rich, each of whom served on the Executive Committee throughout 2024. The Executive Committee held four meetings in 2024.

The Executive Committee is governed by a written charter approved by the Board. The Executive Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Nomination and Governance (N&G) Committee

The N&G Committee is responsible for evaluating and overseeing the efforts of M&T and of the Board to maintain effective corporate governance practices and identifying candidates for election to

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the Board. In addition, the N&G Committee is responsible for reviewing M&T’s strategy and policies relating to sustainability matters, including engagement with shareholders and other stakeholders.

The current members of the N&G Committee are Messrs. Brady and Charles and Ms. Rich (Chair). In 2024, a former director served on the N&G Committee until April 2024, at which time Ms. Rich joined the N&G Committee alongside existing members Messrs. Brady and Charles who served throughout 2024. The Board will appoint a new member of the N&G Committee who is an independent director by or on the date of the Annual Meeting to replace Mr. Brady, who is not standing for reelection, in order to maintain at least three members on the N&G Committee. The N&G Committee held five meetings in 2024, including one joint meeting with the C&HC Committee.

The N&G Committee considers nominees for director who are recommended by various persons or entities, including, but not limited to, non-management directors, the Chief Executive Officer and other executive officers of M&T, and shareholders. As explained above under “Board Composition and Refreshment,” in evaluating all nominees for director, including those recommended by shareholders, the N&G Committee reviews the qualifications and independence of each potential nominee in light of the composition of the current Board and its various committees. The N&G Committee has engaged a third-party firm to assist with identification and evaluation of potential future director nominees.

The N&G Committee is comprised solely of independent directors. The Board determined that no member of the N&G Committee has any material relationship with M&T that might interfere with the exercise of the member’s independent judgment and that each member meets the standards of independence established by the SEC and the NYSE.

The N&G Committee is governed by a written charter approved by the Board. The N&G Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

Risk Committee

The Risk Committee assists the Board in its oversight of M&T’s risk management function, including the strategies, policies, procedures and systems established by management to identify, assess, measure and manage the major risks facing M&T. In discharging its duties of risk oversight, the Risk Committee provides input to management on risk appetite, risk profile and regulatory requirements and assesses the effectiveness of M&T’s risk management framework. The Risk Committee also oversees the appointment and compensation of the CRO. See “Board’s Role in Risk Oversight” above for more information about the Risk Committee’s role in assisting the Board in its oversight of risk management functions.

The current members of the Risk Committee are Messrs. Barnes, Charles, Ledgett, Sadler (Chair) and Walters and Ms. Godridge. In 2024, Ms. Chwick served on the Risk Committee until April 2024, at which time Messrs. Charles and Walters joined the Committee alongside existing members Messrs. Barnes, Ledgett and Sadler and Ms. Godridge who served throughout 2024. The Risk Committee held 16 meetings in 2024, including two joint meetings with the Audit Committee.

Regulation YY promulgated by the Federal Reserve Board (“FRB”), requires that publicly traded bank holding companies such as M&T must maintain a risk committee chaired by an independent director and include at least one member meeting the FRB standards of experience in identifying, assessing and managing risk exposures of large, complex financial firms commensurate with the company’s structure, risk profile complexity, activities and size (a “risk management expert”). The Board, based upon the recommendation of the N&G Committee, after reviewing all relevant facts and circumstances, determined that Messrs. Barnes, Sadler and Walters and Ms. Godridge each is a “risk management expert.”

The Risk Committee is governed by a written charter approved by the Board. The Risk Committee Charter is available on M&T’s website at ir.mtb.com/corporate-governance.

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Subcommittees of the Risk Committee: Cybersecurity and Credit Risk Oversight. In 2024, the Risk Committee established two subcommittees focused on oversight of cybersecurity and technology risks and commercial credit risks, respectively. The subcommittee focused on cybersecurity and technology assists the Risk Committee in oversight of significant technology and cybersecurity risk management strategies, policies, procedures, controls, systems and activities and in monitoring M&T’s technology and cybersecurity risk appetite and profile. The subcommittee focused on commercial credit assists the Risk Committee in oversight of significant credit administration, risk management and review strategies and in monitoring of M&T’s credit risk appetite and profile. Both subcommittees regularly report to both the Risk Committee and Board.

Board and Committee Attendance

The Board held 10 meetings in 2024. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees on which the director served. The average attendance of directors at Board and board committee meetings held in 2024 was approximately 96%.

96% Average attendance of directors at Board and committee meetings in 2024

M&T’s Corporate Governance Standards encourage all members of the Board to attend its Annual Meeting of Shareholders, absent exigent circumstances. All directors attended the 2024 Annual Meeting of Shareholders, which was held virtually.

Codes of Business Conduct and Ethics

M&T makes its Code of Business Conduct and Ethics available to all employees. M&T requires all employees to certify that they have read and are familiar with the employee policies and procedures and their content, including our Code of Business Conduct and Ethics, and that they will adhere to such policies and procedures.

M&T’s Code of Business Conduct and Ethics applies to our directors, officers, advisors and employees, as well as to our agents and representatives, including consultants. Our Code of Business Conduct and Ethics requires that individuals avoid conflicts of interest, comply with laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the best interests of M&T. In addition, our Code of Business Conduct and Ethics expects individuals to report any observed illegal or unethical behavior and provides a retaliation-free reporting mechanism. Our Code of Business Conduct and Ethics is a guide to help ensure that all individuals live up to the highest ethical standards.

M&T also maintains a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller and any other senior financial officers designated by the Chief Financial Officer from time to time. This Code of Ethics supplements our Code of Business Conduct and Ethics and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters.

Our Code of Business Conduct and Ethics and the Code of Ethics for CEO and Senior Financial Officers are available on M&T’s website at ir.mtb.com/corporate-governance. In accordance with SEC rules, M&T will post on its website or file a Form 8-K to report any amendment to or waiver from any provision in the Code of Business Conduct and Ethics or Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller, or persons performing similar functions.

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In addition to being available on M&T’s website at ir.mtb.com/corporate-governance, any shareholder can request copies of M&T’s Corporate Governance Standards, the charters for each of the Audit Committee, C&HC Committee, Executive Committee, N&G Committee or Risk Committee, as well as our Code of Business Conduct and Ethics, and our Code of Ethics for CEO and Senior Financial Officers. To make a request, shareholders may either mail their request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send such request to Shareholder Relations via electronic mail at ir@mtb.com.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board or any individual director may submit his or her written correspondence to M&T Bank Corporation’s Corporate Secretary, One M&T Plaza, Buffalo, New York 14203. The Corporate Secretary will provide the communication, or prepare a summary of the communication, to the appropriate member(s) of the Board, unless the matter is not intended or appropriate for the Board.

Majority Voting Standard for Director Elections

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election when a quorum is represented, the affirmative vote of a majority of the votes cast with respect to a director nominee is required for the election of that nominee as a director. If an incumbent director in an uncontested election does not receive the affirmative vote of a majority of the votes cast, that director would still be elected, but would be required to tender his or her resignation to the Board. The independent members of the Board would then determine whether or not to accept such resignation, taking into account the recommendation of the N&G Committee. The Board will publicly disclose, in a press release or SEC filing, its decision to accept or reject such resignation within 90 days after the certification of the election results.

Shareholder Nominations

The N&G Committee will consider candidates nominated by shareholders who are properly submitted in writing to M&T’s Corporate Secretary at One M&T Plaza, Buffalo, New York 14203 and received no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s Annual Meeting of Shareholders. For the 2026 Annual Meeting of Shareholders, M&T’s Corporate Secretary must receive those nominations for consideration no earlier than October 5, 2025 and no later than November 4, 2025. Please refer to the General Information—Questions and Answers section of the proxy statement for more information on shareholder nominations and proposals.

Compensation and Human Capital Committee Interlocks and Insider Participation

No individual who served as a member of the C&HC Committee during 2024 was at any time or formerly an officer or employee of M&T or any of its subsidiaries. During 2024, none of M&T’s executive officers served as a director of another entity, one of whose executive officers served on the C&HC Committee, and none of M&T’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of M&T’s Board or on the C&HC Committee.

The Board determined that all members of the C&HC Committee are independent and have no financial or personal relationships with M&T requiring disclosure pursuant to SEC rules (other than director compensation, equity ownership and transactions made in the ordinary course of business with its banking or other operating subsidiaries as described in this proxy statement).

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Director Compensation

The compensation program for our non-employee directors aims to compensate directors in a competitive range compared to peer financial institutions, commensurate with the significant amount of time, effort and expertise required to fulfill director duties. The program also aims to align the interests of our directors with M&T’s shareholders through the award of an annual Board equity retainer.

The director compensation structure provides annual compensation to directors approximately 50 percent in equity and 50 percent in cash (depending upon committee participation) through an annual Board equity retainer and an annual Board cash retainer, as well as annual committee cash retainers for service on Board committees. There are no per meeting fees.

Equity Award. The annual Board equity retainer component is granted in the form of restricted stock units having a grant date fair value of $140,000 for the lead independent director and of $135,000 for each other non-employee director. For 2024, the restricted stock units were awarded in April 2024, vest on the one-year anniversary of the grant date, and have such other terms as provided in a Directors’ Restricted Stock Unit Award Agreement and under the M&T Bank Corporation 2019 Equity Incentive Compensation Plan, as amended and restated (the “2019 Equity Plan”).

Cash Fees. Under the annual Board cash retainer component, a cash retainer of $115,000 is paid to the lead independent director and a cash retainer of $90,000 is paid to each other non-employee director.

Committee Fees. The following annual cash retainers are also paid to the members of the committees of the Board:

•	An annual cash retainer of $50,000 is paid to the Chair of the Audit Committee, and an annual cash retainer of $20,000 is paid to each other member of the Audit Committee.

•	An annual cash retainer of $25,000 is paid to the Chair of the C&HC Committee and an annual cash retainer of $15,000 is paid to each other member of the C&HC Committee.

•

An annual cash retainer of $25,000 is paid to the Chair of the Executive Committee, and an annual cash retainer of $15,000 is paid to each other member of the Executive Committee (including directors who serve on the Executive Committee of M&T’s subsidiary, M&T Bank).

•	An annual cash retainer of $25,000 is paid to the Chair of the N&G Committee and an annual cash retainer of $15,000 is paid to each other member of the N&G Committee.

•	An annual cash retainer of $60,000 is paid to the Chair of the Risk Committee and an annual cash retainer of $30,000 is paid to each other member of the Risk Committee.

In addition, directors who also serve as members of M&T Bank’s Trust and Investment Committee are paid an annual cash retainer of $12,000, with the Chair paid an annual cash retainer of $15,000.

The annual Board and committee cash retainers are paid in quarterly installments, with quarterly payments paid in arrears at the beginning of each calendar quarter for service during the prior quarter.

Directors who are salaried officers of M&T or its subsidiaries do not receive any compensation for their service as directors.

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The following table sets forth the compensation of directors (who are not salaried officers of M&T or its subsidiaries) for fiscal year 2024.

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation ($)	Total ($)

John P. Barnes	130,000.00	135,004.65	—	265,004.65

Robert T. Brady	125,000.00	135,004.65	—	260,004.65

Carlton J. Charles	127,500.00	135,004.65	—	262,504.65

Jane Chwick	111,250.00	135,004.65	—	246,254.65

William F. Cruger, Jr.	128,750.00	135,004.65	—	263,754.65

T. Jefferson Cunningham III	110,000.00	140,114.35	—	250,114.35

Gary N. Geisel	141,250.00	144,063.20	—	285,313.20

Leslie V. Godridge	133,750.00	135,004.65	—	268,754.65

Richard H. Ledgett, Jr.	122,500.00	135,004.65	—	257,504.65

Melinda R. Rich	123,750.00	135,004.65	—	258,754.65

Robert E. Sadler, Jr.	170,000.00	143,014.45	—	313,014.45

Denis J. Salamone	152,500.00	135,004.65	—	287,504.65

Rudina Seseri	113,250.00	135,004.65	—	248,254.65

Kirk W. Walters	124,500.00	135,004.65	—	259,504.65

Herbert L. Washington	125,000.00	135,004.65	—	260,004.65

(1)	As described on the prior page, cash fees are paid in quarterly installments at the beginning of each calendar quarter for service the prior quarter.

(2)

The amounts in this column include the annual Board equity retainer granted in April 2024 under the compensation program for our non-employee directors, as described on the prior page. The annual Board equity retainer was granted under the 2019 Equity Plan and vests upon the one-year anniversary of the grant date. The grant date fair value of the annual Board equity retainer is based on the closing price of M&T common stock on the NYSE as of the grant date. Grants to directors for the annual Board equity retainer are rounded up to the next whole share.

(3)

For each of Messrs. Cunningham, Geisel and Sadler, the amount listed in this column also includes the grant date fair value of an annual equity award paid for such director’s service on an M&T Bank Regional Directors Advisory Council (each, a “DAC Award”), which is granted under the 2019 Equity Plan and is vested upon grant. The grant date fair value of each annual DAC Award granted in 2024 as included in the column is based on the closing price of M&T common stock on the NYSE as of the grant date and is as follows for each director: (i) $5,109.70 for Mr. Cunningham; (ii) $4,004.90 for Mr. Geisel; and (iii) $8,009.80 for Mr. Sadler.

M&T Bank Regional Directors Advisory Council Fees

As reflected in the 2024 Director Compensation Table above, Messrs. Cunningham, Geisel and Sadler also received an annual equity award in 2024 for their service on an M&T Bank Regional Directors Advisory Council (“DAC”). During 2024, Mr. Cunningham served as Chairman of the DAC of the Hudson Valley Division of M&T Bank; Mr. Geisel served as Chairman of the DAC of the Baltimore-Washington Division of M&T Bank; and Mr. Sadler served as Chairman of the DAC of the Florida Division of M&T Bank. The annual equity award for DAC service is granted under the 2019 Equity Plan and is vested upon grant. The value of each equity award is described in the 2024 Director Compensation Table above.

Director Stock Ownership Guidelines

Under M&T’s Corporate Governance Standards, each director is expected to own shares of M&T common stock, which includes all beneficially owned shares and unvested restricted stock units, with a value equal to at least five times the amount of the director’s annual cash retainer. Each

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director is expected to meet this ownership guideline by the fifth anniversary of his or her initial election to the Board. Directors who receive no personal compensation for their service are not subject to this guideline. All directors are in compliance with the director stock ownership guidelines (as of February 14, 2025).

Stock Ownership Information

The tables below set forth direct and indirect ownership of common stock by each of our directors, each of the named executive officers, all directors and executive officers as a group, and by each person who is known to be the beneficial owner of more than 5% of such securities as of February 14, 2025. The tables also show the percentage of total shares outstanding of common stock represented by such ownership as of February 14, 2025.

For purposes of these tables, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) where, in general, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if such person has the right to acquire the beneficial ownership of the security within 60 days.

Directors and Executive Officers Stock Ownership

Name of Beneficial Owner	Number of Shares		Percentage of Class

John P. Barnes	68,346	(1)	*

Robert T. Brady	22,480	(2)	*

Carlton J. Charles	1,889		*

Jane Chwick	5,475		*

William F. Cruger, Jr.	8,336		*

T. Jefferson Cunningham III	26,075	(3)	*

Gary N. Geisel	16,449		*

Leslie V. Godridge	3,602		*

René F. Jones	240,805	(4)(5)(6)	*

Richard H. Ledgett, Jr.	5,693		*

Melinda R. Rich	22,038		*

Robert E. Sadler, Jr.	98,621	(7)	*

Denis J. Salamone	58,019	(8)	*

Rudina Seseri	2,671		*

Kirk W. Walters	2,117	(6)	*

Herbert L. Washington	17,280	(9)	*

Daryl N. Bible	21,740	(4)	*

Christopher E. Kay	24,002	(4)	*

Kevin J. Pearson	132,371	(4)(6)(10)	*

Michael J. Todaro	23,179	(4)	*

Current directors and executive officers as a group (26 persons) common stock ownership	871,554	(4)(6)	*

*	Less than 1%

(1)	Includes 32,866 shares held by the John P. Barnes Living Trust.

(2)

Includes 8,000 shares held by a charitable remainder annuity trust of which Mr. Brady and his spouse are co-trustees and of which Mr. Brady’s spouse is the current annuity beneficiary for the lesser of her life or 21 years.

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(3)

Includes 11,642 shares held through client accounts at Magnolia Capital Management, Ltd., a registered investment advisory firm of which Mr. Cunningham is the Chairman and Chief Executive Officer, and over which shares he has dispositive and voting powers. Mr. Cunningham has no pecuniary interest in such shares.

(4)

Includes shares subject to options granted under M&T’s incentive compensation plans, all of which are currently exercisable or are exercisable within 60 days after February 14, 2025: Mr. Jones – 144,022 shares; Mr. Bible – 2,485 shares; Mr. Kay – 11,513 shares; Mr. Pearson – 77,300 shares; Mr. Todaro – 17,625; and all directors and executive officers as a group – 284,855 shares. Out-of-the-money options are included in the shares presented as beneficially owned to the extent they are currently exercisable or exercisable within 60 days after February 14, 2025.

(5)	Includes 1,734.3 shares held indirectly as custodian for Mr. Jones’ children.

(6)

Includes shares through participation in the M&T Bank Corporation Retirement Savings Plan: Mr. Jones – 5,898 shares; Mr. Walters – 9 shares; Mr. Pearson – 3,392 shares; and all directors and executive officers as a group – 9,299 shares. Such individuals retain voting and investment power over their respective shares in the M&T Bank Corporation Retirement Savings Plan.

(7)

Includes 19,398 shares owned by the Sadler Family Foundation, a charitable foundation formed by Mr. Sadler. Mr. Sadler is a trustee of the Sadler Family Foundation and holds voting and dispositive power over the shares owned by it. Also includes 29,770 shares owned by a close relative of Mr. Sadler and 31,295 shares held in a grantor retained annuity trust of which Mr. Sadler is the trustee. Mr. Sadler disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)

Includes 15,200 shares held in a grantor retained annuity trust of which Mr. Salamone is the trustee. Mr. Salamone disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9)	Includes 500 shares owned by a close relative of Mr. Washington.

(10)

Includes 4,330 shares held in a spousal lifetime access trust of which Mr. Pearson is co-trustee of the trust. Mr. Pearson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

The following table sets forth certain information with respect to all persons or groups known by M&T to be the beneficial owners of more than 5% of its outstanding common stock as of February 14, 2025, except to the extent indicated otherwise in the footnotes below.

Beneficial Owners Holding More Than 5% of M&T Bank Corporation’s Common Stock

Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percentage of Class(1)

The Vanguard Group, Inc.	100 Vanguard Blvd. Malvern, PA 19355	19,433,884(2)	11.83%

FMR LLC	245 Summer Street Boston, MA 02210	14,071,757(3)	8.56%

BlackRock, Inc.	50 Hudson Yards New York, NY 10001	13,109,596(4)	7.98%

State Street Corporation	One Lincoln Street Boston, MA 02111	9,151,943(5)	5.57%

(1)	Percentage based on the number of shares of M&T common stock outstanding as of the close of business on February 14, 2025, which was 164,333,454 shares.

(2)

Information based on The Vanguard Group, Inc.’s most recently filed amended Schedule 13G, which The Vanguard Group Inc. (“Vanguard”) filed with the SEC on February 13, 2024, reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock as of December 31, 2023. Vanguard reported that it has shared voting power with respect to 217,569 of the indicated shares, sole dispositive power with respect to 18,693,530 of the indicated shares and shared dispositive power with respect to 740,354 of the indicated shares.

(3)

Information based on FMR LLC’s most recently filed amended Schedule 13G, which was filed by FMR LLC with the SEC on February 12, 2025, reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock as of December 31, 2024. FMR LLC reported that it has sole voting power with respect to 11,224,554 of the indicated shares and sole dispositive power with respect to all 14,071,757 of the indicated shares, which includes shares beneficially owned by certain subsidiaries.

(4)

Information based on BlackRock, Inc.’s most recently filed amended Schedule 13G, which Blackrock, Inc. (“Blackrock”) filed with the SEC on January 26, 2024, reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock as of December 31, 2023. BlackRock reported that it has sole voting power with respect to 11,930,479 of the indicated shares and sole dispositive power with respect to all 13,109,596 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of BlackRock.

(5)

Information based on State Street Corporation’s most recently filed amended Schedule 13G, which State Street Corporation (“State Street”) filed with the SEC on January 29, 2024, reporting that it is deemed to be the beneficial owner of in excess of 5% of the outstanding shares of M&T common stock as of December 31, 2023. State Street reported that it has shared voting power with respect to 1,379,317 of the indicated shares and shared dispositive power with respect to 9,141,128 of the indicated shares, which includes shares beneficially owned by certain subsidiaries of State Street.

M&T is the sponsor of a number of employee benefit plans that hold an aggregate of 3,052,805 shares of M&T common stock as of February 14, 2025. Its principal banking subsidiary,

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M&T Bank, has sole voting authority over 715,423 of these shares. The remaining 2,337,382 shares of M&T common stock are voted by the trustee of the applicable employee benefit plan pursuant to the instructions of the participants in accordance with the terms of each such plan. Certain of the directors and executive officers of M&T hold indirect beneficial interests in the holdings of these employee benefit plans. See also footnote 6 to the table set forth above titled “Directors and Executive Officers Stock Ownership.”

Delinquent Section 16(a) Reports

Pursuant to Section 16 of the Exchange Act, M&T’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of M&T’s common stock, are required to file reports regarding their initial M&T stock ownership and subsequent changes to their ownership with the SEC. Based solely on a review of the reports filed for fiscal year 2024 and related written representations from the reporting persons, the company believes that all filings required to be made by its reporting persons were filed on a timely basis.

M&T Bank Corporation Insider Trading Policy

All of M&T’s directors, officers and employees are subject to M&T’s Insider Trading Policy. The Insider Trading Policy prohibits the purchase or sale of M&T securities by persons who possess material, nonpublic information, as well as the unauthorized disclosure of such information to others, and also sets forth M&T’s trading window limitations. In addition, as described below, the Insider Trading Policy sets forth M&T’s anti-hedging and anti-pledging policies.

Anti-Hedging Policy. All directors, officers and employees are prohibited from engaging in any transactions that are designed to hedge or offset a decrease in the market value of M&T securities or from engaging in any form of short-term trading in M&T securities. Such prohibited short-term trading transactions include those involving exchange-traded options or over-the-counter options, or other derivatives, and short sales, and prohibited hedging transactions include those involving prepaid variable forward contracts, equity swaps, collars, exchange funds and other derivatives that are designed to hedge.

Anti-Pledging Policy. All directors and executive officers are prohibited from holding M&T securities in a margin account, borrowing against any account in which M&T securities are held or pledging M&T securities as collateral for a loan or other indebtedness, except in the following limited circumstances: (1) the director or executive officer may only pledge shares he or she holds in excess of M&T’s applicable stock ownership guidelines, (2) the director or executive officer must have the financial ability to repay the loan or margin call without resorting to the pledged securities, (3) in the case of an executive officer, prior to any pledging transaction, the executive officer must consult with M&T’s Chief Legal Officer to confirm compliance with the policy, and (4) any decision by a director to engage in a pledging transaction must be reported to the N&G Committee and the Chairman of the Board, and any decision by an executive officer to engage in pledging must be reported to the N&G Committee and the Chief Executive Officer.

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Transactions with Directors, Executive Officers and Certain Shareholders

Directors and executive officers of M&T and their immediate family members and affiliated entities are, and have been, customers of, and have had transactions with the banking and other operating subsidiaries of M&T, and additional transactions may be expected to take place in the future between such persons and M&T’s subsidiaries. As described in “Board Independence” under the section titled “Corporate Governance of M&T Bank Corporation,” the Board reviews such related party or affiliate transactions in its review and assessment of director independence. Additionally, these transactions are subject to M&T’s Code of Business Conduct and Ethics. See “Code of Business Conduct and Ethics” under the section titled “Corporate Governance of M&T Bank Corporation” above for more information.

Regulation O Policies and Procedures. Any financial services provided to directors, executive officers and their immediate family members and affiliated entities are offered in the ordinary course of business, upon substantially the same terms and conditions, including price, as we provide to similarly situated customers. M&T’s subsidiary banks extend credit to some of the directors and their immediate family members and affiliated entities. All such extensions of credit outstanding at any time since January 1, 2024, comply with our policies and procedures and Federal Reserve Board Regulation O. All extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to M&T or its subsidiary banks, and did not involve more than the normal risk of collectability or present other unfavorable features.

Related-Party Transactions Policy. The Board has adopted a written related-party transactions policy, which is reviewed annually by the N&G Committee. Under the policy, our executive officers, directors (and nominees), large shareholders, and their immediate family members (each a “Related Party”) may not enter into a transaction with M&T or a subsidiary in which the amount involved exceeds $120,000, and in which the Related Party has a direct or indirect material interest, without approval from the N&G Committee. Under certain circumstances, a related-party transaction may be brought before the Board for consideration, and the Board may elect to review any proposed related party transaction or designate another independent body of the Board to review the proposed transaction. Under the policy, Related Parties are deemed not to have a direct or indirect material interest in various types of transactions, including certain compensation provided in connection with the discharge of duties; indemnification or advancement of expenses; charitable contributions; transactions involving competitive bids; ordinary course loans and other ordinary course deposit, banking, commercial, fiduciary or other financial services relationships; and transactions in which a Related Party’s interest derives solely from his or her service as a director of another entity or from certain equity interests.

Our N&G Committee (or Board or other independent body of the Board) will take into account the following factors, as appropriate, among other factors it deems appropriate in approving or rejecting a proposed transaction: (i) the benefits to M&T and whether the transaction is consistent with the interests of M&T and its shareholders; (ii) whether the transaction would impair the independence of an otherwise independent non-employee director; (iii) the availability of other sources for comparable products or services; (iv) whether the terms of the transaction are fair to M&T and on the same basis as would apply if the transaction did not involve a Related Party; and (v) whether the transaction would present an improper conflict of interest.

Certain Transactions with Related Parties. John Todaro, the brother of one of our named executive officers (Michael J. Todaro), and Tyler Barnes, the son of one of our directors (John P. Barnes) are each employed as a non-executive officer employee of M&T Bank. The compensation of John Todaro and Tyler Barnes was established by M&T Bank in accordance with its compensation practices applicable to employees with comparable qualifications and responsibilities and holding

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similar positions, and without the involvement of Michael J. Todaro or John P. Barnes, respectively. During 2024, John Todaro and Tyler Barnes each earned less than $300,000 in total compensation from M&T Bank. Their compensation is within the range for employees within the same grade as each person and with the same title or within the same geography as each person. John Todaro and Tyler Barnes each also participate in company benefit plans available to all other employees in similar positions.

Subsidiaries of FMR LLC (“Fidelity”) were the beneficial owner of more than 5 percent of our common stock for all or part of 2024. We engage Fidelity Stock Plan Services LLC to provide administration and recordkeeping services for our stock plans, including our equity compensation awards and Employee Stock Purchase Program. These relationships are in the ordinary course, at arms-length and unrelated to Fidelity’s ownership of M&T stock. In 2024, we paid fees of approximately $118,045 to Fidelity Stock Plan Services LLC.

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PROPOSAL 2

ADVISORY, NON-BINDING VOTE TO APPROVE THE 2024 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS

M&T Bank Corporation believes that its 2024 compensation policies and practices are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of its shareholders, while reducing incentives for unnecessary and excessive risk taking. Our executive compensation programs are described in detail in the sections titled “Compensation Discussion and Analysis” and “Executive Compensation” below.

SEC rules require that all U.S. public companies provide their shareholders with an advisory vote on the compensation of their named executive officers, commonly known as a “say-on-pay” proposal. SEC rules also require that shareholders have an opportunity at least once every six years to vote, on an advisory basis, on the frequency of such say-on-pay advisory votes. Our shareholders were last presented with such a proposal in 2023 when our Board recommended, and our shareholders approved, continuing to have such say-on-pay advisory votes occur every year.

This proposal gives shareholders the opportunity to vote on the overall compensation program of M&T and specifically as it applies to the named executive officers through the following resolution:

“RESOLVED, that the 2024 compensation paid to M&T Bank Corporation’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The shareholder vote on this matter is advisory, meaning that it will serve as a recommendation to the Board and the C&HC Committee, but will not be binding. The C&HC Committee will consider the outcome of this vote when determining future executive compensation arrangements.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF

 THE 2024 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis (the “CD&A”) provides information regarding the 2024 compensation of M&T’s Chief Executive Officer (“CEO”), M&T’s Chief Financial Officer (“CFO”) and the three most highly compensated executive officers other than the CEO and CFO (collectively, the “NEOs”). For 2024, our NEOs were the following individuals:

Name	2024 Title

René F. Jones	Chairman Chief Executive Officer

Daryl N. Bible	Senior Executive Vice President Chief Financial Officer

Kevin J. Pearson	Vice Chairman

Christopher E. Kay	Senior Executive Vice President & Head of Enterprise Platforms

Michael Todaro	Senior Executive Vice President Chief Risk Officer*

*	Neeraj Singh succeeded Mr. Todaro as Chief Risk Officer effective January 31, 2025.

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Overview of M&T Bank Corporation

M&T’s vision is focused on long-term sustained performance. We strive to consistently maintain a conservative risk profile and a strong financial position to ensure high levels of service to our customers and communities throughout economic cycles.

2024 Financial Performance Highlights

M&T’s results of operations for 2024 reflected a year of strong performance focused on fundamentals as measured by several metrics, including diluted earnings per common share, return on average assets and return on average common shareholders’ equity. On an operating basis, M&T evaluates certain key metrics including diluted net operating earnings per common share, net operating return on average tangible assets and net operating return on average tangible common equity(1). The Company’s performance and financial position reflects a stable customer deposit base, and strong liquidity and capital generation. Specific 2024 performance highlights are noted below(2):

•

M&T exceeded its Operating Plan for each of the following key metrics: Net operating income, diluted net operating earnings per common share, and net operating returns on average tangible assets and average tangible equity(1);

•

GAAP-basis net income was $2.59 billion - the second highest level in our company’s history – only behind 2023, which was the highest ever earned at M&T and reflected an improved net interest margin in that year due largely to the rapid rise in interest rates;

•

Diluted earnings per common share were $14.64 and return on average assets was 1.23%. Net operating return on average tangible assets(1) of 1.30% was equal to the highest among peers. Return on average common shareholders’ equity was 9.5% and net operating return on average tangible common equity(1) was 14.5%. Excluding the impact of accumulated other comprehensive income, net operating return on average tangible common equity(1) was in the top quartile among peers;

•

Average loans and leases grew $2.0 billion, or 1.5%, in 2024 despite planned reductions in commercial real estate loans. The growth in average loans and leases, excluding average commercial real estate loans, was 6.3% in 2024;

•	The level of criticized commercial and industrial and commercial real estate loans declined meaningfully from $12.6 billion, or 14.0%, at the end of 2023 to $9.9 billion, or 11.2%, at the end of 2024;

•	As a percentage of Tier 1 capital plus allowance for credit losses, the commercial real estate loan concentration declined from 183% at the end of 2023 to 136% at the end of 2024;

•	M&T’s net interest margin of 3.58% led its peer group;

•	Tangible equity per common share at the end of 2024 grew 11% from the end of 2023;

•

M&T’s capital position continued to strengthen as the Common Equity Tier 1 capital ratio increased for the 7th consecutive quarter to 11.68% at the end of 2024, meanwhile M&T’s stress capital buffer improved to 3.8%;

•	M&T resumed share repurchases in the third quarter of 2024 with 2.1 million common shares repurchased at a total cost of $400 million(3) in the second half of 2024;

•	M&T’s common stock dividend grew 3% representing the 8th consecutive year of increases

(1)

M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature. See Appendix A to this proxy statement as well as “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 19, 2025 (“M&T’s 2024 Form 10-K”) for a reconciliation of GAAP measures with corresponding non-GAAP measures.

(2)	For more information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in M&T’s 2024 Form 10-K.

(3)	Includes share repurchase excise tax.

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M&T’s Executive Compensation Philosophy and Objectives

The objectives of M&T’s executive compensation programs are to attract and retain executives capable of maximizing performance for the benefit of M&T and its shareholders. We endeavor, over time and based on performance, to establish total direct compensation (“TDC”) in a competitive range around the median of the market for our compensation peer group. Our longstanding compensation philosophy is to emphasize long- term equity-based compensation for our NEOs. This philosophy, combined with C&HC Committee engagement and oversight, allows us to align our compensation with performance by:

•	linking the size of individual equity awards to the NEO’s role, responsibilities and prior and anticipated future contributions, as well as to the performance of M&T;

•	tying a significant portion of the NEOs’ ultimate realized compensation to future performance and the value of M&T common stock, in alignment with our shareholders;

•	balancing growth with prudent risk taking, through the use of equity compensation with robust forfeiture provisions;

•	creating a culture of stock ownership and retention, including through M&T’s Stock Ownership and Retention Guidelines for Executives;

•

performing, for each NEO, an annual assessment of the “market price of the seat” and balancing external data with an executive’s experience, role, responsibilities, and prior and anticipated future contributions; and

•	assessing short-term performance and awarding variable compensation based on a balanced discretionary assessment of holistic bank and individual performance.

We design our executive compensation program to promote risk mitigation and good governance, which includes maintaining the following best practices:

What We Do:	What We Don’t Do:

✓ Strong alignment between pay and performance	Reprice stock options

✓ Discourage excessive risk-taking through program design	Time equity grants (i.e., instead, we only grant long- term incentives on pre-determined dates)

✓ Maintain robust stock ownership and retention guidelines	Tax gross-ups (other than in connection with relocation)

✓ Retain an independent compensation consultant to advise and support the C&HC Committee in its role	Pay dividends on unearned performance units

✓ Maintain a compensation forfeiture policy which subjects incentives to risk adjustments	Grant excessive severance, pension or other benefits

✓ Review share utilization	Enter into employment contracts with our executives

✓ Annual risk assessment of incentive compensation plans	Permit hedging or pledging of M&T securities (except in limited circumstances pursuant to prescribed policy)

✓ Routinely engage with shareholders and investors

✓ Use a peer group to provide perspective on competitive pay levels

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2024 Say-on-Pay Vote and Shareholder Outreach

Our 2024 shareholder vote on executive compensation passed with 94% support. The C&HC Committee considered this to be an indication that our shareholders believe that the NEOs’ compensation is aligned with the performance of M&T.

In addition, we regularly engage with our shareholders’ proxy voting and investor stewardship teams to gain a deeper understanding of the perspectives and concerns related to our executive compensation programs. In these meetings, our shareholders have generally expressed a positive view with respect to our executive compensation program.

We regularly evaluate whether our executive compensation programs support our compensation philosophy and objectives and monitor program alignment with our priorities. Further, we continue to look for ways to provide transparent disclosure around these programs.

In connection with this review, combined with other factors discussed in this CD&A as well as the feedback we received from our shareholders, the C&HC Committee made the following changes in recent years:

•

Continued to emphasize the link between long-term company performance and executive compensation by issuing a significant proportion of NEO Long Term Incentive in the form of Performance-Vested Stock Units (“PVSUs”), providing an increase in the proportion delivered in PVSUs from 40% to 50% for 2024 performance that were granted in 2025; and

•

Developed and introduced performance scorecards for our NEOs that explicitly link company, business unit/function and individual performance to compensation determinations for formal use in performance year 2023 and beyond.

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Components of Executive Compensation

The components of our executive compensation program, described below, align with M&T’s philosophy to emphasize long-term equity-based compensation, while providing compensation that will attract and retain executives capable of achieving M&T’s performance objectives and delivering value to our shareholders.

Compensation Element	Objective	Determination of Salary/Award Levels and Key Features

Base Salary	• Provides fixed pay reflective of an executive’s role, responsibilities and individual performance	• Scope of the executive’s responsibilities • Experience • Internal and external comparison • Past and expected future performance • Peer compensation market data

Short-Term: Cash Incentive

•  Provides annual incentive opportunity generally reflective of overall bank and individual performance; considers both quantitative and qualitative performance

•  Quantitative – reflects balance between financial and risk performance

•  Qualitative – reflects progress towards key strategic initiatives and other individual performance factors

•  Company-wide STI pool funded based on a percentage of operating income

•  Rewards NEOs based on:

➢ Company performance as reflected by financial results (including key metrics such as net operating income, EPS, Efficiency Ratio, Return on Tangible Common Equity (ROTCE), Return on Tangible Assets (ROTA) and returns to shareholders)(1)

➢ Achievement of annual performance objectives across all stakeholder groups (customers, communities, employees and regulators, including both financial and non-financial measures)

➢ Risk management and adherence to risk appetite

➢ Other key strategic initiatives for the year

➢ Award values also consider peer compensation market data

Long-Term: Equity-Based Incentive

•  Provides equity-based incentive opportunity generally reflective of overall bank and individual performance

•  Aligns rewards with sustained long-term performance and shareholder value

•  Provides a strong retention tool

•  Unearned/unvested awards subject to forfeiture

•  Equity-based incentives awarded to NEOs in the form of performance- based stock unit awards and stock options

•  Performance-based stock unit awards key features:

➢ Performance-Hurdled Stock Units (PHSUs)

¡   Vesting: Ratably at target over three years

¡   Performance Metric: Absolute ROTCE(1)

➢ Performance-Vested Stock Unit Awards (PVSUs)

¡   Vesting: Cliff vest after a 3-year performance period with final payout ranging from 0%-150% of target based on performance

¡   Performance Metric: Absolute ROTCE and Relative ROTCE to peer group(1)

¡   Beginning with the 2024 grant, the Performance Metrics also include Absolute and Relative ROTA(1)

•  Non-Qualified Stock Options (NQSOs) key features:

➢ Vesting: 3-year annual pro-rata

➢ Option Term: 10 years

•  Initial award value is based on:

➢ Roles/responsibilities and expected future contribution

➢ Company and individual performance for the immediately preceding year

➢ Consideration of peer compensation market data

•  Amount ultimately realized is based on:

➢ Absolute company performance for the immediately preceding year relative to the operating plan

➢ Absolute and relative company performance over the 3-year period from date of grant

➢ Long-term, sustained corporate performance and stock price

(1)

The C&HC Committee and management use certain non-GAAP financial measures as they believe they better reflect the impact of acquisition activity in reported results. See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2024 Form 10-K for a reconciliation of GAAP measures to the corresponding non-GAAP measures. See Appendix A of this proxy statement as well for a description of how ROTCE and ROTA are calculated.

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2024 Performance Year Pay Mix

Our executive compensation program provides for a market-competitive mix of base salary, short-term cash incentives (“STI”) and long-term equity-based incentives (“LTI”) that vest over time in alignment with our compensation philosophy and the objectives cited above.

Executive performance scorecards were utilized for the 2024 performance year and serve to provide more structure around our performance-guided discretionary variable compensation program, specifically with respect to STI awards. The executive performance scorecards consider overall bank performance, in addition to the performance of the business unit(s) or functional area(s) led by each NEO and their individual contributions predominantly with respect to risk management, leadership and talent development. As a result of the executive performance scorecard review, strong financial results of the organization and sound risk management, STI awards were increased for the NEOs. For continued retention and shareholder alignment, LTI awards for NEOs were increased from the prior year to better reflect performance, market competitiveness and continued alignment with shareholders.

The charts below represent the 2024 performance year total compensation pay mix of our CEO and the average of our other NEOs. For purposes of this and other “performance year” disclosures in this CD&A, compensation for the “performance year” consists of (i) annual base salary as of the end of the performance year, (ii) STI paid in the following year for the prior year’s performance, and (iii) the LTI award (target value) granted in the following year for the prior year’s performance and in consideration of anticipated future contributions. The LTI award is comprised of PHSUs, PVSUs and Non-Qualified Stock Options (“NQSOs”). This view differs from the disclosure in the 2024 Summary Compensation Table (“SCT”) set forth in the “Executive Compensation” section beginning on page 68 below, in that the LTI awards disclosed in the SCT reflect equity awards granted during 2024 for the prior performance year (i.e., 2023 performance). We prefer the performance year view as this is how we (and many of our peer companies) tend to view executive compensation.

The charts below show the 2024 performance year pay mix for our CEO and the average for our other NEOs, of which 90% of pay is “at risk” for Mr. Jones and, on average, 83% of pay is “at risk” for our other NEOs.

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Roles and Responsibilities

M&T’s executive compensation programs are administered through the joint efforts of various constituents to ensure sound holistic governance around compensation determinations.

Role of the C&HC Committee

The C&HC Committee is responsible for determining M&T’s compensation philosophy and objectives, as well as compensation of the executive officers (including the NEOs) and reporting such determinations to the full Board. The C&HC Committee does not have any formal policies for allocating compensation among salary, annual cash incentive awards and long-term equity incentives, short- and long-term compensation or among cash and non-cash compensation. Instead, the C&HC Committee exercises judgment to establish a total compensation program for each NEO that is a mix of current, short- and long-term incentive compensation, and cash and non-cash compensation, which the C&HC Committee believes is appropriate to achieve the goals of the executive compensation program and corporate objectives.

As discussed below, in determining the amount and mix of compensation to be paid to each NEO, the C&HC Committee reviews the compensation levels of the NEOs relative to a group of commercial banking peers that are similar in size and business mix (the “peer group”). As part of this review, the C&HC Committee also considers the financial performance of M&T relative to the peer group, as well as certain other factors, including M&T’s stock price performance and relative shareholder returns, compensation mix philosophy, risk management, and individual and corporate performance. The C&HC Committee reviews M&T’s financial performance and risk management performance prior to finalizing TDC for the NEOs.

The C&HC Committee’s responsibilities with respect to executive compensation include:

•	understanding, monitoring, and effectively challenging M&T’s performance management practices, ensuring they are aligned with the bank’s stated “pay for performance” philosophy and risk appetite;

•	annually reviewing and approving the corporate goals and objectives relevant to CEO and executive officer compensation;

•	conducting the CEO’s annual performance review;

•	reviewing the annual performance reviews of Section 16 officers. This includes discussions of team performance and leadership abilities (in addition to individual performance);

•	annually reviewing and approving the base salaries, annual incentive opportunities and overall TDC of the NEOs and other Section 16 executive officers;

•	annually reviewing and approving equity award opportunities of the NEOs; and

•	oversight of M&T’s executive management succession planning process (as further described in the Corporate Governance of M&T Bank Corporation section above).

Role of the Chief Executive Officer

The CEO provides the performance assessments for the other NEOs and makes compensation recommendations to the C&HC Committee in this regard. Performance achieved against business unit/function and individual goals set in early 2024, as well as overall bank financial results and risk management were considered when making the initial compensation recommendations. Ultimate decision making authority for the compensation determinations for all NEOs, including the CEO, however, lies solely with the C&HC Committee. The CEO does not participate in discussions of his compensation with the C&HC Committee.

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Role of Independent Compensation Consultant

In 2024, the C&HC Committee continued to retain Aon’s Human Capital Solutions practice, a division of Aon plc (Aon), to provide executive compensation consulting services. Aon’s role is to provide analysis and advice to the C&HC Committee regarding the amount and form of executive compensation, attend C&HC Committee meetings, as requested, and advise the C&HC Committee on executive compensation levels, market trends, regulatory issues and other developments that may impact M&T’s executive compensation programs. In 2024, Aon performed the following services for the C&HC Committee:

•	recommended the peer group used as a reference for compensation decisions for the NEOs;

•	conducted detailed market analyses on executive and director compensation relative to our peer group, including all elements of TDC, and advised on general industry pay practices;

•	advised the C&HC Committee on contemporary pay practices to create executive compensation opportunities that align more closely with M&T’s strategic objectives and long-term performance;

•	advised the C&HC Committee on market competitive base salaries, annual cash incentives and long-term incentives for NEOs; and

•	advised the C&HC Committee on regulatory issues.

The fees for these services totaled $233,533. Aon also provided $327,285 in additional compensation survey/advisory services to management during 2024. Management engaged Aon for these services after consultation with the C&HC Committee. Based on an assessment of SEC and NYSE factors, the C&HC Committee determined that Aon was independent and that engagement of Aon did not present any conflicts of interest. Aon also determined that it was independent from our management and confirmed this in a written statement delivered to the C&HC Committee.

Peer Group

On an annual basis, the C&HC Committee, using advice provided by Aon, makes decisions about compensation levels for each of the NEOs with reference to the compensation peer group—a group of commercial banking institutions of similar business makeup, size and geographic reach. For the 2024 year-end compensation review, M&T continued the practice of having the same peer group for both compensation (used as a reference for compensation levels for NEOs) and financial (used as a reference for our financial performance) comparison.

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The eleven commercial banking companies listed below were identified by selecting a group of U.S.- based commercial bank holding companies generally having assets or market capitalization within a reasonable range of M&T and excluded those that had a significantly dissimilar business mix, or had a substantial international presence. This peer group is reviewed annually, with the assistance of Aon, and is updated as necessary. The 2024 peer group remains unchanged from 2023:

2024 Peer Group (size statistics as of June 30, 2024)

Peer	Market Cap (in Millions)	Assets (in Millions)

U.S. Bancorp (USB)	61,951	680,058

PNC Financial Services Group, Inc (PNC)	61,812	556,519

Truist Financial Corporation (TFC)	51,990	519,853

M&T (MTB)	25,311	208,855

Percent Rank	70%	57%

Fifth Third Bancorp (FITB)	24,842	213,262

Huntington Bancshares Incorporated (HBAN)	19,143	196,310

Regions Financial Corporation (RF)	18,334	154,052

Citizens Financial Group, Inc. (CFG)	16,320	219,938

KeyCorp (KEY)	13,403	187,450

First Horizon National Corporation (FHN)	8,467	82,230

Comerica Incorporated (CMA)	6,768	79,597

Zions Bancorporation (ZION)	6,405	87,606

Median (excluding M&T)	18,334	196,310

Process for Determining 2024 NEO Compensation

Factors Considered. In determining NEO compensation, the C&HC Committee uses a holistic and balanced discretionary approach, guided by the executive performance scorecards to evaluate performance against the following quantitative and qualitative factors:

Quantitative Factors	Qualitative Factors

Operating Income	Asset quality relative to the banking industry

EPS	Responsiveness to economic environment

Return on Assets and Return on Tangible Common Equity	Achievement of operating plans

Returns to Shareholders	Achievement of performance objectives related to talent management and employee engagement

Various capital ratios	Achievement of performance objectives related to customer satisfaction and customer growth

Competitive market compensation data	Leadership and establishment of strategic direction

Efficiency ratio	Effective risk management and adherence to the risk appetite

One of the key components of our executive compensation program is tying pay to company performance. At the beginning of each year, bank-wide and business unit/function specific performance goals are established, as are other goals related to our strategic imperatives. At the end of the year, the C&HC Committee compares these expectations to actual results for M&T and each NEO. We evaluate corporate performance by using a diverse set of performance metrics to ensure that no single measure can disproportionately impact compensation. Our performance is evaluated against internal expectations and our operating plan for the year and is balanced with a relative performance evaluation by comparing our results to those of the peer group.

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STI and Executive Performance Scorecards. To further ensure a strong alignment between performance and compensation determinations (specifically STI awards), we use executive performance scorecards for each of the NEOs. The executive performance scorecards provide a consistent framework to measure company, business unit/function and individual performance against established quantitative and qualitative metrics. In addition, all performance is reviewed in the context of the company’s and the business unit/ functional area’s adherence to their respective risk appetite parameters. Bank-wide and business unit/function specific risk adherence scores are also taken into consideration when finalizing performance ratings and the resulting STI awards.

Below is an illustration of how the executive performance scorecards are structured for the NEOs and what factors/metrics are considered with corresponding weightings. Company performance (strategic imperatives and achievement against operating plan), Business Line/Functional performance (growth, profits, returns, customer experience (“CX”) and employee experience (“EX”)) and Individual performance (primarily leadership, talent development and risk management outcomes) are all considered in the short-term incentive award determination.

Market Analysis. The C&HC Committee reviews an estimated market pay range for each NEO role. Ranges are developed based on public information and third-party market surveys of compensation for the same or comparable roles at peer firms. This practice is designed to ensure that our NEO pay appropriately reflects market pay, based on varying levels of performance. The C&HC Committee determined that all of our NEOs were appropriately positioned in the range of our peer group compensation data based on tenure in the role and performance.

In establishing pay levels for the NEOs, the C&HC Committee considers the various quantitative and qualitative factors set forth in this CD&A in the context of market data, internal equity, the value of the executive’s performance over the long-term, and their future potential with M&T. In addition, the C&HC Committee reviewed the performance of the NEOs against the executive performance scorecard metrics described above.

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Below is a summary of the annual pay for performance review cycle for the 2024 performance year:

Annual Pay for Performance Cycle

Step	Timing	Activities

1	1st Quarter of 2024

Annual Objectives

1.  Quantitative – 2024 Operating Plan

•  Bank-wide goals

•  Business-unit specific goals

2.  Qualitative – 2024 Strategic Imperatives

•  Differentiate our customer experience

•  Grow new customers / develop new markets

•  Drive operational effectiveness

•  Optimize our risk management infrastructure

•  Be a talent and people driven organization

3.  Cascade objectives to each Executive Officer

4.  Distribute executive performance scorecards to Executive Officers

2	2nd Quarter of 2024

Succession Planning

1.  Joint meeting between the C&HC Committee and the N&G Committee to review succession plans for executive leadership roles, including Chief Executive Officer, and other key positions

3	3rd Quarter of 2024	Establish Peer Group (as advised by Aon) 1. Review and update peer group to be used as a reference for executive officer compensation and Board compensation

4	4th Quarter of 2024

Preliminary Review and Discussion of NEO and Other Executive Officer Competitive Market Data

1.  Review of 2024 Financial Performance including relative performance on key financial metrics

2.  Review 2024 Risk Management Assessment

3.  Review current compensation market position based on peer market data (as advised by Aon)

5	4th Quarter of 2024

Assess Performance Against the Quantitative and Qualitative Objectives Described Above for NEOs and Other Executive Officers

1.  Evaluate performance

•  C&HC Committee evaluates and rates CEO’s performance

•  C&HC Committee and the CEO evaluate and rate the performance of the other Executive Officers based on performance appraisals and executive performance scorecard results

2.  Quantitative and qualitative performance is assessed based on executive performance scorecards

6	1st Quarter of 2025

Link Pay to Performance

1.  Finalize performance evaluations for NEOs and other Executive Officers

2.  Determine final total compensation, mix of pay and specific pay actions

•  2025 Base Salary

•  2024 STI (Paid in 2025 for 2024 Performance)

•  2025 LTI (Granted in 2025 for 2024 Performance)

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2024 NEO Compensation Elements

Base Salary. The C&HC Committee made 2024 base salary determinations for the NEOs in January 2024. At that time, given the individual performance of each of the NEOs and their respective positioning against competitive market data for their roles, the C&HC Committee determined that the base salary for Mr. Todaro should be increased to approach the median of market, while the remaining NEOs were deemed to be well positioned compared to market.

Named Executive Officer	2024 Base Salary(1) ($)

René F. Jones	1,100,000

Daryl N. Bible	740,000

Kevin J. Pearson	775,000

Christopher E. Kay	725,000

Michael Todaro	600,000

(1)	Base salaries listed are annualized.

Variable Compensation. M&T maintains a performance-guided discretionary approach to its incentive programs. While we aim to deliver TDC in a competitive range around the median of the market for our peer group, we do not use formulas for determining performance year incentives. Instead, individual target award levels are derived using various factors including competitive market pay ranges, time in job and strategic importance of a given role to the organization. As described above, the C&HC Committee performs a holistic, balanced performance assessment of company, business unit/function and individual performance that considers quantitative and qualitative factors, market compensation levels by role, and internal equity.

The executive performance scorecards provide a framework to assess annual performance across the various positions each NEO holds and provides additional structure to apply rigor around incentive compensation recommendations. Results of the executive performance scorecards were presented to the C&HC Committee and were reviewed in conjunction with written performance appraisals to provide a holistic view of each NEO’s performance. Additional support was provided from the CRO in assessing the risk adherence for each business unit/function. Consequently, the C&HC Committee considered the following factors in making the award determinations in January 2025 for 2024 performance:

•	the performance of M&T during 2024 relative to its operating plan and relative to the peer group;

•	achievement of key strategic objectives and goals set in the first quarter of the performance year;

•	the leadership and contribution of each of the NEOs to that performance;

•	the performance of the business unit/function which each NEO has oversight;

•	effective risk management and adherence to M&T’s risk appetite statement; and

•	compensation peer group market data for the roles occupied by each of the NEOs.

Short-term (Cash) Incentive Compensation. Based upon the performance factors described above, including the overall absolute and relative to peer financial performance and effective risk management of the organization, the STI pool was funded above target for performance year 2024 (whereas it was below target for the 2023 performance year). Considering this strong performance, as well as relevant market compensation information, and applying the executive performance scorecard

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results, including individual performance ratings, the C&HC Committee set the amount of STI awards to each NEO for the 2024 performance year as follows:

Named Executive Officer	2024 STI ($)

René F. Jones	3,000,000

Daryl N. Bible	1,400,000

Kevin J. Pearson	1,820,000

Christopher E. Kay	1,225,000

Michael Todaro	1,300,000

Long-term (Equity-based) Incentive Compensation. Consistent with our philosophy of linking compensation to M&T’s performance for the continued alignment with M&T’s shareholders, a substantial portion (ranging from 59% to 74%) of 2023 performance year variable compensation was awarded to NEOs through LTI grants in January 2024 under the 2019 Equity Plan.

The C&HC Committee established the LTI compensation mix to maximize shareholder value and tie the NEOs’ compensation to M&T’s long-term performance. The NEO LTI mix awarded in January 2024 based upon 2023 performance was 35% Performance Hurdled Stock Units (PHSUs), 50% Performance Vested Stock Units (PVSUs) and 15% Non-Qualified Stock Options (NQ Stock Options or stock options). All of the LTI awards are fully at risk as stock options are worthless without stock appreciation, and PHSUs and PVSUs are subject to performance metrics in order for awards to vest. Going forward, M&T will continue to monitor, evaluate, and modify this program as deemed necessary to ensure continued evolution in line with our business strategy and compensation philosophy. In addition, M&T continues to monitor the LTI mix on an annual basis.

The C&HC Committee determined the dollar value of the LTI awards to be made to the NEOs at its meeting in January 2024. Following that meeting, the 2023 performance year equity awards were granted on January 31, 2024. In light of a gap to competitive market positioning, the C&HC Committee determined that an increase in the dollar value of the LTI awards to be awarded for 2023 performance was warranted for all NEOs.

Named Executive Officer	Total 2023 Performance Year LTI Award (2024 Grant) ($)	2023 Performance Year Options (15%) ($)	2023 Performance Year PHSUs (35%) ($)	2023 Performance Year PVSUs (50%) ($)

René F. Jones	6,000,000	900,000	2,100,000	3,000,000

Daryl N. Bible	2,125,000	318,750	743,750	1,062,500

Kevin J. Pearson	2,500,000	375,000	875,000	1,250,000

Christopher E. Kay	1,500,000	225,000	525,000	750,000

Michael Todaro	1,200,000	180,000	420,000	600,000

PHSUs. PHSUs are utilized as a retention vehicle and were granted as part of the LTI mix in January 2024 for the 2023 plan year, consistent with prior years. PHSUs vest ratably at target each year over three years based on achievement of an absolute ROTCE safety and soundness performance hurdle for each year, which has been established at 5%. If the performance hurdle is not satisfied for a given year, the portion of the stock award that is scheduled to vest on the vesting date immediately following that annual performance period will not vest and will be forfeited unless otherwise determined by the C&HC Committee. Any dividend equivalents credited during the annual performance period are accrued and paid in cash to the extent the PHSUs vest and are distributed and, if the PHSUs do not vest, are forfeited.

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2022-2024 PHSU Award Payouts. At the conclusion of the 2024 performance period with respect to the PHSU grants made in 2022, 2023 and 2024, the company’s ROTCE was calculated to be 14.5%, which was above the absolute threshold (5%) required for each tranche to vest and pay out at target.

The C&HC Committee certified the payout at its meeting in January 2025. See Appendix A for a description of how ROTCE is calculated for purposes of these awards and a related reconciliation of the GAAP measure to the Non-GAAP financial measure utilized for purposes of these PHSU awards.

	$		$
Named Executive Officer	Grant Date		PHSU Grant Target Award(1)

René F. Jones		1/31/2022		3,130
		1/31/2023		5,128
		1/31/2024		5,068

Daryl N. Bible		1/31/2024		1,795

Kevin J. Pearson		1/31/2022		1,418
		1/31/2023		2,137
		1/31/2024		2,111

Christopher E. Kay		1/31/2022		768
		1/31/2023		1,261
		1/31/2024		1,267

Michael Todaro		1/31/2022		444
		1/31/2023		940
		1/31/2024		1,013

(1)	Each tranche of PHSU grants were distributed in 2025 at target based on achievement of the 2024 performance hurdle.

PVSUs. The C&HC Committee also grants PVSUs, which cliff vest after three years based on absolute and relative average ROTCE performance over the three-year performance period, with final payout values ranging from 0% to 150% of target. In addition, the PVSUs have accrued reinvested dividend equivalent units, which will pay out at the time the underlying shares vest and are subject to the same performance payout percentage and, if the underlying PVSUs do not vest, are forfeited.

PVSU Performance Metrics(1)	Absolute ROTCE	Payout	Relative ROTCE	Payout(2)

Above Absolute Maximum – payout is 150% regardless of relative performance	≥17%	150%	N/A	150%

Performance between these two Absolute ROTCE levels is assessed relative to the peer group	5% to < 17%	Payout by relative ROTCE Scale	>75th percentile 50th percentile 25th percentile <25th percentile	150% 100% 75% 50%

Below Absolute Threshold – payout is zero, regardless of relative performance	< 5%	0%	N/A	0%

(1)	See Appendix A for a description of how ROTCE is calculated and a reconciliation of GAAP measures to the corresponding non-GAAP measures utilized for award purposes.

(2)	For performance between the 25th and 75th percentiles, payout will be determined based on interpolation.

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2022-2024 PVSU Award Payout. At the conclusion of the three-year performance period for the 2022 PVSU grant, the company’s three-year average ROTCE was calculated to be 16.3%, which yielded a 77% payout. The C&HC Committee certified the payout at its meeting in February 2025.

	$		$

Year	ROTCE(1) (%)		Earn out (%)

2022		16.7

2023		17.6

2024		14.5

Three-Year Avg.		16.3		77

(1)	See Appendix A for a description of how ROTCE is calculated and a related reconciliation of GAAP measures to corresponding non-GAAP measures utilized for award purposes.

	$		$

Named Executive Officer(1)	2022 PVSU Grant Target Award		Distributed Shares(2)

René F. Jones		15,646		13,354

Kevin J. Pearson		7,085		6,047

Christopher E. Kay		3,838		3,275

Michael Todaro		2,214		1,889

(1)	Mr. Bible did not receive a grant of PVSUs in 2022.

(2)

Earned PVSUs includes payout of underlying Dividend Equivalent Units (DEUs). The DEUs are also subject to the same earnout percentage of 77% as approved by the C&HC Committee. The earned DEUs for the NEOs are as follows: Mr. Jones 1,306, Mr. Pearson 591, Mr Kay 320 and Mr. Todaro 184.

Stock Options. M&T also awards a portion of the LTI awards in the form of stock options. Stock options align our NEOs’ interests with those of shareholders by providing value only if M&T’s stock price increases from the date that the stock option is granted. In addition, the vesting schedule for the stock options promotes retention of our NEOs. The stock option awards granted to the NEOs in January 2024 for 2023 performance vest ratably over three years. Stock options create close alignment with shareholder experience, and due to their ten-year term, support M&T’s business strategy and compensation philosophy by providing a link to long-term business objectives and sustained long-term value creation.

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2025 Long-Term Incentive Grant.

Each year the C&HC Committee evaluates the LTI mix to maintain competitiveness, drive appropriate behaviors and align the interests of our executives with M&T’s long-term performance. To maintain the strong link between company performance and executive compensation, the C&HC Committee maintained the percentage of LTI awarded in PVSUs while slightly decreasing the percentage awarded in stock options. The NEO LTI mix awarded in January 2025 based upon 2024 performance was:

•	50% Performance-Vested Stock Units

•	40% Performance-Hurdled Stock Units

•	10% Non-Qualified Stock Options

Named Executive Officer(1)	Total 2024 Performance Year LTI Award (2025 Grant) ($)	2024 Performance Year Options (10%) ($)	2024 Performance Year PHSUs (40%) ($)	2024 Performance Year PVSUs (50%) ($)

René F. Jones	7,400,000	740,000	2,960,000	3,700,000

Daryl N. Bible	2,350,000	235,000	940,000	1,175,000

Kevin J. Pearson	2,830,000	283,000	1,132,000	1,415,000

Christopher E. Kay	1,700,000	170,000	680,000	850,000

Michael Todaro	1,300,000	130,000	520,000	650,000

2025 PVSUs. The C&HC Committee approved a plan design change for the PVSUs granted in 2024, and this updated design was maintained for the 2025 grant. The updated plan design includes two metrics – ROTCE and Return on Tangible Assets (“ROTA”). Both metrics are weighted equally (50% each) and both take into consideration the three-year average performance on an absolute and relative basis. Like the prior design, awards have a three-year cliff vesting schedule with final payout values ranging from 0% to 150% of target. In addition, the PVSU design includes accrued reinvested dividend equivalent units, which will payout at the time the underlying shares vest and are subject to the same performance payout percentage and, if the underlying PVSUs do not vest, are forfeited.

	PVSU Performance Metric 1	Absolute ROTCE	Payout	Relative ROTCE	Payout(2)

Metric 1: ROTCE(1) 50% weighting	Above Absolute Maximum – payout is 150% regardless of relative performance	≥17%	150%	N/A	150%
	Performance between these two Absolute ROTCE levels is assessed relative to the peer group	5% to < 17%	Payout by relative ROTCE Scale	>75th %’ile 50th %’ile 25th %’ile <25th %’ile	150% 100% 75% 50%
	Below Absolute Threshold – payout is zero, regardless of relative performance	< 5%	0%	N/A	0%

(1)	See Appendix A for a description of how ROTCE is calculated.

(2)	For performance between the 25th and 75th percentiles, payout will be determined based on interpolation.

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	PVSU Performance Metric 2	Absolute ROTA	Payout	Relative ROTA	Payout(2)

Metric 2: ROTA(1) 50% weighting	Above Absolute Maximum – payout is 150% regardless of relative performance	≥1.25%	150%	N/A	150%
	Performance between these two Absolute ROTA levels is assessed relative to the peer group	0.35% to < 1.25%	Payout by relative ROTA Scale	>75th %’ile 50th %’ile 25th %’ile <25th %’ile	150% 100% 75% 50%
	Below Absolute Threshold – payout is zero, regardless of relative performance	< 0.35%	0%	N/A	0%

(1)	See Appendix A for a description of how ROTA is calculated.

(2)	For performance between the 25th and 75th percentiles, payout will be determined based on interpolation.

Equity Grant Practices. As noted above, the C&HC Committee grants equity-based awards to our executive officers in the form of PHSUs, PVSUs and non-qualified stock options. All grants are made subject to M&T’s Administrative Policy for Equity Award Grants (the “Grant Policy”). Under the Grant Policy, annual on- cycle equity awards are granted at the same time each year as part of our annual pay-for-performance cycle in the first quarter of the year. Off-cycle equity awards are granted at month-end, as required by the Grant Policy. Under the Grant Policy, the C&HC Committee avoids granting equity awards during periods in which there is undisclosed material non-public information about M&T or during blackout periods as defined in M&T’s Insider Trading Policy. The C&HC Committee also does not grant equity awards in anticipation of the release of material, nonpublic information, and M&T does not time the release of material, nonpublic information based on equity award grant dates, vesting events or sale events. For all stock option awards, the exercise price is the closing price of our common stock on the NYSE on the date of the grant. If the grant date falls on a non-trading day, the exercise price is the closing price of our common stock on the NYSE on the last trading day preceding the date of grant. The exercise price for options is not less than 100% of the Fair Market Value on the date of grant. During 2024, no equity awards were granted to our NEOs during the four business days prior to, or the one business day following, the filing of M&T’s periodic reports or the filing or furnishing of a Form 8-K that disclosed material non-public information.

Individual Performance Assessments

The C&HC Committee assessed the performance of each NEO based on the factors described in the “Process for Determining 2024 NEO Compensation” section above, and against our 2024 strategic imperatives, as well as each NEO’s individual performance goals, as more fully described below. In addition, the C&HC Committee also considers market-competitive compensation levels in determining each NEO’s TDC.

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René F. Jones - Chairman and Chief Executive Officer

The C&HC Committee established Mr. Jones’ TDC based on the company’s performance relative to peers and our 2024 Operating Plan, as well as progress toward our long-term strategic objectives. Specifically, the C&HC Committee considered the following performance factors (among others discussed in this CD&A) in establishing Mr. Jones’ TDC:

Company Results (“What”)

Strong financial performance and long-term shareholder return

•  Exceeded Operating Plan for each of the following key metrics: net operating income, diluted net operating earnings per common share, net operating returns on average tangible assets and average tangible equity(1)

•  Net operating income(1) was $2.63 billion – the second highest level in our company’s history – only behind 2023, which was the highest ever earned at M&T and reflected an improved net interest margin in that year due largely to the rapid rise in interest rates

•  Diluted net operating earnings per common share(1) were $14.88, and net operating return on average tangible assets(1) of 1.30% was equal to the highest among peers

•  Net operating return on average tangible common equity(1) was 14.5%; excluding the impact of accumulated other comprehensive income, net operating return on average tangible common equity(1) was in the top quartile among peers

•  Top quartile amongst peers for price/tangible book value and price/earnings multiple expansion

•  Continued strengthening of capital position as the Common Equity Tier 1 capital ratio increased for the 7th consecutive quarter to 11.68% at the end of 2024; resumed share repurchases in the third quarter of 2024

•  Increased quarterly common stock dividend per share 3% during 2024, representing the 8th consecutive year of increases

Progress against Strategic Imperatives

•  Increased employee engagement levels in key markets (New England & Long Island), along with increases in Retail and Business Banking NPS in these key markets; named a Top 5 SBA lender in all but two markets

•  Made significant progress in financial systems modernization

Customer Experience

•  Established and deployed “The Way We Work” program aligning the organization around common capabilities including CX, agility, process improvement and change management

•  Formed the Strategic Investment Committee to prioritize strategic investments; governance in place to track progress and drive accountability toward ROI/achievement of key results

Qualitative Results (“How”)

Employee Experience

•  Continued focus on talent management, including executive succession plans and the establishment of “NextGen” program to accelerate development of pipeline talent with diverse experience, skill sets and backgrounds

•  Continued to mature our pay-for-performance practices and culture

Leadership

•  Successfully managed significant leadership transitions, demonstrating resiliency of succession program

•  Sourced and hired key external talent to continue to mature our capabilities and strengthen team

Continued Strengthening of Risk Management Capabilities

•  Continued focus on credit portfolio mix and enhancing our credit delivery model; meaningfully reduced the level of criticized commercial and industrial and commercial real estate loans, and commercial real estate loan concentration in 2024

•  Company continues to operate within its established risk appetite parameters, which was updated and affirmed by the Risk Committee of the Board

•  Continued to enhance system resiliency and mature cybersecurity capabilities

(1)	See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2024 Form 10-K for a reconciliation of GAAP measures to corresponding non-GAAP measures.

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René F. Jones - Chairman and Chief Executive Officer (continued)

	Performance Year
	2023	2024
Salary	$1,100,000	$1,100,000
STI Payout	$2,150,000	$3,000,000
NQ Stock Options	$900,000	$740,000
PHSUs(1)	$2,100,000	$2,960,000
PVSUs(2)	$3,000,000	$3,700,000
LTI Grant	$6,000,000	$7,400,000
Total Direct Compensation	$9,250,000	$11,500,000

(1) Represents grant date fair value. Actual payout dependent on achievement of performance hurdle.

(2) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

Linking 2024 CEO Pay Elements to Performance

•	90% variable pay for the 2024 performance year

•	64% of variable pay is equity-based deferred LTI subject to multi-year vesting and forfeiture to align shareholder and executive interests

•	NQ Stock Options vest ratably over three years on the anniversary of the grant date and provide value only if M&T’s stock price increases from the date that the options are granted

•	PHSUs vest ratably over three years and are earned based on achievement of an absolute ROTCE performance hurdle each year

•	PVSUs are earned only to the extent M&T performance is achieved against absolute and relative average ROTCE and ROTA over a three-year period

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Daryl Bible - Senior Executive Vice President and Chief Financial Officer

Mr. Bible has served as CFO since the June 2023. For performance year 2024, the C&HC Committee considered the following performance factors (among others discussed in this CD&A) in establishing his TDC:

Company Results (“What”)

Strong financial performance and long-term shareholder return

•  Exceeded Operating Plan for each of the following key metrics: net operating income, diluted net operating earnings per common share, net operating returns on average tangible assets and average tangible equity(1)

•  Net operating income(1) was $2.63 billion – the second highest level in our company’s history – only behind 2023, which was the highest ever earned at M&T and reflected an improved net interest margin in that year due largely to the rapid rise in interest rates

•  Diluted net operating earnings per common share(1) were $14.88, and net operating return on average tangible assets(1) of 1.30% was equal to the highest among peers

•  Net operating return on average tangible common equity(1) was 14.5%; excluding the impact of accumulated other comprehensive income, net operating return on average tangible common equity(1) was top quartile among peers

•  Top quartile amongst peers for price/tangible book value and price/earnings multiple expansion

•  Continued strengthening of capital position as the Common Equity Tier 1 capital ratio increased for the 7th consecutive quarter to 11.68% at the end of 2024; resumed share repurchases in the third quarter of 2024

•  Increased quarterly common stock dividend per share 3% during 2024, representing the 8th consecutive year of increases

Progress against Strategic Imperatives

•  Substantial progress towards enterprise priorities, clearing major milestones in many strategic investment committee initiatives and making some generational investments in the physical and technological infrastructure

•  Established various strategic project & business reviews to focus the organization on achieving priorities, becoming more efficient, more collaborative, transparent, and creating results

Customer Experience

•  Introduced automated controls & reporting; simplified the payments processes; and enhanced reconciliation capabilities

•  Continued improving the internal forecasting processes by implementing a new and simplified planning and forecasting system.

Qualitative Results (“How”)	Employee Experience • Brought in expert talent while simultaneously growing and developing internal talent

Leadership

•  Continued to increase engagement with shareholders, rating agencies, and equity & fixed income communities

•  Supported the Regional Presidents and Relationship Managers by participating in joint customer calls

Risk Management

•  Completed planned system retirements, redeployed related resources, and completed projects related to data foundation

•  Oversaw company’s supervisory stress test, which resulted in lower stress capital buffer in 2024

•  Enhanced SOX program to follow a risk-based approach, providing a more granular and detailed review of the areas with heightened risk

(1)	See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2024 Form 10-K for a reconciliation of GAAP measures to corresponding non-GAAP measures.

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Daryl Bible - Senior Executive Vice President and Chief Financial Officer (continued)

	Performance Year
	2023(1)	2024
Salary	$740,000	$740,000
STI Payout	$750,000	$1,400,000
NQ Stock Options	$318,750	$235,000
PHSUs(2)	$743,750	$940,000
PVSUs(3)	$1,062,500	$1,175,000
LTI Grant	$2,125,000	$2,350,000
Total Direct Compensation	$3,615,000	$4,490,000

(1) Represents annualized salary and a pro-rated STI payment due to Mr. Bible’s mid-year start date.

(2) Represents grant date fair value. Actual payout dependent upon achievement of performance hurdle.

(3) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Kevin J. Pearson - Vice Chairman

Mr. Pearson has overall responsibility for M&T’s Mortgage, Consumer Lending and Dealer Services divisions, as well as our Wealth and Institutional Client Services divisions operating under the Wilmington Trust brand. For performance year 2024, the C&HC Committee considered the results of the portfolio of businesses he oversees and the following performance factors (among others discussed in this CD&A) in establishing his TDC:

Company Results (“What”)

Strong financial performance and long-term shareholder return

•  Net operating income(1) was $2.63 billion – the second highest level in our company’s history – only behind 2023, which was the highest ever earned at M&T and reflected an improved net interest margin in that year due largely to the rapid rise in interest rates

•  Diluted net operating earnings per common share(1) were $14.88, and net operating return on average tangible assets(1) of 1.30% was equal to the highest among peers

•  Net operating return on average tangible common equity(1) was 14.5%; excluding the impact of accumulated other comprehensive income, net operating return on average tangible common equity(1) was top quartile among peers

•  In addition, revenues for Mortgage, Dealer Services, Wealth and Institutional Client Services divisions exceeded 2024 Operating Plan

Progress against Strategic Imperatives

•  Established routines that have brought transparency to business performance and significantly increased financial accountability of business leaders

•  Continued progress on optimizing the Wealth operating model, including a review of existing processes as well as the roll out of a lead generation system that met its first-year target for receiving and closing referrals

Customer Experience

•  Established a routine of bringing the businesses of the bank together to help drive consistent integration of enterprise platforms and to share business opportunities and challenges; this shift has provided an opportunity to accelerate overall business performance

•  Supported business development through client meetings

•  Improved NPS scores in Mortgage; maintained J.D. Power Mortgage rating and J.D. Power Dealer satisfaction rating

Qualitative Results (“How”)

Employee Experience

•  Modeled “The Way We Work” behaviors and reinforced key principles in strategic initiatives and within teams

•  Helped to drive employee engagement through participation in town halls and other internal employee forums

Leadership

•  Acted as interim head of Wealth to provide consistency and support to the leadership team and customers during the transition; led the effort to choose the new head of Wealth

•  Focused on mentoring and development of executive talent and supported leadership transitions across the enterprise

Risk Management

•  Ensured needed resources were focused on enhancing risk management efforts and ensured direct accountability of risk management leaders

•  Engaged in the development and integration of Credit Delivery Acceleration into risk management efforts

(1)	See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2024 Form 10-K for a reconciliation of GAAP measures to corresponding non-GAAP measures.

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Kevin J. Pearson - Vice Chairman (continued)

	Performance Year
	2023	2024
Salary	$775,000	$775,000
STI Payout	$1,300,000	$1,820,000
NQ Stock Options	$375,000	$283,000
PHSUs(1)	$875,000	$1,132,000
PVSUs(2)	$1,250,000	$1,415,000
LTI Grant	$2,500,000	$2,830,000
Total Direct Compensation	$4,575,000	$5,425,000

(1) Represents grant date fair value. Actual payout dependent upon achievement of performance hurdle.

(2) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Christopher E. Kay - Senior Executive Vice President and Head of Enterprise Platforms

Mr. Kay assumed responsibility for Retail and Business Banking in the second quarter of 2024 in addition to his existing responsibilities as the head of the company’s Enterprise Platforms (Digital, Marketing/ Communications/Customer Experience (CX), Service Modernization and Strategy & Transformation). For performance year 2024, the C&HC Committee considered the following performance factors (among others discussed in this CD&A) in establishing his TDC:

Company Results (“What”)

Strong financial performance and long-term shareholder return

•  Net operating income(1) was $2.63 billion – the second highest level in our company’s history – only behind 2023, which was the highest ever earned at M&T and reflected an improved net interest margin in that year due largely to the rapid rise in interest rates

•  Diluted net operating earnings per common share(1) were $14.88, and net operating return on average tangible assets(1) of 1.30% was equal to the highest among peers

•  Net operating return on average tangible common equity(1) was 14.5%; excluding the impact of accumulated other comprehensive income, net operating return on average tangible common equity(1) was top quartile among peers

•  In addition, revenues for Retail Banking division exceeded 2024 Operating Plan

Progress against Strategic Imperatives

•  Ensured the voice of the markets were present in business conversations and drove the response to regional resourcing issues and needs

•  Continued to drive integration of common capabilities across business lines and focused on strengthening collaboration and identifying shared opportunities for focus in the Consumer Bank

•  Drove growth in New England through Marketing capabilities; Retail Banking pace of growth was higher and sales productivity improved; Business Banking performance in New England continues to be strong across most metrics

Customer Experience

•  Led “The Way We Work” program focused on realigning the organization around common capabilities including CX, agility, process improvement, and change management

•  Developed a common governance framework for strategic projects to ensure appropriate resourcing and transparency

•  Successfully rolled out Business Banking customer alignment program, representing 18 months of cross-divisional partnership

Qualitative Results (“How”)

Employee Experience

•  Focused on development of people managers and increased manager effectiveness scores

•  Increased employee engagement levels in the Retail Bank which led to reduced voluntary turnover year over year

•  Listened to the needs of employees in Business Banking to create a stronger culture of inclusion and belonging that led to the highest scores in company for employee engagement and manager effectiveness

Leadership

•  Participated in the development of a framework for elevating NextGen talent, with an eye toward talent development and delivering on the company’s strategic priorities

•  Focused on talent development and succession, specifically hired top talent for the Office of the Customer and Enterprise Communications to enhance the company’s competitive advantage

Risk Management

•  Served in governance roles across the company; focused on managing risk across the business portfolio

•  Made significant investments in first-line risk capabilities in both Retail Banking and Business Banking

(1)	See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2024 Form 10-K for a reconciliation of GAAP measures to corresponding non-GAAP measures.

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Christopher E. Kay - Senior Executive Vice President and Head of Enterprise Platforms (continued)

	Performance Year
	2023	2024
Salary	$725,000	$725,000
STI Payout	$950,000	$1,225,000
NQ Stock Options	$225,000	$170,000
PHSUs(1)	$525,000	$680,000
PVSUs(2)	$750,000	$850,000
LTI Grant	$1,500,000	$1,700,000
Total Direct Compensation	$3,175,000	$3,650,000

(1) Represents grant date fair value. Actual payout dependent upon achievement of performance hurdle.

(2) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

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Michael Todaro - Senior Executive Vice President and Chief Risk Officer

As Chief Risk Officer, Mr. Todaro was responsible for M&T’s risk management strategy, governance, and relationships with regulators and supervisory agencies. For performance year 2024, the C&HC Committee considered the following performance factors (among others discussed in this CD&A) in establishing his TDC:

Company Results (“What”)

Strong financial performance and long-term shareholder return

•  Exceeded Operating Plan for each of the following key metrics: net operating income, diluted net operating earnings per common share, net operating returns on average tangible assets and average tangible equity(1)

•  Net operating income(1) was $2.63 billion – the second highest level in our company’s history – only behind 2023, which was the highest ever earned at M&T and reflected an improved net interest margin in that year due largely to the rapid rise in interest rates

•  Diluted net operating earnings per common share(1) were $14.88, and net operating return on average tangible assets(1) of 1.30% was equal to the highest among peers

•  Net operating return on average tangible common equity(1) was 14.5%; excluding the impact of accumulated other comprehensive income, net operating return on average tangible common equity(1) was top quartile among peers

•  Top quartile amongst peers for price/tangible book value and price/earnings multiple expansion

•  Continued strengthening of capital position as Common Equity Tier 1 ratio increased for the 7th consecutive quarter to 11.68% at the end of 2024; resumed share repurchases in Q3 2024

•  Increased quarterly common stock dividend per share 3% during 2024, representing the 8th consecutive year of increases

Progress against Strategic Imperatives

•  Major contributor in development of strategies and executing programs to reduce classified asset levels and Commercial Real Estate concentrations to below prescribed limits/targets

•  Significant progress on strengthening the independent risk management function, including creation of regulatory risk management committee, maturing/simplifying risk ratings and metrics, and strong project/change management

Customer Experience

•  Significant progress in the build out of first line risk officer capabilities across the company

•  Promoted candor in identifying problems and promoted cooperation across first line risk teams to improve outcomes

Qualitative Results (“How”)	Employee Experience • Created routines to strengthen team engagement, track progress, and address roadblocks • Continued focus on talent and performance practices & culture
Leadership • Focused on development of management routines and developing management skills of new leaders • Recruited a strong successor for the CRO role, providing several months for transition

Risk Management

•  Completed review and revision of Risk Appetite Framework – including new limits for all major asset classes, plus liquidity, Operations Risk and Cyber – which was approved by the Risk Committee and the Board

•  Made significant progress in enhancing the second line credit function

(1)	See “Supplemental Reporting of Non-GAAP Results of Operations” in M&T’s 2024 Form 10-K for a reconciliation of GAAP measures to corresponding non-GAAP measures.

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Michael Todaro - Senior Executive Vice President and Chief Risk Officer (continued)

Performance Year 2024(1)
Salary	$600,000
STI Payout	$1,300,000
NQ Stock Options	$130,000
PHSUs(2)	$520,000
PVSUs(3)	$650,000
LTI Grant	$1,300,000
Total Direct Compensation	$3,200,000

(1) Mr. Todaro’s 2023 Performance Compensation is not listed as he was not an NEO for 2023.

(2) Represents grant date fair value. Actual payout dependent upon achievement of performance hurdle.

(3) Represents grant date fair value. Actual payout could range from 0%-150% of target depending on actual performance achieved.

Retirement and Other Benefits

M&T maintains two tax-qualified retirement plans for its employees, one a defined benefit plan and the other a defined contribution plan. Messrs. Pearson and Todaro participate in the defined benefit plan and continue to receive benefit accruals. Mr. Jones elected to have his benefits accrued under the defined contribution plan. This election was made pursuant to a one-time election that was offered to all participants in the defined benefit plan in late 2005 to either (i) remain an active participant in the defined benefit plan and earn future benefits under a new reduced benefit formula or (ii) retain the frozen benefit in the defined benefit plan and earn future benefits under a new defined contribution plan formula beginning January 1, 2006. Messrs. Kay and Bible are not eligible to participate in the defined benefit plan and are participants in the defined contribution plan.

In addition, M&T maintains nonqualified defined benefit and defined contribution retirement plans to supplement retirement benefits for the NEOs and other eligible participants in order to make up for benefits that cannot be provided in the qualified plans due to Internal Revenue Code limits; however, compensation recognized for the purpose of these plans is capped at two times the annual Internal Revenue Code Section 401(a)(17) limit. The nonqualified plans are not funded, except as benefits are actually paid to executive officers upon retirement or such other date elected by the executive. Additional information regarding these retirement plans and arrangements is provided in the sections titled “Pension Benefits” and “Nonqualified Deferred Compensation.”

M&T does not provide the NEOs with severance packages beyond what is provided to employees of M&T, generally. Consequently, the NEOs have historically participated in the M&T Bank Corporation Employee Severance Pay Plan (“Severance Pay Plan”), which provides for post-employment severance payments that are tiered based upon an employee’s position and years of service, and the continuation of certain employee benefits. Upon a “Qualifying Event” (defined in the Severance Pay Plan as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position), a NEO would be entitled to benefits under the Severance Pay Plan.

Other than benefits that are generally available to our employees, M&T does not maintain any individual executive severance or change in control arrangements. M&T’s compensation plans do not contain payments or benefits to NEOs that are specifically triggered by a change in control, except

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that the 2019 Equity Plan provides that, upon a change in control, all employees, including the NEOs, would become fully vested in any outstanding awards that were not already vested. M&T has elected to provide such acceleration because of a belief that the principal purpose of providing executive officers and other employees with equity incentives is to align their interests with those of M&T’s shareholders and that this alignment should be enhanced, not weakened, in the context of a change in control. Accelerating the vesting of equity-based compensation upon a change in control allows our employees the same opportunity as other shareholders to sell shares freely following the completion of the transaction and realize the economic benefits of such transaction, without forcing them to be exposed to the post-closing performance of the acquirer. More information regarding severance benefits and the impact of a change in control can be found later in the “Potential Payments Upon Termination or Change in Control” section.

Perquisites. Generally, M&T provides limited perquisites to its NEOs. The perquisites that are provided are designed to assist NEOs in being productive and are limited to those that management and the C&HC Committee believe are consistent with M&T’s overall compensation philosophy. Given the importance of developing business relationships for M&T’s success, the NEOs are generally reimbursed for certain initiation fees and dues they incur for club memberships deemed advisable for business purposes. Other perquisites may include tax preparation, parking, meals, executive physical examinations and use of a corporate apartment.

Sound Compensation and Governance Practices and Policies

M&T’s executive compensation programs are managed in consideration of the Interagency Guidance on Sound Incentive Compensation Policies and other regulatory requirements. In light of these requirements, M&T has adopted certain governance practices, which are more fully described below.

Stock Ownership and Retention Guidelines for Executives and Board Members. M&T’s philosophy has been to foster a culture for its NEOs to acquire and retain M&T common stock. To bolster this philosophy, M&T maintains formal Stock Ownership and Retention Guidelines (“Stock Ownership Guidelines”) for our executive officers in order to further align their interests with those of our shareholders. The Stock Ownership Guidelines provide that executive officers should own a significant amount of M&T common stock measured as a multiple of base salary as follows:

$

Role	Ownership Guideline (Multiple of Base Salary)

Chairman and Chief Executive Officer		6x

Other NEOs		3x

Other executive officers		2x

The Stock Ownership Guidelines provide that executive officers should achieve the targeted stock ownership levels within five years of first becoming subject to the Stock Ownership Guidelines. Once the ownership threshold is met, executives are expected to maintain the required ownership amount as long as they are subject to the Stock Ownership Guidelines. Shares counted towards the Stock Ownership Guidelines include any shares held by the executive directly or through a broker, shares held through employee benefit plans, and shares held as restricted stock units or restricted stock awards, whether vested or unvested. Unvested PVSUs and unexercised stock options do not count as shares held by the executive for purposes of the guidelines. If an executive officer fails to meet the requirement, the individual is expected to hold 50% of all shares acquired from the settlement of equity awards, net of shares withheld for taxes or payment of exercise price, if applicable, until the executive meets the ownership threshold. Pursuant to the Stock Ownership Guidelines, the C&HC Committee reviews compliance with the Stock Ownership Guidelines on an annual basis. As of February 14, 2025, all executive officers are in compliance with the Stock Ownership Guidelines.

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Members of the Board are also expected to own M&T common stock with a value equal to five times their annual cash retainer and are expected to meet this ownership guideline by the fifth anniversary of his or her initial election to the Board. Directors who receive no personal compensation for their service are not subject to this guideline. As of February 14, 2025, all directors are in compliance with the director stock ownership guidelines.

Anti-Hedging and Anti-Pledging Policies. M&T’s Insider Trading Policy prohibits all employees from engaging in any hedging transactions or any form of short-term trading with respect to M&T securities. The Insider Trading Policy also prohibits executive officers from pledging M&T securities, except in limited circumstances. None of our NEOs pledged any M&T securities in 2024. For more information regarding the anti-hedging and anti-pledging policies, see “M&T Bank Corporation Insider Trading Policy” further above in this proxy statement.

Clawback and Forfeiture Policies. M&T has a Forfeiture Policy that sets forth the circumstances under which the C&HC Committee may cause a downward adjustment in current year compensation as well as cause all or part of unvested equity awards to be canceled. Such circumstances include, but are not limited to, action or inaction on the part of an employee that results in a significant loss event (either to M&T as a whole or to a significant business line), a restatement of the financial statements due to material noncompliance with applicable financial reporting requirements, or a violation of M&T’s risk policies or procedures.

In 2023, M&T also adopted the M&T Bank Corporation Executive Compensation Recoupment Policy (the “Recoupment Policy”) that provides for clawback of erroneously awarded incentive-based compensation received by M&T’s current or former executive officers. Such clawback is triggered if the company is required to prepare an accounting restatement. The Recoupment Policy was adopted pursuant to NYSE listing standards that implemented the clawback provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

In addition, our CEO and CFO are subject to the clawback provision of the Sarbanes-Oxley Act of 2002, which generally requires that they reimburse M&T for any bonus or other incentive- or equity-based compensation and any profits on sales of M&T common stock that they receive within the 12-month period following the public issuance of financial information if there is an accounting restatement because of material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws.

Working together, the components of the executive compensation programs continue to drive alignment of our NEOs’ interests with those of our shareholders, are consistent with the safety and soundness of M&T and provide an enhanced ability to account for the duration of risks and adjust compensation in the event of misconduct or adverse risk outcomes.

Incentive Compensation Governance and Compensation Risk Assessment. M&T works continuously to ensure effective controls are in place for its incentive compensation programs. As part of M&T’s enhanced enterprise risk framework, control functions, including Human Resources, Finance, Compliance, Legal, Internal Audit, and Risk Management, are actively involved in the oversight of M&T’s incentive compensation programs. In addition, the CRO meets with the C&HC Committee to review and discuss M&T’s risk scorecard, which details the CRO’s assessment of risk management at M&T.

Active and effective oversight of M&T’s incentive compensation practices is also provided by the C&HC Committee. The C&HC Committee is responsible for maintaining M&T’s Forfeiture Policy and the Recoupment Policy in addition to determining the appropriate pay mix and total compensation for M&T’s NEOs. Additionally, the C&HC Committee is responsible for establishing the appropriate performance measure for performance- based stock unit awards. Reviews of M&T’s compensation

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plans and practices by the C&HC Committee and M&T management did not identify any plan that was reasonably likely to have a material adverse impact on the bank or that would incentivize excessive risk-taking.

Tax Matters

Internal Revenue Code Section 162(m) generally imposes a $1 million cap on the deductibility of compensation paid to certain executive officers of a publicly held corporation during a year. The executive officers to whom Section 162(m) applies for 2024 include M&T’s CEO and CFO, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. The C&HC Committee considers tax consequences to M&T as one of many factors when it makes compensation determinations, and will award compensation to NEOs that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible for income tax purposes.

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COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report was adopted by the Compensation and Human Capital Committee of the Board of Directors on February 14, 2025:

William F. Cruger, Jr., Chair

Gary N. Geisel

Rudina Seseri

Herbert L. Washington

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EXECUTIVE COMPENSATION

The following table contains information concerning the compensation of M&T’s NEOs in the fiscal years ended December 31, 2024, 2023 and 2022.

2024 Summary Compensation Table

Name and Principal Position	Yr.	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Comp. ($)	Change in Pension Value and Non- Qualified Deferred Comp. Earnings(2) ($)	All Other Comp.(3),(4) ($)	Total ($)

René F. Jones	2024	1,100,000	3,000,000	5,100,172	900,012	—	—	165,399	10,265,583

Chairman &	2023	1,100,000	2,150,000	4,800,120	1,200,010	—	11,982	123,445	9,385,557

Chief Executive Officer	2022	1,000,000	2,400,000	4,240,259	1,060,019	—	—	115,429	8,815,707

Daryl N. Bible(5)	2024	740,000	1,900,000	1,806,348	318,776	—	—	75,226	4,840,350

Senior Executive Vice President &	2023	418,385	750,000	2,500,137	—	—	—	23,162	3,691,684

Chief Financial Officer

Kevin J. Pearson	2024	775,000	1,820,000	2,125,083	375,005	—	95,212	68,494	5,258,794

Vice Chairman	2023	775,000	1,300,000	2,000,232	500,020	—	163,129	68,719	4,807,100

	2022	775,000	1,500,000	1,920,092	480,006	—	—	57,979	4,733,077

Christopher E. Kay	2024	725,000	1,225,000	1,275,077	225,003	—	—	80,343	3,530,423

Senior Executive Vice President &	2023	725,000	950,000	1,180,296	295,044	—	—	71,608	3,221,948

Head of Enterprise Platforms	2022	725,000	1,000,000	1,040,163	260,009	—	—	61,015	3,086,187

Michael Todaro(6)	2024	594,231	1,300,000	1,020,144	180,020	—	95,834	75,841	3,266,070

Senior Executive Vice President &

Chief Risk Officer

(1)

The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs. The grant date fair values are calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

The grant date fair value of stock awards for 2024 reflected in this column is based on the closing price of M&T common stock on January 31, 2024, or $138.10. These amounts were calculated in accordance with applicable accounting guidance (i.e., at target for PVSUs awarded in 2024). At the maximum level of performance, the value of the PVSUs awarded in 2024 would be: $4,500,127 for Mr. Jones; $1,593,812 for Mr. Bible; $1,875,122 for Mr. Pearson; $1,125,032 for Mr. Kay; and $900,067 for Mr. Todaro.

For purposes of determining the fair value of stock option awards, we use an option pricing model and the assumptions provided in the table below. M&T determines the dividend yield by dividing the current annual dividend on M&T’s common stock by the option exercise price. A historical weekly measurement of volatility is determined based on the expected life of the option granted. The risk- free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. Expected life is determined by reference to the M&T’s historical experience.

Dividend Yield	3.77%
Volatility	35.69
Risk-Free Interest Rate	3.93%
Expected Life (Years)	6.50

(2)

This column includes the aggregate positive change in actuarial present value of each NEO’s accumulated benefit under the M&T Bank Corporation Pension Plan (“Qualified Pension Plan”) and M&T Bank Corporation Supplemental Pension Plan (“Supplemental Pension Plan”). In accordance with SEC rules, to the extent the aggregate change in present value of all defined benefit plans for a particular fiscal year would have been a negative amount, the amount has instead been reported as $0 and the aggregate compensation for the NEO in the “Total” column has not been adjusted to reflect the negative amount. For Mr. Jones, the amount for 2024 was $(4,878). The assumptions used to calculate the present value of accumulated benefits are the same as those used for Financial Accounting Standards Board Accounting Standards Codification Topic 715, Compensation-Retirement Benefits (“FASB ASC Topic 715”) financial statement disclosure purposes, except that no pre-retirement decrements are assumed. The present value of accrued benefits as of December 31, 2024 is calculated assuming the executive commences his or her accrued benefit earned through December 31, 2024 at normal retirement age. See Note 12 to the Financial Statements of M&T’s 2024 Form 10-K.

Normal retirement age is age 65 for all participants. It is assumed that the participants will elect the single life annuity form.

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(3)	This column includes information from the following table for each NEO in 2024:

Name	Retirement Savings Plan ($)	Leadership Retirement Savings Plan ($)	Qualified RAA / DEC Employer Contribution(a) ($)	Leadership RAA /DEC Employer Contribution(a) ($)	Term Life Insurance Premiums ($)

René F. Jones	17,250	17,250	22,425	22,425	7,524

Daryl N. Bible	17,250	17,250	7,245	7,245	3,564

Kevin J. Pearson	17,250	17,250			7,524

Christopher E. Kay	17,250	17,250	9,488	9,488	1,615

Michael Todaro	17,250	17,250			1,782

(a)

The Retirement Accumulation Account (“RAA”) was frozen to new participants at the end of 2019 and replaced by the Discretionary Employer Contribution (“DEC”). An eligible employee can only participate in either the pension plan, RAA or DEC. Messrs. Pearson and Todaro elected to remain in the pension plan. Messrs. Jones and Kay participate in the RAA and Mr. Bible in the DEC. This is further explained under the Pension Benefits and the Nonqualified Deferred Compensation sections of the proxy statement.

(4)	Perquisites provided to the NEOs in 2024 included the following (as indicted by “X”):

Name	Club Membership Dues & Expenses	Tax Preparation	Parking	Meals	Executive Physical

René F. Jones(a)	X	X	X	X	X

Daryl N. Bible		X	X	X	X

Kevin J. Pearson		X	X	X

Christopher E. Kay	X	X	X	X

Michael Todaro	X	X	X	X

(a)

In addition to these perquisites, Mr. Jones’ perquisites included use of a corporate apartment in an amount of $32,902. Mr. Jones’ club membership dues and expenses totaled $25,044 in 2024. No other perquisites provided in 2024 to the NEOs exceeded the greater of $25,000 or 10% of the total perquisites provided to each NEO.

(5)

Mr. Bible first became an NEO in the proxy statement filed on March 5, 2024, and therefore only his compensation for 2023 and 2024 is reported. Included in Mr. Bible’s bonus for 2024 is his cash bonus of $500,000 he received at the time of hire in June 2023, which was forfeitable by Mr. Bible should he separate from M&T within one year, and therefore is reported in his 2024 compensation in this Summary Compensation Table in accordance with SEC rules.

(6)	Mr. Todaro was not an NEO prior to this proxy statement, and therefore only his compensation for 2024 is reported.

CEO Pay Ratio

In accordance with the final rule issued under section 953(b) of the Dodd-Frank Act, companies, including M&T, are required to disclose the ratio of the total annual compensation of their CEO to that of their median employee. The SEC rules require disclosure of (i) the median of the annual total compensation of all employees of M&T, except the CEO; (ii) the annual total compensation of the CEO; and (iii) the ratio of the amount of annual total compensation of the CEO to the amount of the median annual total compensation of all employees of M&T. Because the SEC rules do not mandate a particular approach to determining the median employee, M&T has employed the following approach:

As allowed under section 953(b), we have chosen to continue using the same median employee for purposes of this disclosure as was used in the proxy statement for the 2023 and 2024 Annual Meeting of Shareholders. There has been no material change in our employee population that we believe would significantly impact this disclosure. Our median employee was identified by calculating the total cash compensation and equity awards granted within the twelve months prior to December 31, 2022 to all domestic employees, excluding the CEO, employed as of December 31, 2022, the last day of our fiscal year. The fixed compensation of our employees hired during the year was annualized.

Additionally, non-U.S. employees account for 0.66% of M&T’s employees and therefore have been excluded under the de minimis exemption allowed by the rule. These non-U.S. employees being excluded are from Canada (10 employees), the United Kingdom (91 employees), Germany (8 employees) and Ireland (38 employees).

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Total non-U.S. employees:	147
Total U.S. employees (not including CEO):	22,207

As calculated using the methodology required for the 2024 Summary Compensation Table, the annual total compensation of Mr. Jones was $10,265,583 and the annual total compensation of the median employee for the corresponding period was $87,679, which yields a ratio of 117 to 1.

Grants of Plan-Based Awards

The following table reflects the terms of compensation plan-based awards granted to the NEOs in 2024.

2024 Grants of Plan-Based Awards

Name	C&HC Committee Approval Date	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options(3) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
			Threshold	Target	Max.	Threshold	Target	Max.

René F. Jones	1/26/2024	1/31/2024	—	—	—	—	21,724	32,586	—	—	—	3,000,084

	1/26/2024	1/31/2024	—	—	—	—	15,207	—	—	—	—	2,100,087

	1/26/2024	1/31/2024	—	—	—	—	—	—	—	21,048	138.10	900,012

Daryl N. Bible	1/26/2024	1/31/2024	—	—	—	—	7,694	11,541	—	—	—	1,062,541

	1/26/2024	1/31/2024	—	—	—	—	5,386	—	—	—	—	743,807

	1/26/2024	1/31/2024	—	—	—	—	—	—	—	7,455	138.10	318,776

Kevin J. Pearson	1/26/2024	1/31/2024	—	—	—	—	9,052	13,578	—	—	—	1,250,081

	1/26/2024	1/31/2024	—	—	—	—	6,336	—	—	—	—	875,002

	1/26/2024	1/31/2024	—	—	—	—	—	—	—	8,770	138.10	375,005

Christopher E. Kay	1/26/2024	1/31/2024	—	—	—	—	5,431	8,147	—	—	—	750,021

	1/26/2024	1/31/2024	—	—	—	—	3,802	—	—	—	—	525,056

	1/26/2024	1/31/2024	—	—	—	—	—	—	—	5,262	138.10	225,003

Michael Todaro	1/26/2024	1/31/2024	—	—	—	—	4,345	6,518	—	—	—	600,045

	1/26/2024	1/31/2024	—	—	—	—	3,042	—	—	—	—	420,100

	1/26/2024	1/31/2024	—	—	—	—	—	—	—	4,210	138.10	180,020

(1)

Vesting of the PVSU awards granted to the NEOs in 2024, which appears in the first row for each NEO, is scheduled to occur on a three-year cliff basis. The PVSUs are earned only to the extent M&T performance is achieved against a pre-established absolute and relative net operating ROTCE metric and absolute and relative ROTA (the “PVSU Performance Metrics”) for the three-year performance period of 2024–2026, with performance certified by the C&HC Committee in the first quarter of 2027. Depending on the level of the PVSU Performance Metric achieved, the number of shares vesting will be a range between 0% to 150% of the initial award value and will include any accumulated reinvested dividend equivalent units. The awards issued allow for accelerated vesting at target in cases of death and disability, on a pro-rata basis for an involuntary termination without cause, or based on the greater of target or actual performance achieved in the case of a change in control.

(2)

Vesting of the PHSU awards granted to the NEOs in 2024, which appears in the second row for each NEO, is scheduled to occur on a graduated basis with 33% vesting on January 31, 2025, an additional 33% vesting on January 31, 2026 and the remaining 34% vesting on January 31, 2027. Each vesting is contingent upon M&T achieving a pre-established net operating ROTCE metric (the “PHSU Performance Hurdle”). Awards are only payable at the target level; if the PHSU Performance Hurdle is not satisfied for a given year, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the C&HC Committee. The awards allow for accelerated vesting in cases of death, disability, position elimination, retirement, or a change in control.

(3)

Vesting of the stock option awards granted to the NEOs in 2024 is scheduled to occur on a graduated basis with 33% vesting on January 31, 2025, an additional 33% vesting on January 31, 2026 and the remaining 34% vesting on January 31, 2027. The awards expire 10 years from the grant date. The awards allow for accelerated vesting in cases of death, disability, or a change in control with an exercise period of one year from the date of termination (but not beyond 10 years from the date of grant). Upon retirement, the awards continue to vest according to the schedule noted above with an exercise period equal to the lesser of four years following the date of retirement or 10 years from the date of grant.

(4)

The amounts indicated represent the aggregate grant date fair value of equity awards granted to each of the NEOs in 2024. The grant date fair values are calculated in accordance with FASB ASC Topic 718.

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Outstanding Equity Awards at Fiscal Year-End

The following table reflects the number and terms of stock option awards and stock awards outstanding as of December 31, 2024 for the NEOs.

Outstanding Equity Awards at 2024 Fiscal Year-End

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un- exercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)(3)(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(5) ($)

René F. Jones	16,770	—	—	190.78	1/31/2028	—	—	—	—
	22,215	—	—	164.54	1/31/2029	—	—	—	—
	30,541	—	—	173.04	2/5/2030	—	—	—	—
	27,733	—	—	132.47	1/29/2031	—	—	—	—
	15,312	7,657	—	169.38	1/31/2032	—	—	—	—
	8,389	16,779	—	156.00	1/31/2033	—	—	—	—
	—	21,048	—	138.10	1/31/2034	28,594	5,375,958	58,497	10,998,021

Daryl N. Bible(6)	—	7,455	—	138.10	1/31/2034	17,304	3,253,325	11,922	2,241,455

Kevin J. Pearson	10,062	—	—	190.78	1/31/2028	—	—	—	—
	13,296	—	—	164.54	1/31/2029	—	—	—	—
	18,540	—	—	173.04	2/5/2030	—	—	—	—
	15,087	—	—	132.47	1/29/2031	—	—	—	—
	6,934	3,467	—	169.38	1/31/2032	—	—	—	—
	3,495	6,992	—	156.00	1/31/2033	—	—	—	—
	—	8,770	—	138.10	1/31/2034	12,029	2,261,572	24,375	4,582,744

Christopher E. Kay	3,756	1,878	—	169.38	1/31/2032	—	—	—	—
	2,062	4,126	—	156.00	1/31/2033	—	—	—	—
	—	5,262	—	138.10	1/31/2024	7,093	1,333,555	14,522	2,730,281

Michael Todaro	2,348	—	—	190.78	1/31/2028	—	—	—	—
	3,030	—	—	164.54	1/31/2029	—	—	—	—
	4,517	—	—	173.04	2/5/2030	—	—	—	—
	2,167	1,084	—	169.38	1/31/2032	—	—	—	—
	1,538	3,077	—	156.00	1/31/2033	—	—	—	—
	—	4,210	—	138.10	1/31/2024	5,367	1,009,050	11,286	2,121,881

(1)	Vesting details provided below in separate chart for outstanding stock options, PHSUs and PVSUs.

(2)

Vesting of the PHSU awards granted to the NEOs in 2022, 2023 and 2024 occurs on a graduated basis with 33% of the award vesting on the first anniversary of the grant date, an additional 33% of the award vesting on the second anniversary of the grant date, and the remaining 34% of the award vesting on the third anniversary of the grant date. Each vesting is contingent upon M&T achieving the pre-established PHSU Performance Hurdle. If the PHSU Performance Hurdle is not satisfied for a given period, the portion of the stock award that is scheduled to vest on the vesting date immediately following that performance period will not vest and will be forfeited unless otherwise determined by the C&HC Committee. See footnotes (1), (2) and (3) to the table set forth above titled “2024 Grants of Plan-Based Awards” for the vesting schedule of the stock awards granted to the NEOs in 2024. See the below chart for more detailed information concerning the number of outstanding shares from each PHSU grant that remain unvested and their corresponding vesting dates.

(3)

Vesting of the PVSU award granted to the NEOs in 2024 occurs on a 3-year cliff basis and has a payout range of 0% to 150% based on pre-established absolute and relative ROTCE performance and absolute and relative ROTA over the 3-year performance period. Shares in this column include the accrued dividend equivalent units, which accrue quarterly at the time the quarterly dividend is paid and reflect maximum payout at 150%. See the below chart for more detailed information concerning the number of outstanding shares from each PVSU grant that remain unvested and their corresponding vesting dates.

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(4)

The PVSUs granted on January 31, 2022, with a performance period of January 1, 2022 through December 31, 2024, vested on December 31, 2024, and were earned based on the level of achievement against the pre-established performance metrics as determined by the C&HC Committee on February 14, 2025. These PVSUs are reflected in the 2024 Options Exercised and Stock Vested table.

(5)	Values based on closing price of M&T’s common stock on the NYSE on December 31, 2024 of $188.01.

(6)

For Mr. Bible, the number of unvested shares includes his remaining unvested restricted stock units that were granted to him upon his joining M&T in accordance with our Grant Policy. One-third of the award vested in July 2024, 33% of the award is scheduled to vest on July 31, 2025 and 34% on July 31, 2026. The restricted stock units allow for accelerated vesting in cases of death, disability, retirement, position elimination, or change in control.

	$			$		$

Name(1)	Grant Date		Total Unvested Options Outstanding	Options Not Vested		Remaining Vesting Dates

René F. Jones		1/31/2022	7,657		7,657		1/31/2025
		1/31/2023	16,779		8,389		1/31/2025
					8,390		1/31/2026
		1/31/2024	21,048		7,016		1/31/2025
					7,016		1/31/2026
					7,016		1/31/2027

Daryl N. Bible		1/31/2024	7,455		2,485		1/31/2025
					2,485		1/31/2026
					2,485		1/31/2027

Kevin J. Pearson		1/31/2022	3,467		3,467		1/31/2025
		1/31/2023	6,992		3,496		1/31/2025
					3,496		1/31/2026
		1/31/2024	8,770		2,923		1/31/2025
					2,923		1/31/2026
					2,924		1/31/2027

Christopher E. Kay		1/31/2022	1,878		1,878		1/31/2025
		1/31/2023	4,126		2,063		1/31/2025
					2,063		1/31/2026
		1/31/2024	5,262		1,754		1/31/2025
					1,754		1/31/2026
					1,754		1/31/2027

Michael Todaro		1/31/2022	1,084		1,084		1/31/2025
		1/31/2023	3,077		1,538		1/31/2025
					1,539		1/31/2026
		1/31/2024	4,210		1,403		1/31/2025
					1,403		1/31/2026
					1,404		1/31/2027

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Name	Grant Date	Performance Based Stock Units Granted	Performance Based Stock Units Not Vested	Remaining Vesting Dates

René F. Jones	1/31/2022	9,388	3,130	1/31/2025
	1/31/2023	15,385	5,128	1/31/2025
			5,129	1/31/2026
	1/31/2023	15,385(1)	16,557	12/31/2025
	1/31/2024	15,207	5,068	1/31/2025
			5,069	1/31/2026
			5,070	1/31/2027
	1/31/2024	21,724(1)	22,441	12/31/2026

Daryl N. Bible	7/31/2023	17,876	5,959	7/31/2025
			5,959	7/31/2026
	1/31/2024	5,386	1,795	1/31/2025
			1,795	1/31/2026
			1,796	1/31/2027
	1/31/2024	7,694(1)	7,948	12/31/2026

Kevin J. Pearson	1/31/2022	4,251	1,418	1/31/2025
	1/31/2023	6,411	2,137	1/31/2025
			2,138	1/31/2026
	1/31/2023	6,411(1)	6,899	12/31/2025
	1/31/2024	6,336	2,111	1/31/2025
			2,112	1/31/2026
			2,113	1/31/2027
	1/31/2024	9,052(1)	9,351	12/31/2026

Christopher E. Kay	1/31/2022	2,303	768	1/31/2025
	1/31/2023	3,783	1,261	1/31/2025
			1,262	1/31/2026
	1/31/2023	3,783(1)	4,071	12/31/2025
	1/31/2024	3,802	1,267	1/31/2025
			1,267	1/31/2026
			1,268	1/31/2027
	1/31/2024	5,431(1)	5,610	12/31/2026

Michael Todaro	1/31/2022	1,329	444	1/31/2025
	1/31/2023	2,821	940	1/31/2025
			941	1/31/2026
	1/31/2023	2,821(1)	3,036	12/31/2025
	1/31/2024	3,042	1,013	1/31/2025
			1,014	1/31/2026
			1,015	1/31/2027
	1/31/2024	4,345(1)	4,488	12/31/2026

(1)

Awards indicated are PVSUs with a three-year cliff vesting schedule with payouts ranging from 0% to 150% of target based on absolute and relative ROTCE performance for 2023 awards, and absolute and relative ROTCE and relative and absolute ROTA performance for the 2024 awards. Also included in these figures are the accrued reinvested dividend equivalent units which are accrued on a quarterly basis and will pay out at the time the underlying shares vest and are subject to the same performance payout percentage. The PVSUs vest on December 31 of the last year of the three-year performance period, as indicated in the chart, but are not actually earned and settled until after the level of achievement against the pre-established performance metrics is determined by the C&HC Committee, which is completed in the first quarter of the year following the three-year performance period.

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Options Exercised and Stock Vested

The following table sets forth the number of stock option awards exercised and the value realized upon exercise during 2024 for the NEOs, as well as the number of stock awards vested and the value realized upon vesting.

2024 Options Exercised and Stock Vested

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)

René F. Jones	—	—	25,889	4,526,047.81

Daryl N. Bible	—	—	5,958	1,057,068.36

Kevin J. Pearson	—	—	11,928	2,084,312.32

Christopher E. Kay	—	—	7,191	1,242,341.18

Michael Todaro	4,487	366,314.64	3,826	1,029,317.96

(1)

Includes PVSUs granted on January 31, 2022 with a performance period of January 1, 2022 through December 31, 2024. The PVSUs and dividend equivalent units vested on December 31, 2024 and were earned and delivered after the level of achievement of 77% against the pre-established performance metrics was determined by the C&HC Committee on February 14, 2025.

(2)

Amounts were calculated using the closing price of M&T’s common stock on the NYSE on the vesting dates. This also includes accrued cash dividends that payout only to the extent the underlying shares vest and distribute to participants.

Pension Benefits

The following table sets forth the present value of the accumulated pension benefits for the NEOs.

2024 Pension Benefits(1)(5)

Name	Plan Name	Number of Years Credited Service(3)	Present Value of Accumulated Benefit ($)	Payments during Last Fiscal Year ($)

René F. Jones	Qualified Pension Plan(2)	13	246,742	—

Kevin J. Pearson	Qualified Pension Plan(2)	35	1,230,057	—

	Supplemental Pension Plan(2)(4)	35	454,282	—

Michael Todaro	Qualified Pension Plan(2)	28	966,565	—

	Supplemental Pension Plan(2)(4)	28	429,655	—

(1)	Please refer to footnote (2) to the “2024 Summary Compensation Table” for the assumptions used to calculate the present value of accumulated benefits.

(2)

The Qualified Pension Plan provides tax-qualified pension benefits for a broad base of M&T employees. Effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005. Benefits accrued under the prior formula as of December 31, 2005 were frozen and all Qualified Pension Plan participants, including each NEO (other than Messrs. Kay and Bible, who were never eligible to participate in the Qualified Pension Plan), were given a one-time election to remain an active participant in the Qualified Pension Plan and earn future benefits under a new reduced pension benefit formula, or to retain the frozen benefit in the Qualified Pension Plan and earn future enhanced benefits pursuant to a new component under the M&T Bank Corporation Retirement Savings Plan known as the “Qualified RAA.” Under the Qualified Pension Plan, each participant’s retirement benefit equals the sum of (a) the participant’s accrued benefit as of December 31, 2005 and (b) for each year of credited service earned after December 31, 2005, the sum of (i) 1% of compensation up to the Internal Revenue Code Section 401(a)(17) compensation limit for the plan year plus (ii) 0.35% of eligible compensation for the plan year in excess of 50% of that year’s Social Security wage base. Messrs. Pearson and Todaro elected to remain in the Qualified Pension Plan for periods on and after January 1, 2006. Mr. Jones elected to discontinue his future participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. Mr. Jones has an accrued benefit under the Qualified Pension Plan as of December 31, 2005 but has ceased to earn any benefit accrual service and any further benefit under the Qualified Pension Plan as of January 1, 2006.

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(3)

The years of credited service for all of the NEOs are based only on their service while eligible for participation in the Qualified Pension Plan. Generally, a participant must be paid for at least 1,000 hours of work during a plan year to be credited with a year of service for purposes of the Qualified Pension Plan.

(4)

As described in footnote (2) above, effective January 1, 2006, the formula used to calculate benefits under the Qualified Pension Plan and the Supplemental Pension Plan was modified with respect to benefits earned after 2005, and participants were given the opportunity to elect whether to continue participation in the Qualified Pension Plan and the Supplemental Pension Plan. Of the NEOs, Messrs. Pearson and Todaro elected to continue to actively participate in the revised Qualified Pension Plan and, as such, Messrs. Pearson and Todaro continue to participate in the Supplemental Pension Plan. Mr. Jones elected to discontinue his future active participation in the Qualified Pension Plan and Supplemental Pension Plan, choosing instead to participate in the Qualified RAA effective January 1, 2006. M&T maintains a nonqualified deferred compensation plan that is designed to provide participants with contributions that cannot be provided under the Qualified RAA because of the Internal Revenue Code Section 401(a)(17) compensation limit. For purposes of those contributions, compensation is capped at two times the annual Internal Revenue Code Section 401(a)(17) limit. For 2024, the Internal Revenue Code Section 401(a)(17) limit was $345,000 resulting in a plan compensation maximum of $690,000. Mr. Jones participated in the nonqualified deferred compensation plan in 2024 and was credited with a contribution for 2024 as reported below under the discussion of 2024 Nonqualified Deferred Compensation Plans.

(5)	Messrs. Kay and Bible are not participants in the Qualified Pension Plan or Supplemental Pension Plan.

Explanation of 2024 Pension Benefits Table. The 2024 Pension Benefits Table indicates, for each of the Qualified Pension Plan and the Supplemental Pension Plan, the NEO’s number of years of credited service, present value of accumulated benefit and any payments made during the year ended December 31, 2024. See footnote (2) to the “2024 Summary Compensation Table.”

The amounts indicated in the column titled “Present Value of Accumulated Benefit” represent the lump-sum value, as of December 31, 2024, of the annual benefit that was earned by the NEOs as of December 31, 2024, assuming payment begins at each executive’s normal retirement age, or their current age, if later. The normal retirement age is defined as age 65 in the Qualified Pension Plan and the Supplemental Pension Plan. Certain assumptions were used to determine the present value of accumulated benefits payable at normal retirement age. Those assumptions are described in footnote (2) to the “2024 Summary Compensation Table.” Certain material terms of each of the Qualified Pension Plan and the Supplemental Pension Plan are summarized in the footnotes to the “2024 Pension Benefits Table” and in the narrative below.

Qualified Pension Plan. Benefits under the Qualified Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. If the NEO is married on the date payments are to begin under the Qualified Pension Plan, payment will be in the form of a joint and 50% survivor annuity with the spouse as beneficiary unless the NEO elects another form of payment with the consent of the spouse. None of the NEOs who are participants in the Qualified Pension Plan are eligible to elect to receive the benefit due under the Qualified Pension Plan in the form of a one-time lump sum payment. If benefits are paid in a form in which a benefit is to be paid to a beneficiary after the death of the NEO, benefits are reduced from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan. A participant’s benefit under the Qualified Pension Plan is generally payable as an annuity with monthly benefit payments. The Qualified Pension Plan benefits of all participants, including those benefits of NEOs, are payable from the assets held by an irrevocable, tax-exempt trust. In calculating a participant’s benefit, annual compensation in excess of the annual Internal Revenue Code 401(a)(17) limit may not be considered.

A participant is eligible for early retirement under the Qualified Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2024, Messrs. Jones, Pearson and Todaro were each eligible for early retirement. Benefits under the Qualified Pension Plan are 100% vested after an employee has completed at least five years of service, and Messrs. Jones, Pearson and Todaro are each 100% vested in his benefits in the Qualified Pension Plan.

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Supplemental Pension Plan.

The Supplemental Pension Plan provides a benefit that is intended to make up for benefits that cannot be provided under the Qualified Pension Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit. Under the Supplemental Pension Plan, compensation up to two times the annual Internal Revenue Code Section 401(a)(17) limit may be considered. For 2024, the Internal Revenue Code Section 401(a)(17) limit was $345,000 resulting in a compensation maximum of $690,000.

Generally, benefits under the Supplemental Pension Plan are paid over the lifetime of the NEO or the lifetimes of the NEO and a beneficiary, as elected by the NEO. The Supplemental Pension Plan allows a NEO to elect to receive the benefit due under the plan in the form of a one-time lump sum payment. If benefits are paid as a lump sum payment, benefits are adjusted from the amount payable as a lifetime benefit solely to the NEO in accordance with the actuarial factors that apply to all participants in the Qualified Pension Plan.

The pension benefit under the Supplemental Pension Plan is reduced in the same manner as under the Qualified Pension Plan if it begins to be paid before normal retirement age and continues to accrue in the same manner as under the Qualified Pension Plan if it begins to be paid after the normal retirement age.

Service is determined under the Supplemental Pension Plan in the same manner as under the Qualified Pension Plan, as described above. The vesting schedule in the Supplemental Pension Plan is the same as in the Qualified Pension Plan and all of the NEOs who are participants in the Supplemental Pension Plan are 100% vested in their benefits in the Supplemental Pension Plan.

A participant is eligible for early retirement under the Supplemental Pension Plan if the participant retires before normal retirement age but after attaining age 55 and completing 10 years of service. An early retirement benefit is reduced 4% per year for each year that the benefit commences prior to normal retirement age. At December 31, 2024, Messrs. Jones, Pearson and Todaro were each eligible for early retirement.

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Nonqualified Deferred Compensation

The following table sets forth contributions, earnings and year-end balances for 2024 with respect to nonqualified deferred compensation for the NEOs.

2024 Nonqualified Deferred Compensation

Name	Nonqualified Deferred Compensation Component	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)

René F. Jones	Leadership Deferral/Match	162,500	16,500	95,314	—	1,053,783
	Leadership RAA	—	21,450	9,688	—	103,615

Daryl N. Bible	Leadership Deferral/Match	111,000	—	6,029	—	117,029
	Leadership DEC	—	—	—	—	—

Kevin J. Pearson	Leadership Deferral/Match	168,750	16,500	580,766	—	2,402,644
	Leadership RAA	—	—	—	—	—

Christopher E. Kay	Leadership Deferral/Match	83,750	16,500	122,096	—	573,680
	Leadership RAA	—	7,425	8,124	—	37,778

Michael Todaro	Leadership Deferral/Match	216,635	16,500	114,152	—	1,112,547
	Leadership RAA	—	—	—	—	—

(1)

The executive contributions to the Leadership Deferral/Match component were based on the NEOs’ deferral elections and the salaries set forth in the “2024 Summary Compensation Table.” The salaries in the “2024 Summary Compensation Table” include these contributions. Beginning in 2020, the NEOs had the opportunity to also make deferrals from their cash STI compensation.

(2)

This column represents M&T matching contributions made by M&T attributable to 2023 based on compensation earned and service performed during the year. These contributions by M&T to the Leadership Deferral/Match and the Leadership RAA components attributable to 2023 were made after December 31, 2023.

(3)

This column reflects earnings or losses on nonqualified deferred compensation account balances in 2024. Earnings may increase or decrease depending on the performance of the elected investment options. Earnings on these plans are not “above-market” and thus are not reported in the “2024 Summary Compensation Table.” Plan balances may be invested in various mutual funds and common stock. Investment returns on those funds and common stock ranged from .98% to 41.68% for the year ended December 31, 2024.

(4)

This column represents the year-end balances of the NEOs’ nonqualified deferred compensation accounts. These balances include NEOs’ and M&T contributions that were included in the Summary Compensation Tables in previous years; such contribution amounts were reported each year in the “All Other Compensation” column of the Summary Compensation Table and are quantified by footnote thereto. Amounts in this column include earnings that were not previously reported in the respective year’s Summary Compensation Table because they were not “above-market” earnings.

Overview of Nonqualified Deferred Compensation Plans. M&T maintains the Leadership Retirement Savings Plan, a nonqualified deferred compensation plan. See footnote (3) to the “2024 Summary Compensation Table” for information regarding M&T Bank’s contribution to the Leadership Retirement Savings Plan on behalf of each of the NEOs for 2024.

Leadership Retirement Savings Plan—Overview

The Leadership Retirement Savings Plan is an unfunded, nonqualified defined contribution plan offered to select members of management and other highly compensated employees of M&T. It is intended to make up for benefits that cannot be provided under the Retirement Savings Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit. It consists of three components— Leadership Deferral/Match, Leadership RAA and Leadership DEC—and provides benefits in excess of those provided under the Qualified 401(k) and Qualified RAA and DEC components of the Retirement Savings Plan, which are described below.

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Under the tax-qualified 401(k) (the “Qualified 401(k)”) component of the Retirement Savings Plan, a participant may elect to contribute up to 50% of compensation (subject to the Internal Revenue Code Section 401(a)(17) limit), in which event, the participant will be credited with a matching employer contribution equal to 100% of contributions that do not exceed 5% of the participant’s compensation. All participants are always 100% vested in all contributions in the Qualified 401(k) component of the Retirement Savings Plan. All NEOs participate in the Qualified 401(k) component of the Retirement Savings Plan.

Under the Qualified RAA component of the Retirement Savings Plan, a participant hired prior to December 31, 2019 and after January 1, 2005 will be credited with an employer contribution based on a percentage of compensation (subject to the Internal Revenue Code 401(a)(17) compensation limit) and the participant’s years of service recognized under the plan. The employer contribution will be made for each year in which the participant is credited with at least 1,000 hours of service and is employed by M&T on December 31st of such year (or for such years where employment was terminated during the year due to retirement, death or disability). Benefits under the Qualified RAA component are subject to a five-year vesting schedule. As explained in the discussion of the “2024 Pension Benefits Table,” Mr. Jones participates in the Qualified RAA, and is fully vested in the Qualified RAA benefits based on his years of service. Mr. Kay became eligible to participate in the Qualified RAA in 2019 and is also fully vested.

Under the Qualified DEC component of the Retirement Savings Plan, a participant hired in 2020 and after will be credited with an employer contribution based on compensation (subject to the Internal Revenue Code 401(a)(17) compensation limit) multiplied by a discretionary contribution percentage, if any, determined by the bank from year to year. Mr. Bible received a Qualified DEC contribution based on 2024 eligible earnings and is vested in 20% thereof.

Leadership Retirement Savings Plan—Leadership Deferral/Match

The Leadership Deferral/Match component of the Leadership Retirement Savings Plan is designed to provide compensation deferral opportunities and matching contributions that cannot be provided under the Qualified 401(k) component of the Retirement Savings Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit. All of the NEOs participate in the Leadership Deferral/Match component.

Under the Leadership Deferral/Match component, a participant may elect to contribute up to 50% of compensation. The participant must elect the contribution percentage before the beginning of the plan year.

Additionally, select members of management who contribute to the Leadership Deferral/Match component for a given plan year and have maximized their Qualified 401(k) contributions are credited with a matching employer contribution under the Leadership Deferral/Match component, determined under the same matching formula as in the Qualified 401(k) component of the Retirement Savings Plan (equal to 100% of contributions that do not exceed 5% of the participant’s compensation) but with compensation capped at two times the annual Internal Revenue Code Section 401(a)(17) limit. For 2024, the Internal Revenue Code Section 401(a)(17) compensation limit was $345,000, resulting in a compensation cap of $690,000. All of the NEOs were credited with a maximum company matching contribution of $17,250 under the Leadership Retirement Savings Plan for the 2024 plan year. Company matching contributions for 2024 under the Leadership Deferral/Match component are credited to the participant’s bookkeeping account in the first quarter of 2025. These values are also reflected in the “Leadership Retirement Savings Plan” column set forth in footnote (3) of the “2024 Summary Compensation Table.”

A participant is always 100% vested in both his own contributions and the employer matching contributions, and all earnings thereon under the Leadership Deferral/Match component. The Leadership Retirement Savings Plan provides that a participant may elect to receive benefits at a

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specified age or date, upon separation from service, at death or disability, or at the earliest of these events. A participant may elect to receive benefits in the form of a single lump sum or in annual installments payable over 5 or 10 years. Elections are made with respect to each year’s contribution to the Leadership Deferral/Match component prior to the beginning of each plan year. All payments from the Leadership Deferral/Match component are made in the form of cash.

Leadership Retirement Savings Plan—Leadership Retirement Accumulation Account (LRAA) and Leadership Discretionary Employer Contribution (LDEC)

The LRAA and LDEC components of the Leadership Retirement Savings Plan are designed to provide participants with benefits that cannot be provided under the Qualified RAA and DEC as a result of the Internal Revenue Code Section 401(a)(17) compensation limit. Messrs. Jones, Kay and Bible participated in the LRAA and LDEC in the 2024 plan year. Mr. Kay became eligible for the LRAA in 2019. Mr. Bible became eligible for the LDEC in the 2024 plan year.

For a given plan year, the LRAA and LDEC component credits a contribution on behalf of a participant that is equal to the difference between (1) the contribution that would be provided based on the participant’s compensation under the Qualified RAA and DEC if the Internal Revenue Code Section 401(a)(17) limit did not exist, up to two times the Internal Revenue Code Section 401(a)(17) limit, and (2) the contribution actually provided under the Qualified RAA and DEC. Mr. Jones was credited with a LRAA contribution of $22,425 for the 2024 plan year. Mr. Kay received a LRAA contribution of $9,488 for the 2024 plan year. The book reserve accounts attributable to LRAA and LDEC contributions are subject to the same vesting schedule as the accounts in the Qualified RAA and DEC, and Messrs. Jones and Kay are fully vested in their Leadership RAA account. Mr. Bible was credited with an LDEC contribution of $7,245 for the 2024 plan year, which is 20% vested. Company contributions for 2024 under the LRAA and LDEC are credited to the participant’s bookkeeping account in the first quarter of 2025. Service crediting for the LRAA and LDEC is determined in the same manner as under the Qualified RAA and DEC. These values are also reflected in the “Leadership Retirement Accumulation Account” column set forth in footnote (3) of the “2024 Summary Compensation Table.”

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Potential Payments Upon Termination or Change in Control

The following table indicates the potential post-employment payments and benefits for the NEOs in the events indicated below as though termination of employment occurred on December 31, 2024.

M&T maintains certain arrangements, plans and programs under which our NEOs would be eligible to receive severance payments and other benefits upon termination of employment or a change in control of the company. M&T also sponsors a number of broad-based health, life and disability benefit programs for its employees, in which the NEOs also participate, such as short- and long-term disability coverage and group term life insurance coverage, which are not included below.

While our plans provide for the payout amounts indicated below, actual amounts that M&T may pay out and the assumptions used in arriving at such amount can only be determined at the time of such executive’s termination or change in control and could differ materially from the amounts set forth below. Our plans do not provide for any payment at, following or in connection with a termination for cause.

2024 Post-Employment Benefits

Name	Involuntary / without cause(1) ($)	Death / Disability(2) ($)	Retirement(3) ($)	Change in Control(4) ($)

René F. Jones(5)

Severance and Health Benefit Coverage	2,241,858	—	—	2,241,858

LTI(6)	16,384,708	17,510,936	17,510,936	17,510,936

Total	18,626,566	17,510,936	17,510,936	19,752,794

Daryl N. Bible(7)

Severance and Health Benefit Coverage	1,522,019	—	—	1,522,019

LTI(6)	3,875,455	5,119,714	—	5,119,714

Total	5,397,474	5,119,714	—	6,641,733

Kevin J. Pearson(5)

Severance and Health Benefit Coverage	1,592,268	—	—	1,592,268

LTI(6)	5,703,357	7,711,482	7,711,482	7,711,482

Total	7,295,625	7,711,482	7,711,482	9,303,750

Christopher E. Kay(5)(7)

Severance and Health Benefit Coverage	1,490,170	—	—	1,490,170

LTI(6)	2,519,990	3,719,438	—	3,719,438

Total	4,010,160	3,719,438	—	5,209,608

Michael Todaro(5)

Severance and Health Benefit Coverage	1,229,683	—	—	1,229,683

LTI(6)	2,038,684	2,980,850	2,980,850	2,980,850

Total	3,268,367	2,980,850	2,980,850	4,210,533

(1)

In the event of an involuntary termination without cause (i) unvested PVSUs will accelerate at target, but the payout will be prorated to reflect number of months of service provided over the 36-month performance period; (ii) unvested PHSUs will accelerate at target and (iii) stock options continue to vest for one year following termination and the exercise period ends on the earlier of one year following termination or the original 10-year expiration date.

(2)	All vesting restrictions lapse immediately upon death or disability at target.

(3)

For employees who resign and are retirement eligible (defined as having reached age 55 with 10 or more years of service or as otherwise provided under an employee’s equity award agreement) (i) all vesting restrictions on PHSUs lapse immediately and (ii) PVSUs and stock options continue to vest pursuant to their original vesting schedule and the exercise period for stock options ends on the earlier of 4 years following retirement or the original 10 year expiration date.

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(4)

In the event of a change in control, all vesting restrictions will lapse. With respect to the PVSUs, the payout will be at an amount equal to the greater of target or actual performance, calculated as of the quarter end immediately prior to the change in control announcement. For purposes of this disclosure, a payout at target is assumed. Cash severance is payable only upon a termination of employment.

(5)

See the “Present Value of Accumulated Benefit” column of the “2024 Pension Benefits” table and the “Aggregate Balance at Last FYE” column of the “2024 Nonqualified Deferred Compensation” table for additional payments upon termination.

(6)

Value computed for each stock option grant by multiplying (i) the difference between (a) $188.01, the closing market price of a share of our common stock on December 31, 2024 and (b) the exercise price per share for that option granted by (ii) the number of shares subject to each option that vests or continues to vest. PHSUs and PVSUs are valued at target based on the closing market price of a share of our common stock on December 31, 2024.

(7)	Messrs. Bible and Kay are not retirement eligible.

Severance Pay Plan

M&T maintains the Severance Pay Plan, which is a broad-based, tiered severance plan that provides eligible employees with post-employment severance payments and the continuation of certain employee benefits when a “Qualifying Event” (defined as any permanent, involuntary termination of a participant’s active employment as a result of a reduction in force, restructuring, outsourcing or elimination of position) occurs. The amount of severance an employee is eligible to receive is based upon the employee’s position and years of service. Each NEO participates in the plan. Upon the occurrence of a Qualifying Event, each NEO will be entitled to:

•	the continuation of his or her cash base salary for 104 weeks as determined at the time of the Qualifying Event; and

•

the continuation of certain benefits for up to the first 18 months in which severance payments are made, for those benefits that the NEO has elected at the time of the Qualifying Event, which may include medical, dental, vision and life insurance, and flexible spending accounts, provided the NEO continues to make contributions at the active employee rate.

Accelerated Vesting of Equity Awards

As a general matter, all employees, including the NEOs, would be immediately vested in any unvested equity awards at the time of a change in control, death and disability. Unvested shares of PHSUs granted to the NEOs will also vest automatically at retirement. Unvested shares of PVSUs will vest automatically at target in the case of death or disability, at the greater of target or actual performance in the event of a change in control, and will continue vesting into retirement, subject to actual performance according to the original payout schedule. The stock options also continue to vest according to the original schedule upon retirement, and the exercise period is shortened to the lesser of four years post-retirement or the remaining original term. See also footnote (3) to the table titled “2024 Grants of Plan-Based Awards.”

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Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd- Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO,” also known as our CEO), and other NEOs and company performance for the fiscal years listed below. The C&HC Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. Pursuant to SEC rules, the information in this “
Pay Versus Performance Disclosure
” section shall not be deemed to be incorporated by reference into any M&T filing under the Securities Act or Exchange Act, unless expressly incorporated by specific reference in such filing.
Pay Versus Performance Table

Year	Summary Compensation Table Total for René F. Jones (1) ($)	Compensation Actually Paid to René F. Jones (1),(2),(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1),(2),(3) ($)	Value of Initial Fixed $100 Investment based on: (4)		Net Income ($ Millions)	Return on Tangible Common Equity (5)
					TSR ($)	Peer Group TSR ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2024	10,265,583	13,936,847	4,223,909	5,391,208	130.90	132.60	2,588	14.5

2023	9,385,557	9,677,118	3,852,702	3,883,837	92.38	96.65	2,741	17.6

2022	8,815,707	8,747,318	4,052,188	4,106,681	93.94	97.52	1,992	16.7

2021	6,868,174	9,143,656	3,554,911	4,583,251	96.83	124.06	1,859	16.8

2020	5,532,007	3,876,327	3,254,389	2,358,820	77.91	89.69	1,353	12.8

(1)	Mr. Jones was our PEO for each year presented. The individuals comprising the non-PEO NEOs for each year presented are listed below.

2020—2021	2022	2023	2024

Darren J. King	Darren J. King	Daryl Bible	Daryl N. Bible

Richard S. Gold	Richard S. Gold	Darren J. King	Kevin J. Pearson

Kevin J. Pearson	Kevin J. Pearson	Kevin J. Pearson	Christopher E. Kay

Doris P. Meister	Christopher E. Kay	Christopher E. Kay	Michael Todaro

Doris P. Meister

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by M&T’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the other NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718 and valuation assumptions do not differ materially from those disclosed as of the grant date of the equity awards. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for René F. Jones ($)	Exclusion of Change in Pension Value for René F. Jones ($)	Exclusion of Stock Awards and Option Awards for René F. Jones ($)	Inclusion of Pension Service Cost for René F. Jones ($)	Inclusion of Equity Values for René F. Jones ($)	Compensation Actually Paid to René F. Jones ($)

2024	10,265,583	—	(6,000,184)	—	9,671,448	13,936,847

2023	9,385,557	(11,982)	(6,000,130)	—	6,303,673	9,677,118

2022	8,815,707	—	(5,300,278)	—	5,231,889	8,747,318

2021	6,868,174	—	(4,250,256)	—	6,525,738	9,143,656

2020	5,532,007	(66,115)	(3,550,087)	—	1,960,522	3,876,327

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Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2024	4,223,909	(47,762)	(1,831,364)	40,286	3,006,139	5,391,208

2023	3,852,702	(33,416)	(2,045,257)	15,680	2,094,128	3,883,837

2022	4,052,188	—	(1,875,129)	50,522	1,879,100	4,106,681

2021	3,554,911	(44,980)	(1,794,940)	51,600	2,816,660	4,583,251

2020	3,254,389	(186,823)	(1,697,711)	44,846	944,119	2,358,820
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for René F. Jones ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in Prior Years for René F. Jones ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for René F. Jones ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Years that Vested During Year for René F. Jones ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for René F. Jones ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for René F. Jones ($)	Total - Inclusion of Equity Values for René F. Jones ($)

2024	8,742,030	1,898,683	—	(969,265)	—	—	9,671,448

2023	5,237,834	(110,045)	—	1,175,884	—	—	6,303,673

2022	4,560,864	(10,132)	—	681,157	—	—	5,231,889

2021	5,243,324	912,355	—	370,059	—	—	6,525,738

2020	2,537,896	(542,301)	—	(35,073)	—	—	1,960,522

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards Granted in Prior Years for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards Granted in Prior Years that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	2,668,226	540,597	—	(202,684)	—	—	3,006,139

2023	1,848,301	(53,473)	—	299,300	—	—	2,094,128

2022	1,613,539	(8,580)	—	274,141	—	—	1,879,100

2021	2,214,324	429,158	—	173,178	—	—	2,816,660

2020	1,221,813	(259,702)	—	(17,992)	—	—	944,119

(4)
The Peer Group TSR set forth in this table utilizes the KBW NASDAQ Bank Index (assuming reinvestment of all dividends), which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report on Form
10-K
for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the company and in the KBW NASDAQ Bank Index, respectively, and assumes reinvestment of all dividends. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Return on Tangible Common Equity (ROTCE) to be the most important financial performance measure used to link company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2022, 2023 and 2024. ROTCE is computed by dividing net operating income available to common equity by average tangible common equity. Net operating income available to common equity is computed by taking net income available to common equity and adding back the after-tax
effect of the amortization of core deposit and other intangible assets, adding back the after-tax
effects of merger-related expenses, and subtracting the after- tax effects of merger-related gains. Average tangible common equity is computed by taking average common equity for the applicable period and subtracting average goodwill and average core deposit and other intangible assets (net of any related average deferred tax amounts). The C&HC Committee and management use these non-GAAP
financial measures as they believe they better reflect the impact of acquisition activity in reported results. See
Appendix A
for a reconciliation of GAAP measures to these corresponding non-GAAP
measures.

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Description of Relationship Between PEO and Other NEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”) and KBW NASDAQ Bank Index TSR
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, the company’s cumulative TSR, and the TSR of the KBW NASDAQ Bank Index over the five most recently completed fiscal years.

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the five most recently completed fiscal years.

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Description of Relationship Between PEO and Other NEO Compensation Actually Paid and ROTCE
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our ROTCE during the five most recently completed fiscal years. See
Appendix A
for a reconciliation of GAAP measures to these corresponding non-GAAP
measures for 2022, 2023 and 2024.

Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to company performance. The measures in this table are not ranked.

Net Operating Income
Earnings Per Share
Return on Tangible Common Equity
Return on Tangible Assets

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PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2025

The Audit Committee appointed PricewaterhouseCoopers LLP, certified public accountants, as the independent registered public accounting firm of M&T for the year ending December 31, 2025, a capacity in which it has served since 1984.

Although shareholder approval of the appointment of the independent registered public accounting firm is not required by law, M&T believes that it is desirable to request that the shareholders ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as M&T’s independent registered public accounting firm for the year ending December 31, 2025. In the event that the shareholders fail to ratify the appointment, the Audit Committee will reconsider the appointment and make a determination that it believes to be in M&T’s and its shareholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in M&T’s and its shareholders’ best interests.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the virtual Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2025.

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INDEPENDENT PUBLIC ACCOUNTANTS

The following is a summary of the fees billed to M&T by PricewaterhouseCoopers LLP for professional services rendered during 2024 and 2023, which are categorized in accordance with the SEC’s rules as follows:

Fees to Independent Auditors

	2024 ($)	2023 ($)

Audit Fees	7,558,527	7,567,221

Audit-Related Fees	2,461,346	1,820,528

Tax Fees	1,341,450	428,793

All Other Fees	902,175	2,175

Total	12,263,498	9,818,717

Audit Fees

Audit fees consist of fees billed by PricewaterhouseCoopers LLP for services rendered for the audit of M&T’s annual consolidated financial statements as of and for the years ended December 31, 2024 and 2023, for its review of M&T’s quarterly consolidated financial statements during 2024 and 2023, and for other audit and attest services in connection with statutory and regulatory filings as of and for the years ended December 31, 2024 and 2023.

Audit-Related Fees

Audit-related fees consist of fees billed by PricewaterhouseCoopers LLP for audit-related services, including audits of employee benefit plans and other attest services that are not required by statute or regulation for the years ended December 31, 2024 and 2023. Of the audit-related fees billed for the years ended December 31, 2024 and 2023, all services were pre-approved by the Audit Committee.

Tax Fees

Tax fees consist of fees billed by PricewaterhouseCoopers LLP for tax compliance, planning and consulting for the years ended December 31, 2024 and 2023. Of the tax fees billed for the years ended December 31, 2024 and 2023, all services were pre-approved by the Audit Committee.

All Other Fees

All other fees for the years ended December 31, 2024, primarily consisted of fees billed by PricewaterhouseCoopers LLP for services rendered related to pre-implementation procedures for the replacement of financial record systems. Other fees in this category for the years ended December 31, 2024 and 2023 consisted of fees billed by PricewaterhouseCoopers LLP for accounting disclosure software licensing. All fees billed in this category for the years ended December 31, 2024 and 2023 were pre-approved by the Audit Committee.

In addition to the above services, for the year ended December 31, 2024, PricewaterhouseCoopers LLP billed $77,607 for a mortgage servicing report that was reimbursed by an outside mortgage company, directly billed certain trusts, for which a subsidiary of M&T was the trustee, $278,600 for tax return preparation services, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $106,000 for audit services. Likewise, for the year ended December 31, 2023, PricewaterhouseCoopers LLP billed $77,607 for a mortgage servicing report that was reimbursed by an outside mortgage company, directly billed certain trusts, for which a subsidiary

87

of M&T was trustee, $278,600 for tax return preparation services, and directly billed certain investment funds sponsored by a subsidiary of M&T a total of $522,500 for audit services and Form 5500 preparation fees.

The Audit Committee has determined that PricewaterhouseCoopers LLP’s provision of professional services is compatible with maintaining its independence. No fees were billed and no services were provided by PricewaterhouseCoopers LLP during 2024 and 2023 for financial information systems design and implementation.

No other fees were billed for any other services and no other services were provided by PricewaterhouseCoopers LLP for the years ended December 31, 2024 and 2023.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Beginning with the year ended December 31, 2003, M&T instituted a policy that the Audit Committee pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget range. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval policy, and the fees for the services performed to date. The Audit Committee may also pre-approve additional services on a case-by-case basis. In the period between scheduled meetings of the Audit Committee, the Chair of the Audit Committee is authorized to pre-approve such services on behalf of the Audit Committee provided that such pre-approval is reported to the Audit Committee at its next scheduled meeting.

Before appointing PricewaterhouseCoopers LLP, the Audit Committee considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the SEC’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditor’s independence will not be impaired. The Audit Committee has considered and determined that PricewaterhouseCoopers LLP’s provision of non-audit services to M&T during 2024 is compatible with and did not impair PricewaterhouseCoopers LLP’s independence.

Report of the Audit Committee

The members of the Audit Committee are independent as that term is defined in the listing standards of the NYSE and standards of independence established by the SEC. The Audit Committee operates under a written charter adopted by the Board. A copy of such charter can be accessed on M&T’s website at ir.mtb.com/ corporate-governance. During 2024, the Audit Committee met 14 times, and held discussions with management and representatives of its independent registered public accounting firm consistent with its responsibilities under its charter.

Management is responsible for the preparation of M&T’s consolidated financial statements and their assessment of the design and effectiveness of M&T’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of M&T’s consolidated financial statements and opining on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States)

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(“PCAOB”) and issuing its reports thereon. As provided in its charter, the Audit Committee’s responsibilities include monitoring and overseeing these processes.

In discharging its oversight responsibilities, the Audit Committee has reviewed and discussed M&T’s 2024 audited consolidated financial statements with management and its independent registered public accounting firm and has reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, which include, among other items, matters related to the conduct of the audit of M&T’s consolidated financial statements.

The Audit Committee has also received the written disclosures and the letter from M&T’s independent registered public accounting firm as required by the PCAOB’s Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the independent registered public accounting firm its independence.

Based on these reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements and report on management’s assessment of the design and effectiveness of internal control over financial reporting be included in M&T’s Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the SEC on or about February 19, 2025. The Audit Committee also selected the independent registered public accounting firm.

This report was adopted on February 18, 2025 by the Audit Committee of the Board:

Denis J. Salamone, Chair

Jane Chwick

William F. Cruger, Jr.

T. Jefferson Cunningham III

Herbert L. Washington

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee of M&T Bank Corporation shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act and shall not be deemed to be “soliciting material” or to be “filed” with the SEC under the Securities Act or the Exchange Act.

NOTICE PURSUANT TO SECTION 726(d) OF THE NEW YORK BUSINESS CORPORATION LAW

On May 1, 2024, M&T renewed its directors’ and officers’ liability insurance policy until May 1, 2025.

The premium, including commissions, for the annual renewal is $5,060,314. The primary policy is issued by XL Specialty Insurance Company and covers all directors and officers of M&T and its subsidiaries.

OTHER MATTERS

The Board is not aware of any matters not referred to in this proxy statement that will be presented for action at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.

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GENERAL INFORMATION—QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

M&T is providing this proxy statement to you because its Board is soliciting your proxy to vote your shares of M&T common stock at the Annual Meeting, or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and certain other information required by the SEC and the NYSE.

We are first making available this proxy statement and the accompanying form of proxy on or about March 4, 2025, to M&T common stock shareholders of record as of February 20, 2025. A copy of M&T’s message to shareholders and Form 10-K, including financial statements, which together comprise our annual report for the year 2024, are being made available along with this proxy statement but are not part of this proxy statement.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Tuesday, April 15, 2025, at 11:00 a.m., Eastern Time. We are holding this year’s Annual Meeting in a virtual meeting format. There is no physical location for the meeting.

Who is entitled to receive notice of and to vote at the Annual Meeting?

Common shareholders of record at 5:00 p.m., Eastern Time, on February 20, 2025 are entitled to receive notice of and to vote at the Annual Meeting. On February 20, 2025, M&T had outstanding 164,290,345 shares of common stock, $0.50 par value per share. Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement.

How do I attend, vote and ask questions at the Annual Meeting?

You are entitled to participate in the Annual Meeting if, as of the close of business on February 20, 2025, you held shares of M&T common stock registered in your name (a “Registered Holder”), or you held shares through an intermediary, such as a bank or broker, and have a valid legal proxy for the Annual Meeting (a “Beneficial Holder”).

If you are a Registered Holder or Beneficial Holder, you will be able to attend the Annual Meeting online, ask questions and vote during the meeting by visiting meetnow.global/M42CZQ7 and following the instructions. Please have your control number, which can be found on your proxy card, notice or email previously received, to access the meeting. Please review this information prior to the Annual Meeting to ensure you have access.

We encourage shareholders to visit the meeting website above in advance of the Annual Meeting to familiarize themselves with the online access process. While we expect that the vast majority of Beneficial Holders will be able to fully participate using the control number received with their voting instruction form, there is no guarantee this option will be available for every type of Beneficial Holders’ voting control numbers. Beneficial Holders also have the option to register in advance of the Annual Meeting as described more fully below. The virtual Annual Meeting platform is fully supported across browsers and devices that are equipped with the most updated version of applicable software and plugins. Shareholders should verify their internet connection prior to the Annual Meeting.

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Shareholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by M&T through Computershare by calling 1-888-724-2416. Technical support information also is provided on the sign-in page for all shareholders.

Shareholders will have substantially the same opportunities to participate in our virtual Annual Meeting as they would have at an in-person meeting. Shareholders as of the record date will be able to attend, vote, examine the shareholder list, and submit questions during a portion of the meeting via the online platform. Shareholders may also submit questions in advance of the Annual Meeting by sending them via email to: ir@mtb.com. Please send any questions in advance of the Annual Meeting by 5:00 p.m. Eastern Time on Friday, April 11, 2025.

Questions that comply with the Annual Meeting’s rules of conduct and that are germane to the purpose of the Annual Meeting will be answered during the meeting, subject to time constraints. If there are questions regarding matters of personal concern to the shareholder or if a question posed is not answered, M&T’s Corporate Development & Investor Relations Department will respond after the Annual Meeting. If we receive substantially similar questions from multiple shareholders, we may group them together. Prior to the Annual Meeting, the meeting website will contain details on other procedures and guidelines relevant to the Annual Meeting as well as technical support information.

Even if you intend to be present at the virtual Annual Meeting, to ensure your shares are represented, please vote your shares in advance of the meeting over the internet or by telephone, or complete and return a physical proxy card by mail.

Do I have to register in advance of the Annual Meeting if I want to attend?

If you are a Beneficial Holder, you may choose to register before the Annual Meeting by submitting proof of your proxy power (“Legal Proxy”) reflecting your M&T common stock holdings along with your name and email address to Computershare as described below. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Thursday, April 10, 2025. You will receive a confirmation of your registration by email after Computershare receives your registration materials. Requests for registration should be directed to Computershare at the following addresses:

By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com.

By mail: Computershare, M&T Bank Corporation Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001.

What is the difference between a Registered Holder and a Beneficial Holder?

If your shares of M&T common stock are registered in your name with M&T’s transfer agent, Computershare, you are considered to be a Registered Holder. M&T will mail the notice directly to you (or will mail the printed proxy materials, including a proxy card, as requested).

If your shares of M&T common stock are held by a broker, trustee, bank or other intermediary, then that intermediary is considered the shareholder of record, the shares are considered held in “street name,” and you are considered to be a Beneficial Holder. This intermediary will send the notice to you (or will send the printed proxy materials with the intermediary’s voting instruction card, as requested).

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As the Beneficial Holder of the shares, you have the right to direct your intermediary on how to vote and you are also invited to attend the virtual Annual Meeting. However, if you are a Beneficial Holder, you are not the shareholder of record and in order to vote your shares during the meeting you must follow the instructions from your intermediary. Please refer to the information your intermediary provided to you. NYSE rules do not permit an intermediary to vote street name shares on “non-routine” matters, such as the election of directors and the advisory vote to approve the 2024 compensation of M&T’s NEOs, unless it has received voting instructions from the beneficial holder. M&T encourages Beneficial Holders to promptly direct their intermediary on how to vote their shares for the agenda items.

How are we distributing our proxy materials?

To expedite delivery, reduce costs and decrease the environmental impact of our proxy materials, we are again using an SEC rule known as “Notice and Access” that allows us to furnish proxy materials over the internet instead of mailing paper copies of those materials to each shareholder. As a result, beginning on or about March 4, 2025, shareholders were sent a Notice of Internet Availability containing instructions on how to access our proxy materials, including this proxy statement, as well as the message to shareholders and Form 10-K that together comprise our annual report for 2024, over the internet. If you received the notice, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions in the notice. The notice is not a proxy card that can be submitted to vote your shares. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy materials. The notice also instructs you on how to vote via the internet. Shareholders who have requested paper copies of the proxy materials will receive printed copies in the mail.

If you received paper copies of the proxy materials, but instead in the future would like to receive only the proxy materials electronically, you can elect to do so by: (i) following the instructions provided in the proxy card, if your shares are registered in your name (i.e., a Registered Holder), or (ii) by contacting your broker, trustee, bank or other intermediary, if you hold your shares in street name (i.e., a Beneficial Holder).

How can I vote by proxy?

You can vote by proxy by following the internet or telephone voting procedures described on the notice or proxy card or by completing and returning a physical proxy card or, if you are a Beneficial Holder and hold your shares in street name, by following the voting instruction card you receive from your broker, trustee, bank or other intermediary. The internet and telephone voting procedures are designed to authenticate that you are a shareholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a Registered Holder, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend the virtual Annual Meeting, as described above.

May I revoke my proxy?

How you hold your shares (Registered Holder or Beneficial Holder) determines how and when you may revoke your proxy. A Registered Holder may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to M&T’s Corporate Secretary, at One M&T Plaza, Buffalo, New York 14203, or by attending and voting during the virtual Annual Meeting. A Beneficial Holder of shares in street name must follow the instructions from his or her broker, trustee, bank or other intermediary to revoke a previously given proxy.

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How will my proxy be voted?

Your proxy will be voted in accordance with the directions you provide. If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the 14 persons named under the section titled “Nominees for Director;” FOR approving, on an advisory basis, the 2024 compensation of M&T’s NEOs; and FOR ratifying the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2025.

What is required for a quorum at the Annual Meeting?

The presence, or presence by proxy, of the holders of record of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors or the advisory vote to approve the 2024 compensation of M&T’s NEOs, unless specific voting instructions are provided to the broker. We therefore encourage Beneficial Holders whose shares are held in street name to direct the vote of their shares for all agenda items on the form of proxy or instruction card sent by their broker, trustee, bank or other intermediary.

What approval is necessary for Proposal 1 and what happens if an incumbent director nominee does not receive a majority of votes cast in favor of his or her election?

Pursuant to M&T’s Amended and Restated Bylaws, in an uncontested election of directors, the affirmative vote of a majority of the votes cast with respect to the nominee is required for the election of such nominee as a director, assuming a quorum is present or represented at the Annual Meeting. This means that the number of votes cast “for” a particular nominee for director must exceed the number of votes cast “against” the nominee for director. If an incumbent director receives more “against” votes than “for” votes in an uncontested election, that director would still be elected, but would be required to tender his or her resignation to the Board for consideration in accordance with M&T’s Amended and Restated Bylaws.

What approval is necessary to approve Proposals 2 and 3?

For Proposals 2 and 3, the affirmative vote of a majority of the votes cast at the Annual Meeting, which means the number of votes cast “for” the proposal must exceed the number of votes cast “against,” is required to approve, on an advisory basis, the 2024 compensation of M&T’s NEOs (Proposal 2) and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2025 (Proposal 3).

How are abstentions and broker non-votes counted?

Abstentions are counted for purposes of determining whether a quorum is present at the Annual Meeting. However, an abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the election of directors (Proposal 1), the advisory vote to approve the 2024 compensation of M&T’s NEOs (Proposal 2), or the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2025 (Proposal 3).

Broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting. However, broker non-votes will not constitute votes cast for the election of directors (Proposal 1) or for the approval of the 2024 compensation of M&T’s NEOs (Proposal 2) and therefore

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will have no effect on the outcome of any of these proposals. A broker or other nominee may generally vote in their discretion on “routine” matters, such as Proposal 3, and therefore no broker non-votes are expected in connection with the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of M&T for the year ending December 31, 2025 (Proposal 3).

Who is paying for the solicitation of proxies?

M&T will bear the cost of soliciting proxies in the accompanying form of proxy. We are making this solicitation by mail, by telephone and in person using the services of employees of M&T or its subsidiaries at nominal cost. In addition, M&T has retained Georgeson to assist in the solicitation of proxies for a fee of approximately $11,000 plus the reasonable out-of-pocket expenses and disbursements of that firm. We will reimburse brokers, trustees, banks and other intermediaries for expenses they incur in mailing proxy materials to Beneficial Holders of M&T’s common stock.

How do I propose actions for the 2026 Annual Meeting of Shareholders?

SEC Rule 14a-8

In order for a shareholder proposal at next year’s meeting, the 2026 Annual Meeting of Shareholders, to be eligible for inclusion in M&T’s proxy statement pursuant to SEC Rule 14a-8, we must receive the proposal at our principal executive offices no later than November 4, 2025. You must provide your proposal to us in writing and it must comply with the requirements of SEC Rule 14a-8.

Advance Notice Procedures

M&T’s Amended and Restated Bylaws state that no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a shareholder entitled to receive notice of, and to vote at, the annual meeting who has delivered notice to M&T (containing the information specified in M&T’s Amended and Restated Bylaws) in compliance with the advance notice requirements specified in M&T’s Amended and Restated Bylaws. Under M&T’s Amended and Restated Bylaws, any such shareholder entitled to receive notice of, and to vote at, the annual meeting may nominate an individual for election to the Board or propose other business to be brought directly at an annual meeting of shareholders by giving advance notice to M&T (containing the information specified in M&T’s Amended and Restated Bylaws) no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders. These advance notice procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in M&T’s proxy statement pursuant to SEC Rule 14a-8 referred to above. A shareholder’s notice of a nomination or other business for consideration at the 2026 Annual Meeting of Shareholders must be delivered by no earlier than October 5, 2025 and no later than November 4, 2025. In addition, pursuant to the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the M&T’s nominees must comply with and provide the information requried by M&T’s Amended and Restated Bylaws as well as comply with the additional requirements of SEC Rule 14a-19 under the Exchange Act.

Proxy Access Procedures

M&T’s Amended and Restated Bylaws permit a shareholder, or a group of up to 20 shareholders, who has continuously owned at least 3% of the outstanding shares of M&T’s common stock for at least three years to nominate and include in our proxy statement for the annual meeting of

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shareholders director nominees constituting up to the greater of two directors or 20% of the total number of directors serving on the Board on the last day on which notice of a nomination may be delivered (known generally as “proxy access”).

The proxy access notice must be in writing and contain the information specified in M&T’s Amended and Restated Bylaws for a proxy access nomination and must be delivered no earlier than 150 days and no later than 120 days prior to the anniversary of the date on which M&T first mailed its proxy materials for the preceding year’s annual meeting of shareholders. A shareholder wishing to submit a proxy access notice regarding a nomination for the 2026 Annual Meeting of Shareholders should do so no earlier than October 5, 2025 and no later than November 4, 2025.

These proxy access procedures are separate from the advance notice procedures referred to above, from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement pursuant to SEC Rule 14a-8 referred to above, and from the procedures you must follow to submit a director nominee for consideration by the N&G Committee as described in this proxy statement (see “Nomination and Governance Committee” in the section titled “Corporate Governance of M&T Bank Corporation”).

How do I discontinue multiple mailings?

In accordance with a notice sent to certain shareholders who receive paper copies of the proxy materials, multiple shareholders sharing a single address will receive only one copy of this proxy statement, the message to shareholders and Form 10-K, unless we have previously received other instructions. This practice, known as “householding,” is designed to reduce printing and postage costs.

If you are a Registered Holder and have more than one account in your name or at the same address as other shareholders of record, you may authorize M&T to discontinue mailings of multiple sets of proxy materials. To discontinue multiple mailings, or to reinstate multiple mailings, please either mail your request to M&T Bank Corporation, Attention: Shareholder Relations, One M&T Plaza, Buffalo, New York 14203, or send your request to Shareholder Relations via electronic mail at ir@mtb.com.

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Appendix A

Reconciliation of GAAP to Non-GAAP Measures

As indicated in this proxy statement, the C&HC Committee and management use certain non-GAAP measures, such as Return on Tangible Common Equity (ROTCE), as part of M&T’s executive compensation program, which they believe better reflect the impact of acquisition activity in reported results.

Below is a reconciliation of GAAP measures with corresponding non-GAAP measures for 2022, 2023 and 2024.

	Year ended 12/31/2024	Year ended 12/31/2023	Year ended 12/31/2022

Income statement data In millions

Net income	$2,588	$2,741	$1,992

Amortization of core deposit and other intangible assets(a)	42	48	43

Merger-related expenses(a)	—	—	431

Net operating income	2,630	2,789	2,466

Less preferred stock dividends	(134)	(100)	(97)

Net operating income available to common equity	$2,496	$2,689	$2,369

Balance sheet data In millions

Average common equity

Average total equity	$28,052	$25,899	$23,810

Preferred stock	(2,344)	(2,011)	(1,946)

Average common equity	25,708	23,888	21,864

Goodwill, core deposit and other intangible assets	(8,585)	(8,650)	(7,716)

Deferred taxes	33	44	43

Average tangible common equity	$17,156	$15,282	$14,191

Net operating return on average tangible common equity	14.54%	17.60%	16.70%

(a)	After any related tax effect

The company’s three-year average ROTCE of 16.28% for payout of the 2022 PVSU grant was calculated by taking the average ROTCE for each of the three years in the performance period.

ROTCE Description. ROTCE is computed by dividing net operating income available to common equity by average tangible common equity. Net operating income available to common equity is computed by taking net income available to common equity and adding back the after-tax effect of the amortization of core deposit and other intangible assets, adding back the after-tax effects of merger-related expenses, and subtracting the after- tax effects of merger-related gains. Average tangible common equity is computed by taking average common equity for the applicable period and subtracting average goodwill and average core deposit and other intangible assets (net of any related average deferred tax amounts).

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ROTA Description. As described in this proxy statement, in 2024, the C&HC Committee approved a design change for the PVSUs, which applied to grants in 2024 and 2025. This updated design maintains a three-year cliff vesting schedule, but now includes two metrics, ROTCE and Return on Tangible Assets (“ROTA”). ROTA is computed by dividing net operating income by average tangible assets. Net operating income is computed by taking net income and adding back the after-tax effect of the amortization of core deposit and other intangible assets, adding back the after-tax effects of merger-related expenses, and subtracting the after-tax effects of merger-related gains. Average tangible assets is computed by taking average common assets for the applicable period and subtracting average goodwill and average core deposit and other intangible assets (net of any related average deferred tax amounts).

As also referenced in this proxy statement, see “Supplemental Reporting of Non-GAAP Results of Operations” in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of M&T’s Annual Report on Form 10-K for the year ended December 31, 2024, for the GAAP reconciliation of, and other information regarding, non-interest operating expenses.

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mtb.com

YOUR VOTE IS IMPORTANT

All votes must be received before the closing of voting at the meeting. However, votes for the Retirement Savings Plan and Unvested Restricted Common Stock must be received by 11:00 a.m. Eastern Time, on April 11, 2025.

2025 ANNUAL MEETING – PROXY CARD Attend the meeting on April 15, 2025 at 11:00 a.m. Eastern Time, virtually at meetnow.global/M42CZQ7.

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES LISTED:

1. TO ELECT 14 DIRECTORS FOR ONE-YEAR TERMS AND UNTIL THEIR SUCCESSORS HAVE BEEN ELECTED AND QUALIFIED:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John P. Barnes	☐	☐	☐	02 - Carlton J. Charles	☐	☐	☐	03 - Jane Chwick	☐	☐	☐
04 - William F. Cruger, Jr.	☐	☐	☐	05 - Gary N. Geisel	☐	☐	☐	06 - Leslie V. Godridge	☐	☐	☐
07 - René F. Jones	☐	☐	☐	08 - Richard H. Ledgett, Jr.	☐	☐	☐	09 - Melinda R. Rich	☐	☐	☐
10 - Robert E. Sadler, Jr.	☐	☐	☐	11 - Denis J. Salamone	☐	☐	☐	12 - Rudina Seseri	☐	☐	☐
13 - Kirk W. Walters	☐	☐	☐	14 - Herbert L. Washington	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3:

	For	Against	Abstain		For	Against	Abstain
2. TO APPROVE THE 2024 COMPENSATION OF M&T BANK CORPORATION’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐	3. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF M&T BANK CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2025.	☐	☐	☐

1 P C F

043OOD

ATTEND the meeting on April 15, 2025 at 11:00 a.m. Eastern Time.	YOUR VOTE MATTERS • Have a voice • Keep your account active • Stay informed

To access the virtual meeting, you must have the login details in the white circle located on the reverse side.		SAVE PAPER AND TIME... To receive meeting materials by email, enroll at envisionreports.com/MTB.

i IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. i

Annual Meeting of Shareholders – April 15, 2025, 11:00 a.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daryl N. Bible and Laura P. O'Hara as Proxies and authorizes said Proxies, or either of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held virtually via the internet at meetnow.global/M42CZQ7 on April 15, 2025, 11:00 a.m. Eastern Time, and any adjournments thereof (i) as designated on the proposals set forth on the reverse side of this card and (ii) at the discretion of said Proxies, or either of them, on such other matters as may properly come before the meeting. IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

Participants in the M&T Bank Corporation Retirement Savings Plan

In accordance with the M&T Bank Corporation Retirement Savings Plan (the “Plan”), the undersigned hereby directs T. Rowe Price Trust Company, the Trustee of the Plan to vote all of the shares of common stock of M&T Bank Corporation allocated to the undersigned under the Plan in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS INSTRUCTION CARD WILL BE VOTED AS DIRECTED OR, IF NOT DIRECTED, WILL BE DIRECTED TO VOTE IN THE SAME PROPORTION AS SHARES THAT WERE AFFIRMATIVELY VOTED BY PARTICIPANTS.

Holders of Unvested Restricted Common Stock

The undersigned hereby votes all of the shares of unvested restricted common stock of M&T Bank Corporation held by the undersigned in connection with the Annual Meeting of Shareholders. IF PROPERLY EXECUTED, THIS VOTING CARD WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

NON-VOTING ITEMS

Change of Address – Please print new address below.

AUTHORIZED SIGNATURES – THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO COUNT; PLEASE DATE AND SIGN BELOW.

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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